Exhibit (c)(2)

 E3EQUBO  Valuation Report for Cementos Pacasmayo S.A.A.  Determination of the minimum price to be taken into account in the subsequent public tender offer for the common shares issued by Cementos Pacasmayo S.A.A., as a result of the indirect control acquisition by Holcim Ltd.  Prepared by MSRA S.A.C.  October 14, 2026

 16  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.0  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.0. Background of the Transaction  16.0.1. Letter Regarding a Material Event (12/16/2025) – Execution of a Purchase and Sale Agreement (1/3)  [logo:] Pacasmayo  Lima, December 16, 2025  Attn.:  SUPERINTENDENCY OF THE SECURITIES MARKET – SMV  Avenida Santa Cruz 315 Miraflores.  Subject: Material Event Dear Sirs,  In accordance with Article 30 of the Consolidated Text of the Securities Market Law, approved by Supreme Decree No. 020-2023-EF (the “Law”), and the Regulation on Material Events and Confidential Information, approved by SMV Resolution No. 005-2014-SMV/01 (the “Regulation”), we hereby disclose, as a Material Event, the fact that, based on information provided to us, the majority shareholders of Inversiones ASPI S.A. and Holcim Ltd. have entered into a share purchase agreement, subject to certain conditions precedent, for the sale of 99.99% of the shares of Inversiones ASPI S.A., the holding company of the Hochschild Group and the owner of 50.01% of the share capital of Cementos Pacasmayo S.A.A. (the “Company”), to the Swiss corporation Holcim Ltd. (the “Holcim Group”), under the terms and conditions set forth in said agreement (the “Transaction”).  According to the press release prepared by the Company, which will be published shortly, the valuation of S/5,100 million was determined using a multiple of nine times the EBITDA, based on the twelve-month period ending in September 2025, a period that marked an all-time high for the Company. This transaction means a very high return for shareholders, as it represents a very significant premium on the Company’s current market capitalization value.  The execution and closing of the Transaction are subject to obtaining the corresponding regulatory approvals, which we estimate will be obtained during the first half of 2026, as well as the fulfillment of certain conditions precedent established in the share purchase agreement,  Calle la Colonia Nro. 150 Santiago de Surco Lima Phone 3176000  Digitally signed by: DIEGO RODA LYNCH  Date: 12/16/2025 12:41:07 a.m.  E3  4

 16.0. Background of the Transaction  16.0.1. Letter Regarding a Material Event (12/16/2025) – Execution of a Purchase and Sale Agreement (1/3)  [logo:] Pacasmayo  including prior authorization from the National Institute for the Defense of Competition and the Protection of Intellectual Property (Instituto Nacional de Defensa de la Competencia y de la Protección de la Propiedad Intelectual, INDECOPI), in accordance with the provisions of Law No. 31,112 and its regulations.  In this regard, we wish to clarify that, as of the date of this communication, no transfer of ownership of the shares representing the share capital of Inversiones ASPI S.A. to Grupo Holcim or any of its affiliates has taken place; such a transfer, should it occur, will be duly disclosed to the market in accordance with applicable law and regulations.  Finally, we inform you that Cementos Pacasmayo S.A.A. will continue to report to the market, in a timely manner, all information that qualifies as a Material Event, in accordance with the applicable regulations.  Sincerely,  Cementos Pacasmayo S.A.A. Diego Roda Lynch  Alternate Stock Market Representative  Calle la Colonia Nro. 150 Santiago de Surco Lima Phone 3176000  E3  4

 16.0. Background of the Transaction  16.0.1. Letter Regarding a Material Event (03/30/2026) – Closing of Transaction (2/3)  E3  4  [logo:] Pacasmayo  Calle La Colonia No. 150  Urb. El Vivero - Santiago de Surco Tel.: 317-6000  Lima, March 30, 2026 Attn.:  SUPERINTENDENCY OF THE SECURITIES MARKET – SMV  Avenida Santa Cruz 315 Miraflores.-  Subject: Material Event Dear Sirs,  We refer to the material event disclosed on December 16, 2025, through which we informed the market of the execution of a share purchase agreement for the acquisition, by Holcim Ltd., of 99.99% of the shares representing the share capital of Inversiones ASPI S.A. (which holds 50.01% of the share capital of Cementos Pacasmayo S.A.A.), an acquisition that was subject to certain conditions precedent (the “Transaction”).  In this regard, in accordance with the provisions of Article 30 of the Single Ordered Text of the Securities Market Law, approved by Supreme Decree No. 020-2023-EF (the “Law”) and the Regulations of Material Events and Confidential Information, approved by SMV Resolution No. 005-2014-SMV/01 (the “Regulation”), we hereby report, as a material event, that, as we have been informed by our shareholder, Inversiones ASPI S.A., and following the fulfillment of all conditions precedent to the closing of the aforementioned transaction, Holcim Ltd., a limited company incorporated under Swiss law, has today acquired 99.99% of the shares of Inversiones ASPI S.A., which in turn holds 50.01% of the share capital of Cementos Pacasmayo S.A.A.  We also attach to this communication a press release published today in relation to the aforementioned Transaction. Sincerely,  CEMENTOS PACASMAYO S.A.A.  Stock Market Representative Diego Roda Lynch  Digitally signed by: DIEGO RODA LYNCH  Date: 03/30/2026 03:41:31 p.m.

 16.0. Background of the Transaction  16.0.1. Letter Regarding a Material Event (05/14/2026) – Triggering of a Mandatory Tender Offer (MTO) Obligation and Request for Selection of a Valuation Firm (3/3)  E3  4  [logo:] Pacasmayo  Calle La Colonia No. 150  Urb. El Vivero - Santiago de Surco Tel.: 317-6000  Lima, May 14, 2026 Attn.:  Securities Market Superintendency – SMV  Lima.-  Reference: Communication of Material Event  In accordance with the provisions of Article 30 of the Consolidated Text of the Securities Market Law and the Regulation on Material Events and Confidential Information, approved by SMV Resolution No. 005-2014-SMV/01, and as requested by the Superintendency of the Securities Market (“SMV”) via Official Letter No. 2152-2026-SMV/11.1 dated May 11, 2026 (notified to our company on May 12, 2026), we hereby report the following:  1.  In accordance with information previously disclosed in material event filings by Cementos Pacasmayo S.A.A. (“Pacasmayo”) (including those dated December 16, 2025, and March 30, 2025), we reiterate that, as a result of Holcim Ltd.’s indirect acquisition of a significant 50.01% stake in Pacasmayo (effected through the acquisition of shares issued by Inversiones ASPI S.A.), an obligation has arisen for Holcim Ltd. to launch a subsequent public tender offer (“PTO”) for the common shares representing the share capital of Pacasmayo.  In line with the above, on April 10, 2026, Holcim Ltd. has requested that the SMV begin the process of selecting the valuation firm that will determine the minimum price of Pacasmayo’s common shares that will be taken into account for the formulation of the aforementioned subsequent PTO.  2.  With nothing further, we remain at your disposal.  Sincerely,  CEMENTOS PACASMAYO S.A.A.  Diego Roda Lynch  Stock Market Representative  Digitally signed by: DIEGO RODA LYNCH  Date: 05/14/2026 02:39:13 p.m.

16.0. Background of the Transaction

16.0.2. Stock Purchase Agreement (SPA) Summary

Contract Fact Sheet:

Parties	Sellers: majority shareholders of Inversiones ASPI S.A. (including Farragut Holdings Inc.). Buyer: Holcim Ltd. CPAC is not a party to or participant in the contract.
Objective	99.99% of the shares representing the share capital of ASPI, a company holding 50.01% of the share capital of CPAC.
Subscription and Closing	Signing 12/16/2025; closing 03/30/2026, upon satisfaction of the conditions precedent.
Conditions Precedent	Regulatory approvals —INDECOPI authorized the transaction on 03/21/2026 — and other conditions agreed in the contract.
Price Mechanism	Locked box: the value of the company was fixed as of 07/31/2025, subject to reductions in limited circumstances.
Escrow	At closing the buyer pays the sellers the Final Purchase Price minus the Escrow Amount, deposited as security for their indemnity obligations.
Conducting the Business	Obligations assumed by sellers between signing and closing; CPAC assumed no obligation under the SPA.
Valuation Report	Commissioned by Farragut for tax purposes, after price fixing; it was not used to determine it.

Considerations
The economic value attributed to 50.01% of CPAC is the Purchase Price of S/ 1,850,370,000: Holcim confirmed on 08/24/2026 that the deductions correspond to items unrelated to that amount.
The locked box fixes the value of the company as of 07/31/2025, eight months before closing, and the Escrow Amount is part of the agreed price, not an additional payment.

From Enterprise Value to Final Purchase Price

Enterprise value
100% of CPAC common shares

(-) debt and debt-like items (+) cash and cash-like items

Equity value
100% of the common shares of CPAC

X 50.01% — ASPI share in CPAC

Purchase Price — S/ 1,850,370,000
Consideration agreed for 50.01% indirectly acquired

(-) S/ 169,709,810 Company Financial Indebtedness Payoff (credit from BCP to ASPI)
(-) S/ 40,332,966 Excess Transaction Expenses = S/ 210,042,776

Final Purchase Price — S/ 1,640,327,224
Net amount paid to sellers, reported in the material event of 05/22/2026

The Enterprise Value figure in soles is for reference only; it is not explicitly included in the SPA.

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 16.0. Background of the Transaction  16.0.3. Sequence of Material Events Reported by CPAC  Sequence of Material Events Reported by CPAC  Where the SPA text is located  09/09/2025  Confidential event: Holcim’s interest in evaluating the transaction; due diligence and negotiation.  Schedule 13D — SEC (04/06/2026)  Holcim published the full text of the SPA, without its annexes. On 06/17/2026, it submitted an amendment to Schedule 13D.  Material Events — SMV  Response to Official Letter 3113-2026-SMV/11.1 (07/15/2026) Response to Official Letter 3910-2026-SMV/11.1 (08/24/2026)  12/16/2025  SPA signing.  03/21/2026  INDECOPI authorizes the transaction.  03/30/2026  Closing: Holcim acquires 99.99% of ASPI and announces mandatory PTO.  04/06/2026  Holcim files Schedule 13D with the SEC, with the text of the SPA, without its annexes.  05/22/2026  The Final Purchase Price of S/ 1,640,327,224 is reported.  06/17/2026  Amendment of Schedule 13D and request for exceptions to the PTO Regulations.  07/15/2026  Response to Official Letters 3113 and 3171: scope of the SPA, escrow and section 6.01.  08/24/2026  Response to Official Letter 3910: breakdown of the adjustments between Purchase and Final Purchase Price.  E3  8

 16.1  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

16.1. Financial Analysis of CPAC

16.1.1. Subsidiary Summary Financial Statements (1/2)

Financial situation of subsidiaries - assets and liabilities

Subsidiary (Thousands of S/)	Total assets					Total liabilities				
	2022	2023	2024	2025	Mar. 26	2022	2023	2024	2025	Mar. 26
Distribuidora Norte Pacasmayo S.R.L. (DINO) (1)	319,801	328,525	415,530	496,823	503,039	103,873	67,362	144,750	260,119	264,109
Cementos Selva S.A.C. and subsidiaries (2)	272,863	299,682	224,553	212,355	210,493	35,127	35,100	49,324	43,193	35,947
Empresa de Transmisión Guadalupe S.A.C.	47,422	49,872	51,434	53,387	53,137	5,777	5,928	5,925	6,434	6,342
Soluciones Crealo 150 S.A.C. (3)	-	-	11,115	9,270	8,418	-	-	1,651	3,925	4,395
Salmueras Sudamericanas S.A.	2,092	3,003	2,342	1,571	795	351	724	748	819	307
Corporación Materiales Piura S.A.C. (4)	-	887	759	984	718	-	159	266	491	286
Soluciones Takay S.A.C.	30	63	59	43	11	79	-	1	34	50

(1) Since 2024, DINO and subsidiary. (2) Includes Dinoselva Iquitos S.A.C. and Acuícola Los Paiches S.A.C. (3) Incorporated on June 21, 2024. (4) Acquired January 4, 2023. Vanguardia Constructora del Perú S.A.C. and 150Krea Inc. are not presented, which are not disaggregated in the source due to their smaller size. Unaudited figures from March 2026.

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16.1. Financial Analysis of CPAC

16.1.1. Subsidiary Summary Financial Statements (2/2)

Financial situation and results of subsidiaries - equity and net profit

Subsidiary (Thousands of S/)	Net equity					Net profit (loss)					
	2022	2023	2024	2025	Mar. 26	2022	2023	2024	2025	Q1 2025	Q1 2026
Distribuidora Norte Pacasmayo S.R.L. (DINO) (1)	215,928	261,163	270,780	236,704	238,930	45,797	45,235	9,617	(34,076)	(4,996)	2,226
Cementos Selva S.A.C. and subsidiaries (2)	237,736	264,582	175,229	169,162	174,546	33,001	33,000	52,141	60,814	13,652	15,439
Empresa de Transmisión Guadalupe S.A.C.	41,645	43,944	45,509	46,953	46,795	1,511	2,295	1,565	1,448	153	(160)
Soluciones Crealo 150 S.A.C. (3)	-	-	9,464	5,345	4,023	-	-	(1,971)	(7,618)	(1,209)	(1,322)
Salmueras Sudamericanas S.A.	1,741	2,279	1,594	752	488	(744)	(662)	(685)	(843)	(254)	(264)
Corporación Materiales Piura S.A.C. (4)	-	728	493	493	432	-	(91)	(236)	(400)	(73)	(61)
Soluciones Takay S.A.C.	(49)	63	58	9	(39)	(1,048)	(35)	(5)	(48)	(6)	(49)

(1) Since 2024, DINO and subsidiary. (2) Includes Dinoselva Iquitos S.A.C. and Acuícola Los Paiches S.A.C. (3) Incorporated on June 21, 2024. (4) Acquired January 4, 2023. Vanguardia Constructora del Perú S.A.C. and 150Krea Inc. are not presented, which are not disaggregated in the source due to their smaller size. Unaudited figures from March 2026.

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16.1. Financial Analysis of CPAC

16.1.2. Non-recurring items and adjusted results

Other operating expenses and reconciliation of adjusted EBITDA and net profit (Thousands of S/)

Account	2022	2023	2024	2025	Q1 2025	Q1 2026
Expenses associated with Holcim acquisition	-	-	-	(77,625)	-	-
Impairment of coal concessions	-	(11,393)	-	-	-	-
Other income (expense), net	(3,899)	(2,417)	(2,700)	2,183	4,978	5,053
Other operating expenses, net	**(3,899)**	**(13,810)**	**(2,700)**	**(75,442)**	**4,978**	**5,053**
Impairment of vertical kilns (PPE)	-	(36,551)	-	-	-	-
Reported EBITDA	493,857	481,750	549,279	506,582	134,625	177,928
(+) Non-recurring items	-	47,944	-	77,625	-	-
Adjusted EBITDA	**493,857**	**529,694**	**549,279**	**584,207**	**134,625**	**177,928**
Reported / adjusted EBITDA margin	23.3% / 23.3%	24.7% / 27.2%	27.8% / 27.8%	23.9% / 27.6%	27.0% / 27.0%	32.0% / 32.0%
Reported Net Profit	176,828	168,900	198,875	154,205	52,673	81,946
Adjusted Net Profit (2025 without Holcim)	**176,828**	**168,900**	**198,875**	**231,830**	**52,673**	**81,946**

Note: the impairment of vertical kilns (2023) was recorded under the line item "Impairment of property, plant and equipment," and the impairment of coal concessions under "Other operating expenses"; both are included in operating profit. The 2025 net profit is adjusted without tax effect, as these are non-deductible expenses (see annex 16.1.3). The 2023 net profit is not adjusted because it does not have the tax effect of the impairments.

- Non-recurring items are concentrated in 2023, due to deteriorations in vertical kilns and coal concessions (S/48.0 million), and in 2025, due to acquisition expenses for Holcim (S/77.6 million). Excluding them, the EBITDA margin remains between 27.2% and 27.8% in 2023–2025, which demonstrates stable recurring operating profitability.
- In 2025, adjusted net profit reaches S/231.8 million, with a net margin of 11.0%, up from 10.1% in 2024, contrasting with the 22.5% decline shown in the reported profit.

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16.1. Financial Analysis of CPAC

16.1.3. Reconciliation of the effective income tax rate

Reconciliation between legal rate and effective income tax rate (Thousands of S/)

Account	2022	2023	2024	2025
Profit before income tax	262,420	245,708	296,187	267,975
Income tax at the legal rate (29.5%)	(77,414)	(72,484)	(87,375)	(79,053)
Non-deductible expenses, net	(7,415)	(2,369)	(3,114)	(29,824)
Unrecognized carryover tax loss	(763)	(1,955)	(6,823)	(4,893)
Total income tax	**(85,592)**	**(76,808)**	**(97,312)**	**(113,770)**
Effective Rate	**32.6%**	**31.3%**	**32.9%**	**42.5%**
Effect of non-deductible expenses (% of profit before taxes)	2.8%	1.0%	1.1%	11.1%

Note: the legal income tax rate in Peru is 29.5%. Permanent differences, according to the income tax note in the financial statements. In Q1 2025 and Q1 2026, the effective rate was 28.8% and 30.6%, respectively (tax / profit before taxes)

- Between 2022 and 2024, the effective rate remained between 31.3% and 32.9%, slightly above the legal rate, for non-deductible expenses and unrecognized carryover tax losses.
- In 2025, the effective rate rose to 42.5% because nondeductible expenses reached an effect of S/29.8 million (11.1% of profit before taxes), compared to S/3.1 million in 2024. This increase coincides with expenses related to the acquisition by Holcim (S/77.6 million), which would not have generated a tax shield. In Q1 2026, the effective rate returned to 30.6%.

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 16.2  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.2. Considerations for determination of the minimum price  E3  16  Common Stock and Investment Stock  Investment shares have their origins in labor shares, which were created during the 1970s as a mechanism for worker participation in company capital. Under Law No. 27028 (1998), these were converted into investment shares, granting them a strictly economic and proprietary nature, without voting rights.  The main difference between common shares and investment shares lies in the fact that the former grant both voting and economic rights, whereas investment shares provide only economic rights and do not allow for voting at shareholders' meetings:  Voting rights  Common shares: have voting rights. Each share equals one vote to elect the board.  Investment shares: do not have voting rights.  Economic rights (profits)  Common Shares: receive dividends after preferred obligations are paid, proportionate to their share.  Investment Shares: have a concurrent interest in profit sharing and equity if the company is liquidated.  Origin and exchange  Common Shares: Represent the actual and original share capital contributed by founding partners or new corporate investors.  Investment Shares: historically originated in countries such as Peru (formerly called “employment shares”). These seek to attract capital without losing control of the company.  Liquidity and price  Common Shares: they tend to have a higher price due to the value of the vote.  Investment Shares: typically trade at a price discount relative to common shares because they do not carry voting rights.  This results in an adjustment to the value of investment shares, in terms of their price or the premium paid for voting rights.

 16.2. Considerations for determination of the minimum price  E3  16  16.2.2. Characteristics and Rights of CPAC Investment Shares  According to the information disclosed by CPAC in the 2025 Annual Report and the Financial Statements as of March 31, 2026, investment shares:  Are not entitled to vote or participate in the shareholders’ meetings.  Do not grant the right to the appointment of directors.  Grant their holders the right to participate in dividends distributed according to their par value, in the same way as common shares.  Also grant their holders:  Investment stock rights  Maintain the current proportion of investment shares in the event that capital is increased by new contributions;  Increase the number of investment shares upon capitalization of accrued income, excess revaluation or other reserves that do not represent cash contributions;  Participate in the distribution of assets resulting from the liquidation of the Company in the same manner as common shares; and  Redeem the investment shares in the event of a merger and/or change of business activity of the Company.  Source: CPAC - 2025 Annual Report and Financial Statements as of March 31, 2026

 16.2. Considerations for determination of the minimum price  E3  16  16.2.3. Analysis and justification of the voting rights premium and the distribution of assets  A. Voting rights discount: methodologies  Analysis  The main political right that investment stockholders do not have, unlike common stock, is the right to vote.  The estimation of the value of voting rights has been carried out mainly for developed countries, whose stock markets have high levels of liquidity and in which cases of different classes of shares are more common.  In particular, there are three methods developed for such quantification: dual-class shares, options, and control premium.  Dual-class shares  Through this method, the premium or discount is determined based on the pricing difference between voting and non-voting share  classes (Levy, 1983; Lease, McConnell and Mikkelson 1983; Zingales 1994; Nenova, 2000).  Options  Using this methodology, the value of voting rights is estimated using option prices (Gurun and Karakaş, 2022). The key idea is that the option price reflects the cash flows of the underlying shares, but not the control rights. This method allows for the estimation of the voting premium for a large sample of widely held companies and is, therefore, less subject to selection bias.  However, given its early stage of development, this methodology is discarded for CPAC analysis.  Purchase of a controller block  This method seeks to estimate the value of voting rights based on the control premium paid when acquiring a controlling stake in a company (Barclay and Holderness, 1989; Dyck and Zingales, 2004).  This premium is the difference between the price paid to acquire control and the market price of a share prior to the announcement of the transaction.  This methodology is the one that will be applied to determine the value premium of common shares with respect to investment shares, in terms of voting rights.  To this end, use is primarily made of information provided by BVR, a firm specializing in valuations that publishes the annual “Mergerstat/BVR Control Premium Study”, a document that analyzes control premiums for transactions involving more than 50% of the share capital in the U.S. and other markets.  Prepared by: EQUBO

 16.2. Considerations for determination of the minimum price  E3  16  16.2.3. Analysis and justification of the voting rights premium and the distribution of assets  B. Voting rights discount: estimate  Report  No.  Period Analyzed  Median Control Premium (CP)  1  Control Premium & Discount for Lack of Marketability Study - Issue 2 - April 2024  April 1, 2023 - March 31, 2024  20.0%  2  Control Premium & Discount for Lack of Marketability Study - Issue 2 - April 2025  April 1, 2024 - March 31, 2025  23.3%  3  Control Premium & Discount for Lack of Marketability Study - Issue 2 - April 2026  April 1, 2025 - March 31, 2026  26.8%  Consolidated median of Moore HK sample April 1, 2023 - March 31, 2026 23.70%  Moore HK Information  The sample of comparable transactions from Moore HK presents a median Control Premium (CP) of 23.70%, calculated on the transactions included in the 3-year period between April 2023 and March 2026, which are shown in Annex 16.2.4, being within the observed range of 11.0% (minimum) to 39.0% (maximum), which supports the application of a control premium for shares in companies with low liquidity.  The references used are the reports from Moore HK.  Source: Moore Hong Kong - Control Premium & Discount for Lack of Marketability Study  Valuation Reports for SMV  Reports submitted since 2010 have been analyzed, and in the majority of them, a value premium for shares with voting rights has been identified.  For its determination, the “equivalent actions” determination model is usually applied, which is also used in this report.  The median found in such reports is 23.9% as a control premium estimate.  Prepared by: EQUBO

16.2. Considerations for determination of the minimum price

16.2.4. Control premiums (CP) for low liquidity shares (1/4)

Publish Date	Listed Entity	Valuation Subject(s)	Location	Transaction Type	Equity Stake (%)	Connected Transaction	CP
03-Apr-23	Moody Technology Holdings Limited	Leader Elastic Limited	China	Very Substantial Acquisition	81.00%	No	28.20%
26-Apr-23	China Resources Medical Holdings Company Limited	Liaoning CR Healthcare	China	Major Transaction	76.10%	Yes	28.70%
26-Apr-23	China Resources Medical Holdings Company Limited	Shenzhen CR	China	Major Transaction	100.00%	Yes	28.70%
26-Apr-23	China Resources Medical Holdings Company Limited	Healthcare JE Subjects	China	Major Transaction	80.00%	Yes	28.70%
08-May-23	Cash Financial Services Group Limited	Cash Algo Finance Group International Limited and its subsidiaries	China	Major Transaction	51.00%	Yes	24.40%
25-May-23	New Huo Technology Holdings Limited	Pantene Group	Hong Kong	Major Transaction	100.00%	No	26.00%
28-Jun-23	Hengxin Technology Ltd	Zhejiang Zhongguang New Energy Technology Co., Ltd	China	Major Transaction	44.50%	Yes	22.60%
31-Aug-23	Kong Sun Holdings Limited	Dingbian Wanheshun New Energy Power Generation Limited	China	Very Substantial Disposal	100.00%	No	20.00%
31-Aug-23	Kong Sun Holdings Limited	Wangshi Wangyuan Photovoltaic Power Development Limited	China	Very Substantial Disposal	100.00%	No	20.00%
31-Aug-23	Kong Sun Holdings Limited	Yulin Zhengxin Electricity Limited	China	Very Substantial Disposal	100.00%	No	20.00%
31-Aug-23	Kong Sun Holdings Limited	Shengzhou Yihui Photovoltaic Power Generation Limited	China	Very Substantial Disposal	100.00%	No	20.00%
31-Aug-23	Kong Sun Holdings Limited	Dingbian Jingyang Electric Co., Ltd.	China	Very Substantial Disposal	100.00%	No	20.00%
31-Aug-23	Kong Sun Holdings Limited	Dingbian County Zhixinda New Energy Limited	China	Very Substantial Disposal	100.00%	No	20.00%
11-Sept-23	China Brilliant Global Limited	Shenzhen China Brilliant Property Services	China, Kazakhstan	Major Transaction	100.00%	Yes	22.60%
11-Sept-23	China Brilliant Global Limited	Brillink Holdings Limited	China, Kazakhstan	Major Transaction	18.90%	Yes	23.30%
24-Oct-23	Anchorstone Holdings Limited	Pacific Mining Industry Limited and PMG (China) Limited and Xiamen Yatai Hongkang Marble Limited	China	Very Substantial Acquisition	100.00%	Yes	11.00%

Source: Moore Hong Kong
Prepared by: EQUBO

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16.2. Considerations for determination of the minimum price

16.2.4. Control premiums (CP) for low liquidity shares (2/4)

Publish Date	Listed Entity	Valuation Subject(s)	Location	Transaction Type	Equity Stake (%)	Connected Transaction	CP
14-Nov-23	GCL New Energy Holdings Limited	36 Solar Power Plants	China	Very Substantial Disposal	100.00%	Yes	26.10%
28-Nov-23	China Aircraft Leasing Group Holdings Limited	China Aviation Aftermarket Holdings Limited	US, Europe, HK and PRC	Major Transaction	100.00%	Yes	17.80%
28-Nov-23	Minshang Creative Technology Holdings Limited	Prosperity One Limited	Hong Kong	Major Transaction	100.00%	No	28.00%
30-Nov-23	China Youzan Limited	Youzan Technology Inc.	China	Major Transaction	48.10%	Yes	17.80%
30-Nov-23	Guangdong-Hong Kong Greater Bay Area Holdings Limited	Shenzhen Jingzhen Industrial Company Limited	China	Major Transaction	100.00%	No	23.90%
26-Dec-23	IPE Group Limited	Yutai Hydraulic Technology	China	Major Transaction	75.00%	No	17.80%
26-Dec-23	IPE Group Limited	Wuhu Inno Hydraulic Technology	China	Major Transaction	22.50%	No	17.80%
15-Jan-24	E-House (China) Enterprise Holdings Limited	CRIC Holdings Limited	China	Special Deal	100.00%	No	25.00%
16-Jan-24	China HK Power Smart Energy Group Limited	Oasetech Limited	China	Major Acquisition	100.00%	No	34.20%
20-Mar-24	Kong Sun Holdings Limited	Shaanxi Yirun New Energy Technology Co., Ltd.	China	Major Disposal	60.00%	No	20.00%
24-Jun-24	Hengxin Technology Ltd.	Nanjing Zhangyu Info Tech	China	Very Substantial Acquisition	49.00%	Yes	29.90%
24-Jun-24	Hengxin Technology Ltd.	Shanghai Zhangyu Info Tech	China	Very Substantial Acquisition	49.00%	Yes	29.90%
06-Aug-24	First Pacific Company Limited	PT Jasamarga Transjawa Tol	Indonesia	Major Acquisition	24.50%	No	23.30%
04-Sept-24	China Qidian Guofeng Holdings Limited	Shengshang Entrepreneurial Services Company Limited	China	Major Acquisition	100.00%	Yes	23.70%
12-Sept-24	Beijing Energy International Holding Co., Ltd.	Beijing Jingneng Clean Energy (Australia) Holding Pty Ltd	Australia	Major Acquisition	40.00%	Yes	11.10%
12-Dec-24	Unity Enterprise Holdings Limited	Suntec Construction & Engineering Limited	Hong Kong	Major Acquisition	100.00%	No	15.60%

Source: Moore Hong Kong
Prepared by: EQUBO

E3

21

16.2. Considerations for determination of the minimum price

16.2.4. Control premiums (CP) for low liquidity shares (3/4)

Publish Date	Listed Entity	Valuation Subject(s)	Location	Transaction Type	Equity Stake (%)	Connected Transaction	CP
20-Jan-25	EC Healthcare	New Medical Center Holding Limited	Hong Kong	Very Substantial Disposal	51.00%	Yes	36.00%
24-Jan-25	GCL New Energy Holdings Limited	Harmonic Century Global Limited	China	Major Acquisition	100.00%	Yes	30.90%
05-Mar-25	BetterLife Holding Limited	Beijing Jiguang Xinghui Automobile Sales and Service Co., Ltd.	China	Very Substantial Acquisition	100.00%	No	22.50%
16-Mar-25	Sinohope Technology Holdings Limited	Avenir Asset Holding Limited	Japan	Very Substantial Acquisition	100.00%	Yes	13.60%
16-Mar-25	Sinohope Technology Holdings Limited	Avenir Asset Holding Limited	Japan	Very Substantial Acquisition	100.00%	Yes	30.20%
30-May-25	Shanghai Qingpu Fire-Fighting Equipment Co., Ltd.	Qingda Oriental Fire-Fighting Technology Group Co., Ltd	China	Very Substantial Acquisition	100.00%	Yes	26.80%
30-Jun-25	Well Link Securities Holdings Limited	Sea and Alpine Company Limited	Hong Kong and China	Major Acquisition	100.00%	Yes	34.60%
30-Jun-25	Worldgate Global Logistics Ltd	V Sing Global Limited	Hong Kong	Major Acquisition	100.00%	No	32.60%
19-Sept-25	Green Economy Development Limited	Prosper Ace Investments Limited	Hong Kong	Major Disposal	100.00%	Yes	30.60%
25-Sept-25	C[h]inese International Group Holdings Limited	BVTEHC Inc. together with its subsidiary, Tour East Holidays (Canada) Inc.	Canada	Major Disposal	100.00%	No	23.70%
29-Sept-25	Unity Enterprise Holdings Limited	Newco Construction Engineering Limited	Hong Kong	Major Acquisition	100.00%	No	15.60%
23-Oct-25	XJ International Holdings Co., Ltd	Shanghai Pumeng Zhichuan Education Technology Co., Ltd.	China	Major Disposal	100.00%	No	11.50%
23-Oct-25	XJ International Holdings Co., Ltd	Weixian Giant Education Technology Co., Ltd.	China	Major Disposal	100.00%	No	11.50%
10-Nov-25	Royale Home Holdings Limited	Science City (Guangzhou) Finance and Leasing Co., Ltd.	China	Very Substantial Disposal	18.10%	Yes	17.20%
17-Nov-25	Beauty Farm Medical and Health Industry Inc.	Shanghai Siyanli Industrial Co., Ltd.	China	Major Acquisition	100.00%	No	13.00%
25-Nov-25	MicroPort CardioFlow Medtech Corporation	MicroPort Cardiac Rhythm Management Limited	Cayman Islands	Very Substantial Acquisition	100.00%	Yes	31.50%

Source: Moore Hong Kong
Prepared by: EQUBO

22

16.2. Considerations for determination of the minimum price

16.2.4. Control premiums (CP) for low liquidity shares (4/4)

Publish Date	Listed Entity	Valuation Subject(s)	Location	Transaction Type	Equity Stake (%)	Connected Transaction	CP
04-Dec-25	Genor Biopharma Holdings Limited	Edding Group Company Limited	China	Very Substantial Acquisition	100.00%	Yes	26.80 %
12-Dec-25	Frontage Holdings Corporation	Teddy Clinical Research Laboratory (Shanghai) Ltd	China	Major Acquisition	100.00%	Yes	14.00 %
12-Dec-25	Yip's Chemical Holdings Limited	北京信諾海博石化科技發展有限公司	Hong Kong	Major Acquisition	60.00%	No	29.60 %
30-Jan-26	Diwang Ind H	浙江深藍新材料科技有限公司	PRC	Major Disposal	24.00%	Yes	36.40 %
27-Feb-26	Te Healthcare	Top Eminent II Limited and its subsidiaries	PRC and Hong Kong	Major Acquisition	100.00%	Yes	39.00 %
11-Mar-26	Gilston Group	KEE (Hubei) Zippers Manufacturing Company Limited	PRC	Major Transaction	100.00%	Yes	31.40 %

Source: Moore Hong Kong
Prepared by: EQUBO

E3

23

16.2. Considerations for determination of the minimum price

16.2.5. Comparison table of valuations before the SMV with premiums for voting shares

No.	Company	Report Name	Year	Valuation firm	Premium for voting shares
1	Ticino del Perú S.A.	Valuation Study of a company importing and marketing electrical items for Ticino del Peru S.A.	2010	Consulting Support	20%
2	ABB S.A.	Valuation Report for the investment shares of ABB S.A.	2010	Deloitte	20.90%
3	Cía. Industrial Nuevo Mundo S.A.	Valuation Report for the Redemption of Investment Shares of Cía. Industrial Nuevo Mundo S.A.	2010	Advisory Focus	15%
4	Metalúrgica Peruana S.A. (MEPSA)	Metalúrgica Peruana S.A. - Public Offer for redemption of investment shares	2018	PwC	28.20%
5	Cía. Goodyear del Perú S.A.	Valuation Report – Determination of the minimum price to be taken into account for the Public Tender Offer for Delisting (PTO) regarding the investment shares issued by Compañía Goodyear del Perú S.A.	2019	Kallpa Securities	25%
6	Industrias del Envase S.A.	Valuation Report for Industrias del Envase S.A.	2021	Kallpa Securities	25%
7	Corporación Lindley S.A.	Valuation Report for Corporación Lindley S.A.	2022	Kallpa Securities	25%
8	Grupo BVL S.A.A.	Valuation Report for Grupo BVL S.A.A. – Determination of the minimum exchange ratio for Class A and Class B shares	2024	EQUBO / MSRA S.A.C.	18.50%
9	PERUBAR S.A.	Valuation Report for PERUBAR S.A.	2026	EQUBO / MSRA S.A.C.	23.90%

Source: Superintendency of the Securities Market (SMV)
Prepared by: EQUBO

E3

24

 Considerations for determination of the minimum price  Comparison of quotes: common stock (CPACASC1) vs. investment stock (CPACASI1)  Analysis of the control premium based on a comparison of historical trading of common stock versus investment stock  Based on the information from the 3 years preceding March 30, 2026, regarding the stock exchange (BVL) trading of the common share CPACASC1 and the investment share CPACASI1.  This period encompasses 748 trading sessions. CPACASC1 has a trading frequency (trading dates/total dates) of 99.7%, while CPACASI1 has a frequency of 32.5%.  As a reference, consider that, for the calculation of the weighted average price from the stock transactions carried out in the six months prior to the date that gives rise to the need to carry out an PTO, the SMV requires a minimum trading frequency of 60% to consider the stock to be liquid.  With the above criteria, the common stock is considered liquid, but the investment stock is not.  The median control premium for the 3-year calculation is 7.6%, with a minimum level of -6.5% and a maximum of 55.7%.  However, these results are discarded due to the lack of liquidity of the investment stock, which invalidates the comparison.  Estimated 3-year premiums (CPACASC1 vs. CPACASI1)  CPACASI1: Stock market trading frequency by time  Weighted Average Price Premium*  Simple average premium**  Median premium**  (6.5%) -  Minimum premium**  Maximum premium**  Prepared by: EQUBO / * Includes all trading dates / **Includes only the dates on which both stocks were traded  6-month frequency  1-year frequency  2-year frequency  3-year frequency  4-year frequency  5-year frequency  6-year frequency  Prepared by: EQUBO  E3  16

 16.3  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

16.3. Liquidation value

16.3.1. Estimation of CPAC's liquidation value (1/2)

Account	Book value	Recognition factor	Support	Liquidation value
Assets				
Current assets				
Cash and cash equivalents	50,421	100%	Freely accessible deposits; no penalty applies.	50,421
Trade and other accounts receivable, net	201,796	86%	Factors ranging from 80% to 100% are applied, depending on whether the transactions involve related parties or third parties (including loans to employees and taxes). No group liquidation or compensation is assumed. Low uncollectibility.	172,920
Inventories	604,818	56%	Factors ranging from 10% to 70% are applied, depending on the nature of the items (finished goods, work-in-progress, raw materials, packaging and wrapping materials, fuel, spare parts and supplies, and incoming inventory).	339,938
Income tax prepayments	17,999	80%	The liquidation accelerates the refund application process with SUNAT, subject to its own specific timeframes and verification procedures.	14,399
Prepaid expenses	27,562	20%	Services that are difficult to transfer or recover in cash.	5,512
Total current assets	**902,596**	**65%**		**583,190**
			Non-current assets	
Miscellaneous accounts receivable, net	23,831	84%	Deferred-collection items; an additional charge is applied to account for the time value of money. Includes a contingent tax asset that has been earned and partially collected.	20,017
Financial investment at fair value w/changes in OCI	71	100%	Non-material amount. Already registered under IFRS 9.	71
Investments in subsidiaries	460,783	90%	100% interest in 5 operating subsidiaries in the cement sector, all with positive equity. They are not valued or appraised. A discount for illiquidity is applied to the sale of unlisted shares within a compressed timeframe.	414,705
Property, plant and equipment, net	1,649,161	68%	Rates apply between 0% and 90% for all assets, except land, depending on their nature (buildings, machinery, equipment, tools, concessions, furniture, etc.). Only the land is appraised; this is office work with no physical inspection (though there are exceptions).	1,121,579
Land	211,225	110%	Two groups: (i) appraised land: a realization factor of 67% is applied to the commercial value estimated via appraisal; the net effect of this process is an increase of approximately 10% over the book value; (ii) non-appraised land: the same net effect (+10% over the book value) is applied.	232,368
All other plant and equipment properties, net	1,437,936	62%	Factors apply according to the nature of the asset	889,211
Intangible assets, net	27,748	39%	Software licenses that are typically non-transferable, and exploration expenditures that represent a sunk cost.	10,736
Right-of-use assets, net	7,466	0%	It is not transferable; upon liquidation, the contract is terminated, and the assets and liabilities are derecognized.	-
Total non-current assets	**2,169,060**	**72%**		**1,567,108**
Total assets	**3,071,656**	**70%**		**2,150,298**

E3

27

16.3. Liquidation value

16.3.1. Estimation of CPAC's liquidation value (2/2)

Account	Book value	Recognition factor	Substantiation	Liquidation value
			Liabilities and equity	
			Current liabilities	
Commercial and Miscellaneous Accounts Payable	217,021	95%	Factors ranging from 90% to 100% are applied, depending on the nature of the item (transactions with third parties or related parties, taxes, dividends, etc.). As these represent legally enforceable obligations, no penalty applies (they do not benefit from an illiquidity discount). No group liquidation or compensation is assumed.	206,306
Financial obligations	585,346	100%	Senior debt via a club deal maturing in 2028, and two corporate bonds maturing in 2029 and 2032. Liquidation could trigger additional costs, but a floor value is taken into account.	585,346
Leasing liabilities	**1,854**	**0%**	**Upon liquidation, the contract is terminated, and the assets and liabilities are derecognized.**	-
Provisions	9,985	100%	Employee participation is a statutory labor obligation (10% of profit); it is not penalized.	9,985
Total current liabilities	**814,206**	**98%**		**801,637**
			Non-current liabilities	
Financial obligations	841,046	100%	Senior debt via a club deal maturing in 2028, and two corporate bonds maturing in 2029 and 2032. Liquidation could trigger additional costs, but a floor value is taken into account.	841,046
Leasing liabilities	5,518	0%	Upon liquidation, the contract is terminated, and the assets and liabilities are derecognized.	-
Provisions	29,365	0%	Provisions for retirement compensation plans, quarry closure, and contingencies. Costs that would be incurred, such as those for the closure of quarries and the liquidation of personnel, are already being recorded under "Total adjustments."	-
Deferred income tax liability	108,275	0%	Deregistered upon liquidation. The liquidation value of the fixed asset (S/ 1,122 million) is lower than its tax base; therefore, its sale results in a tax loss, and there is no income tax payable.	-
Total non-current liabilities	**984,204**	**85%**		**841,046**
Total liabilities	1,798,410	91%		1,642,683
Total adjustments			Liquidation of personnel, closure of quarries, expenses and legal procedures.	(149,939)
Total equity				**357,676**

E3

28

 16.3. Liquidation value  E3  35  16.3.2. CPAC Property Appraisals (1/6)  Valuation reports table  CODE  Name of the Property  Department  Province  District  Area (Hectare s)  Commercial Value (S/)  Realization Value (S/)  31204  Buffer Zone / La Primavera Property – Jequetepeque Valley – U.C. 19502 - La Primavera Property  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  18.75  179,578.73  125,705.11  31205  Rural land owned by the Santísima Trinidad rural community, comprising 444 hectares; located in the Yonán District, Contumazá Province, Cajamarca Region, at km 50 of the PE-08 national highway near Tembladera (updated 2025) – Tembladera Quarry  CAJAMARCA  Contumaza  Yonan  444.00  1,006,492.8  7  603,895.72  31206  Cerro Chamán, San Gregorio District, San Miguel Province – 0.8508% of shares and rights in 35,257.63 hectares (total land area) – Cerro Chamán  CAJAMARCA  San Miguel  San Gregorio  299.97  738,720.00  443,232.00  31207  Rural property with natural pastures known as Tambochayoc, in Pampa Galeras, Lucanas district and province  AYACUCHO  Lucanas  Lucanas  232.00  683,817.68  410,290.61  31208  Block A Lot CP1 - Cement Plant  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  132.83  83,851,679.  12  54,503,591.4  3  31209  Cerro Horcon Quarry, Valle Jequetepeque Chepen - LOT No. 2-B OF BLOCK No. 2 - Talambo Sector, Pacanga District, Chepen Province, La Libertad - PE No. 040045044 (PR FILE 4503 Chepen Registry Office - Talambo Sector  LA LIBERTAD  Chepen  Pacanga  116.00  295,879.69  177,527.82  31210  Property VD 1 III, plot 1-III, El Milagro, Huanchaco District (95% occupied by squatters)  LA LIBERTAD  Trujillo  Huanchaco  92.50  1,906,123.3  2  1,143,673.99  31211  Front of cement plant – transport and plantations; heavy machinery and vehicle maintenance area. Lot 1 – Transport.  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  53.01  42,423,843.  15  27,575,498.0  5  31212  Buffer zone - rear of the plant - Lot 3, industrial zone  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  28.19  4,292,872.5  8  2,575,723.55  31213  Quarry – Cerro Pinturas (clay) 28 hectares – Cerro Pinturas  LA LIBERTAD  Pacasmayo  Jequetepequ e  28.00  365,324.40  219,194.64  31214  Piura 1 (consolidation of the Santa Martha property and the Los Luchos property) – Santa Martha property and Los Luchos property  PIURA - PIURA PLANT  Piura  Veintiseis de octubre  25.17  25,826,816.  74  18,078,771.7  2  31215  Buffer zone - rear of the plant - Lot 2, industrial zone  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  18.47  2,778,884.0  6  1,667,330.44  31216  El Faro sector, 15 hectares. 2,337,725 M2 - El Faro sector  LA LIBERTAD  Pacasmayo  Pacasmayo  15.23  2,735,228.7  9  1,641,137.27  31217  Buffer zone – rear of plant / rural property: Granja Royal, Jequetepeque Valley; Royal property, Pacasmayo sector, block PACAS-0001, parcel. - Royal property  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  15.09  1,548,234.0  0  928,940.40

 16.3. Liquidation value  E3  35  16.3.2. CPAC Property Appraisals (2/6)  Valuation reports table  CODE  Name of the Property  Department  Province  District  Area (Hectare s)  Commercial Value (S/)  Realization Value (S/)  31218  Buffer zone - rear of the plant - Lot 1, industrial zone  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  13.00  1,884,967.2  0  1,130,980.32  31219  Quarry – Cerro Pinturas (clay) 12 hectares – Cerro Pinturas  LA LIBERTAD  Pacasmayo  Jequetepequ e  12.00  165,965.76  99,579.46  31221  Los Cahuana property, formerly part of the Coscomba estate (Sector 2), located on the left side of the Piura-Paita highway at the 3.5 km mark, in the district, province, and department of Piura - Los Cahuana property  PIURA - PIURA PLANT  Piura  Veintiseis de octubre  11.00  12,873,974.  40  9,011,782.08  31222  AMP property c_e:529723/c_n:9429608 mid-Piura valley / Coscomba sector plot unnamed property UC 124307 district of Catacaos, province and department of Piura - Coscomba property  PIURA  Piura  Catacaos  11.00  5,454,900.0  0  3,818,430.00  31223  AMP property C_e 531152 / c_n 9429144 rural location lower Piura valley / Coscomba sector c.p./ parcel  unnamed property UC 138013 - Coscomba Property  PIURA  Piura  Catacaos  11.00  4,636,665.0  0  3,245,665.50  31224  Dino Piura Plant - Piura 2.1 Property (Dino Piura plant) – Located within CPSAA  PIURA - DINO PLANT  Piura  Veintiseis de octubre  10.08  6,550,178.9  4  4,585,125.26  31225  Buffer zone - rear of the plant - Lot 4, industrial zone  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  9.23  1,515,656.4  5  909,393.87  31226  Block A - Lot CP2 - Buffer zone - behind the cement plant / rural location, Jequetepeque Valley - María Guadalupe agricultural property - Jequetepeque Valley, María Guadalupe 2 sector - Primavera, plot 01 (CP/parc. 01) and Primavera property (UC 17084)  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  8.70  773,604.00  464,162.40  31227  Rural property c_e:532396/c_n:9429173 located in the rural area of the Piura Middle Valley / Coscomba sector / “Coscomba” parcel/plot UC 124216 in the Veintiséis de Octubre District, in the province and department of Piura — Coscomba Property — new access to the Piura plant — Luz Torres Property  PIURA - PIURA PLANT  Piura  Veintiseis de octubre  8.63  4,279,864.9  5  2,995,905.47  31228  Buffer zone - rear of the plant / Lot 1 - Industrial Avenue - Lot 1 / Joselito Leon property  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  8.03  849,199.68  509,519.81  31229  Lot B2-B, Block “S”, Industrial Zone II, District and Province of Paita, Department of Piura – DINO Warehouse – Cemento Pacasmayo  PIURA  Paita  Paita  7.54  9,028,133.1  0  6,319,693.17  31230  AMP property c_e:530655/c_n:9429252 lower Piura valley / Coscomba sector plot/parcel - unnamed property UC 138014 district of Catacaos, province and department of Piura - Coscomba property  PIURA  Piura  Catacaos  7.40  3,696,715.6  2  2,587,700.93  31231  Piura 2 Property (consolidation of the Seminario, Luo, and Huancas properties) – Seminario, Luo, and Huancas properties  PIURA - PIURA PLANT  Piura  Veintiseis de octubre  7.03  7,693,413.1  2  5,385,389.18

 16.3. Liquidation value  E3  35  16.3.2. CPAC Property Appraisals (3/6)  Valuation reports table  CODE  Name of the Property  Department  Province  District  Area (Hectare s)  Commercial Value (S/)  Realization Value (S/)  31232  AMP Property R.C. 18574, Coscomba parcel/plot 18574 – Coscomba Property – PEÑARRIETA PROPERTY  PIURA  Piura  Catacaos  7.00  2,154,600.0  0  1,508,220.00  31233  Rural property in the Coscomba sector, Lower Piura Valley Parcel 7  _5309425_078506, Coscomba sector – Coscomba Property – New access to Piura plant, Valencia Property.  PIURA  Piura  Veintiseis de octubre  6.84  816,778.08  490,066.85  31234  Property VD 2 - III, plot 2-III, El Milagro, Huanchaco District (100% occupied by squatters)  LA LIBERTAD  Trujillo  Huanchaco  6.32  213,982.56  128,389.54  31235  Front of cement plant – transport – heavy machinery and vehicle maintenance area. Lot 1a – Transport.  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  6.24  4,348,752.3  0  3,044,126.61  31236  Buffer zone - rear of the plant / Lot 2, industrial avenue - Lot 2  LA LIBERTAD – PACASMAYO PLANT  Pacasmayo  Pacasmayo  5.80  654,655.72  392,793.43  31237  Property c_e: 532182 / c_n: 9429168, mid-valley, Piura / Coscomba sector, parcel/plot unnamed property, UC 124212, Veintiséis de Octubre District, Piura Province and Department - Coscomba Property - New access to the Piura plant - María Torres Property  PIURA - PIURA PLANT  Piura  Veintiseis de octubre  5.39  2,414,827.8  0  1,690,379.46  31238  Martín III Concession - La Pampa del Loreto property / Pampa Loreto sector, Usquil District, Otuzco Province, La Libertad Region. La Pampa de Loreto UC No. 087004  - Martin III Concession  LA LIBERTAD  Otuzco  Usquil  5.26  245,612.43  171,928.70  31239  Martín VII 50 Concession / Usquil District, Otuzco Province, La Libertad - La Laguna UC No. 20368 – La Laguna  LA LIBERTAD  Otuzco  Usquil  5.00  117,199.98  82,039.99  31240  Rustic land, located in the “La Litera” sector, Paramonga - La Litera sector, within the jurisdiction of Paramonga  LIMA  Barranca  Pativilca  5.00  513,000.00  359,100.00  31241  San Marcos Concession RQ / El Milagro sector, Huaranchal District, Otuzco Province, La Libertad - Pampilas UC 080750 - Pampilas  LA LIBERTAD  Otuzco  Huaranchal  3.78  89,744.12  62,820.88  31242  San Marcos RQ Concession / El Milagro sector, Huaranchal District, Otuzco Province, La Libertad – Pampilas UC 080828, UC 080740, UC 080749, and SN UC 80762 – Pampilas  LA LIBERTAD  Otuzco  Huaranchal  3.72  123,541.38  86,478.96  31243  Martín III Concession – La Chira property / Pampa Hermosa Baja sector, Usquil District, Otuzco Province, La Libertad; La Chira U.C. No. 081963 – Martín III Concession  LA LIBERTAD  Otuzco  Usquil  3.32  79,026.08  55,318.25  31244  Martín III Concession – La Ladera del Puente property / Pampa del Puente sector, Usquil District, Otuzco Province, La Libertad Region. La Ladera del Puente UC No. 034605 - Martin III Concession  LA LIBERTAD  Otuzco  Usquil  3.16  151,361.23  105,952.86  31246  Martín III Concession – Pampa el Puente property / Pampa el Puente sector, Usquil District, Otuzco Province, La Libertad Region. Los Paltos UC No. 034606 - Martin III Concession  LA LIBERTAD  Otuzco  Usquil  2.90  97,287.24  68,101.06

16.3. Liquidation value

16.3.2. CPAC Property Appraisals (4/6)

Valuation reports table

CODE	Name of the Property	Department	Province	District	Area (Hectares)	Commercial Value (S/)	Realization Value (S/)
31247	San Marcos RQ Concession / El Milagro sector, Huaranchal District, Otuzco Province, La Libertad – Pampilas UC 080828 – UC 080740 – UC 080749 – Pampilas	LA LIBERTAD	Otuzco	Huaranchal	2.72	91,728.74	64,210.12
31248	San Marcos RQ Concession / El Milagro sector, Huaranchal District, Otuzco Province, La Libertad – El Chacur UC 080839 – El Chacur	LA LIBERTAD	Otuzco	Huaranchal	2.41	58,554.95	40,988.46
31249	Rural property in the Coscomba sector, Lower Piura Valley Parcel 7 _5309425_078506, Coscomba sector – Coscomba Property – New access to Piura plant, Valencia Property.	PIURA	Piura	Veintiseis de octubre	2.22	481,900.23	289,140.14
31250	Buffer zone - rear of the plant - Lot 5, industrial zone	LA LIBERTAD – PACASMAYO PLANT	Pacasmayo	Pacasmayo	2.18	387,353.30	232,411.98
31251	Martin III concession - Pampa Hermosa Baja property / Pampa Hermosa Baja sector, District of Usquil, Province of Otuzco, La Libertad. Pampa Hermosa Baja UC No. 081994 and La Chira UC No. 081998 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	2.08	50,695.28	35,486.69
31252	San Marcos RQ Concession / El Milagro sector, Huaranchal District, Otuzco Province, La Libertad - Unnamed UC 080742 - Unnamed	LA LIBERTAD	Otuzco	Huaranchal	2.00	48,701.86	34,091.30
31253	Martin III Concession – El Mango property / Pampa El Puente sector, Usquil District, Otuzco Province, La Libertad. El Mango UC No. 034624 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	1.95	47,583.96	33,308.78
31254	Rural property in the Coscomba sector, Lower Piura Valley parcel 7, ID: 5309425_078506, Coscomba sector – Coscomba property – new access to the Piura plant, Valencia property.	PIURA	Piura	Veintiseis de octubre	1.84	48,190.02	28,914.01
31255	Martin III Concession – unnamed property / Pampa el Puente sector, Usquil District, Otuzco Province, La Libertad. Unnamed U.C. No. 079931 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	1.84	45,232.78	31,662.95
31256	Martin VII 50 Concession / El Milagro Sector, Huaranchal District, Otuzco Province, La Libertad – Unnamed UC No. 80751 – Unnamed	LA LIBERTAD	Otuzco	Huaranchal	1.41	35,146.28	24,602.40
31257	Martin III Concession – Pampa El Chirimoyo property / Pampa Hermosa Baja sector, Usquil District, Otuzco Province, La Libertad Region. Pampa el chirimoyo UC No. 081971 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	1.28	31,870.02	22,309.02
31258	Lot 1, Sector 4, Sub-sector 4-V – Pacasmayo urban area – Lot 1 – Moncada property	LA LIBERTAD	Pacasmayo	Pacasmayo	1.28	3,139,897.35	2,197,928.14
31259	Lots 1 and 2 of the single block - a consolidated property located facing Calle La Colonia, near Av. La República and Jr. Santorín, in the El Vivero development, Santiago de Surco – Administrative Offices, Lima	LIMA	Lima	Surco	1.22	63,369,951.55	44,358,966.09
31260	Martin III Concession – El Naranjo property / Pampa Hermosa Baja sector, Usquil District, Otuzco Province, La Libertad. El Naranjo U.C. No. 081969 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	0.97	11,679.13	8,175.39

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16.3. Liquidation value

16.3.2. CPAC Property Appraisals (5/6)

Valuation reports table

CODE	Name of the Property	Department	Province	District	Area (Hectares)	Commercial Value (S/)	Realization Value (S/)
31261	DINO COMMERCIAL DEPOT – Property of Pacasmayo CPSAA – Former Cordasa/DINO Depot site – Block A-2, Lots 05 [and] 06, La Esperanza Industrial Park – Cordasa DINO Depot	LA LIBERTAD	Trujillo	La Esperanza	0.53	3,224,609.86	2,257,226.90
31262	Buffer Zone / La Primavera Property – Jequetepeque Valley – U.C. 17079 - La Primavera property	LA LIBERTAD – PACASMAYO PLANT	Pacasmayo	Pacasmayo	0.52	63,612.00	38,167.20
31263	Real estate located at Jirón Miraflores No. 557, Block 79, Lot 01. This property is from 1980. Amount: 65,000.00 soles oro / City of Tembladera, Province of Contumazá, Department of Cajamarca; 1,273.5 m² – Tembladera – SUPERINTENDENT'S RESIDENCE	CAJAMARCA	Contumaza	Tembladera	0.13	248,256.09	186,192.07
31264	Lot 1-B, Sector 4, Sub-sector 4-V – Pacasmayo urban area – Lot 1B – Moncada property	LA LIBERTAD	Pacasmayo	Pacasmayo	0.06	295,064.47	206,545.13
31265	Lot 2, Sector 4, Sub-sector 4-V – Pacasmayo urban area – Lot 2 – Moncada property	LA LIBERTAD	Pacasmayo	Pacasmayo	0.04	142,614.00	99,829.80
31266	Rural property in the Coscomba sector, Lower Piura Valley parcel 7, ID: 5309425_078506, Coscomba sector – Coscomba Property – New access to the Piura plant, Ancajima Property	PIURA	Piura	Veintiseis de octubre	0.70	56,917.35	34,150.41
31267	Martin III Concession – agricultural plot in Pampa El Chirmoyo, a small parcel known as "Cola de Caballo" / Pampa Hermosa Baja sector, Usquil District, Otuzco Province, La Libertad. Cola de caballo UC No. 081997 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	0.69	23,689.11	16,582.38
31268	San Marcos RQ Concession / El Milagro Sector, Huaranchal District, Otuzco Province, La Libertad – Pampilas UC 080753 El Milagro Sector, Huaranchal District, Otuzco Province, La Libertad – Pampilas	LA LIBERTAD	Otuzco	Huaranchal	0.28	7,546.09	5,282.27
31269	Martin III concession - Pampa Hermosa Baja property / Pampa Hermosa Baja sector, District of Usquil, Province of Otuzco, La Libertad. Pampa Hermosa UC 081966 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	0.15	4,063.23	2,844.26
31270	Martin III Concession - Pampa Hermosa Baja sector / Pampa Hermosa Baja sector, Usquil District, Otuzco Province, La Libertad. La Chira UC No. 081965 - Martin III Concession	LA LIBERTAD	Otuzco	Usquil	0.12	3,378.07	2,364.65

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16.3. Liquidation value

16.3.2. CPAC Property Appraisals (6/6)

Summary Table of Valuation Reports

Coverage	AF codes no.	Net book value (S/)	Commercial Value (S/)	Realization Value (S/)
Covered	**57**	**66,404,193**	**216,232,909**	**147,913,794**
Included in Annex 10	55	65,808,334	215,253,211	147,325,976
Not included in Annex 10	2	595,859	979,697	587,818
Partially covered	**9**	**124,174,217**	**95,742,429**	**61,741,143**
Included in Annex 10	9	124,174,217	95,742,429	61,741,143
Not included in Annex 10	0	-	-	-
Subtotal covered by valuations	**66**	**190,578,410**	**311,975,338**	**209,654,937**
Included in Annex 10	64	189,982,551	310,995,641	209,067,119
Not included in Annex 10	2	595,859	979,697	587,818
Not covered	**6**	**20,648,182**	N/A	N/A
Included in Annex 10	4	20,648,182	N/A	N/A
Not included in Annex 10	2	-	N/A	N/A
Total	**72**	**211,226,592**	**311,975,338**	**209,654,937**

Results

- The net book value of land is S/ 211.2 million, distributed across 72 fixed asset codes (FAC): 68 are included in Annex 10 of the Bidding Documents (S/ 210.6 million), and 4 are not included (S/ 0.6 million).
- There are 65 valuations, one for each plot of land (item). Plots and codes do not have a one-to-one relationship: a single plot can encompass multiple codes, and a single code can be associated with multiple plots.
- Covered by valuations: 66 FACs with a book value of S/ 190.6 million (90.2% of the total). The commercial value (valuation) is S/ 209.7 million, which is then adjusted to find the realization value.
- For items not covered (S/ 20.6 million, 9.8% of the total) across 6 FAC units, the book value is used to determine an approximate market value by applying the market-to-book ratio derived from the appraised items; these are then processed in the same manner as the appraised items, with subsequent adjustments applied to arrive at the realizable value.

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 16.3. Liquidation value   16.3.3. CPAC Property Valuation Reports   The following pages contain the summary sheets for all land valuation reports prepared by the specialized firm Braschi Tasaciones S.A.C.  Mr. Ricardo Alejandro Braschi Beunza, General Manager of Braschi Tasaciones S.A.C., a company where Mr. José Alfredo Silva Muñoz (who signed the technical proposal submitted by EQUBO) serves as a technical reviewer of appraisals, is the signatory of the Declaration of Responsibility and of all the reports herein.  E3  35

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION No. PROP 31204 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-066  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL PROPERTY “PRIMAVERA”, JEQUETEPEQUE VALLEY, PRIMAVERA SECTOR, AREA IN HECTARES: 1.8753 UC 19502  PRIMAVERA PROPERTY - UC 19502  RURAL PRIMAVERA PROPERTY, VALLE JEQUETEPEQUE U.C. 19502  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  18,753.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  52,508.40  52,508.40  S/  179,578.73  179,578.73  US$  36,755.88  36,755.88  S/  125,705.11  125,705.11  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  52,508.40  52,508.40  S/  179,578.73  179,578.73  US$  36,755.88  36,755.88  S/  125,705.11  125,705.11  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31205 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-001  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION PROPERTY LOCATED IN THE TEMBLADERA SECTOR  DOCUMENTATION NOT AVAILABLE  UNNAMED PROPERTY IN THE TEMBLADERA SECTOR  District  YONAN  Province  CONTUMAZA  Department  CAJAMARCA  Property Type  Land  Occupant  Unknown  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  OU  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  444.0000  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  294,296.16  294,296.16  S/  1,006,492.87  1,006,492.87  US$  176,577.70  176,577.70  S/  603,895.72  603,895.72  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  294,296.16  294,296.16  S/  1,006,492.87  1,006,492.87  US$  176,577.70  176,577.70  S/  603,895.72  603,895.72  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations          This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Given that the property is being used as a quarry (based on satellite imagery), it is considered appropriate to value the asset as uncultivated land. Therefore, Art. 100.1 of Chapter VI of Title 2 of the R.N.T. applies.  According to OSINERGMIN information, a 60 kV electric transmission line is located on part of the property. In accordance with applicable safety regulations, this voltage level requires a minimum easement width of 16.00 m (8.00 m on each side of the line’s centerline), within which there are restrictions on the construction of buildings. Given the limitations on the use and enjoyment of the area affected by the easement, this portion has been excluded for the purpose of determining the property's market value.  Precautions  None  Location Substantiation  The location is verified using the BGR platform and the location map provided by the client.  YES  NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31206 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-CAJ-PRED-003  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION SAN MIGUEL / MIRAFLORES / SAN GREGORIO AREA Hec. 35247.793558 Hec.  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION SAN MIGUEL / MIRAFLORES / SAN GREGORIO AREA Hec. 35247.793558 Hec.  District  SAN MIGUEL  Province  SAN MIGUEL  Department  CAJAMARCA  Property Type  Land  Occupant  Unknown  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  Year of construction  -  State of conservation of the property  Land Area  300.0000  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  216,000.00  216,000.00  S/  738,720.00  738,720.00  US$  129,600.00  129,600.00  S/  443,232.00  443,232.00  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  216,000.00  216,000.00  S/  738,720.00  738,720.00  US$  129,600.00  129,600.00  S/  443,232.00  443,232.00  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations        This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Given that there is no apparent use, and the property is located in an undeveloped area (based on satellite imagery), it is considered appropriate to value the asset as vacant land. Therefore, Art. 100.1 of Chapter VI of Title 2 of the  R.N.T. applies.  Precautions  None  Location Substantiation  The location is substantiated by the location plan provided by the client.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31207 -26 ITEM - DPM  LOCATION PLAN  Applicant Client  MSRA S.A.C.  Code  CP-AYC-PRED-093  MSRA S.A.C.  LUCILA VICENTA FLORES LLALLICO, MARIANO CLEMENTE FLORES LLALLICO, MELQUIADES FLORES LLALLICO, SANTOS IGNACIO FLORES LLALLICO, WILFREDO DEMETRIO FLORES LLALLICO, YENY AIDA FLORES LLALLICO AND CLINIO REGULO POMA LLALLICO.  Owner(s)  Inspection Date  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  TAMBOCHAYOCC RURAL  DOCUMENTATION NOT AVAILABLE  TAMBOCHAYOCC RURAL  District  LUCANAS  Province  LUCANAS  Department  AYACUCHO  Property Type  Land  Occupant  Unknown  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  332.69  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  199,946.69  199,946.69  S/  683,817.68  683,817.68  US$  119,968.01  119,968.01  S/  410,290.61  410,290.61  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  199,946.69  199,946.69  S/  683,817.68  683,817.68  US$  119,968.01  119,968.01  S/  410,290.61  410,290.61  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations        This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Due to the limited legibility of the vertex coordinates provided in the public deed, it was only possible to georeference the points corresponding to vertices No. 10 and No. 11 in Google Earth. Consequently, for the purposes of this valuation, the location and boundaries of the property are considered indicative, based on said points and the available documentary information. It is recommended to update and/or supplement the technical and georeferenced information for the property, in order to determine with certainty its location, boundaries, and perimeter limits.  Precautions  None  Location Substantiation  The location is substantiated by the location plan provided by the client.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31208 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-055  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  BLOCK A, LOT: CEMENTOS PACASMAYO 1  NORTH PAN-AMERICAN HIGHWAY KM 673 (FORMERLY KM 666)  BLOCK A, LOT: CEMENTOS PACASMAYO 1  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1,328,290.52  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  24,518,034.83  24,518,034.83  S/  83,851,679.12  83,851,679.12  US$  15,936,722.64  15,936,722.64  S/  54,503,591.43  54,503,591.43  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  24,518,034.83  24,518,034.83  S/  83,851,679.12  83,851,679.12  US$  15,936,722.64  15,936,722.64  S/  54,503,591.43  54,503,591.43  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Entry D0001: A legal easement for an electrical utility line, specifically for 60 kV electric transmission lines, has been established over a portion of the property, in accordance with the plans contained in the filed title document that served as the basis for this registration. This condition generates restrictions on use and enjoyment of the area affected by the easement. This impact is considered in the analysis of the commercial value of the property.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31209 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-CHEP-PRED-004  Client  Owner(s) Inspection Date  MSRA S.A.C.  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  PROPERTY BLOCK NO. 2 AREA HEC. 8,206.73 VALLE JEQUETEPEQUE (MASTER ENTRY)  DOCUMENTATION NOT AVAILABLE  116.5964 HECTARES OF LAND  District  CHEPEN  Province  CHEPEN  Department  LA LIBERTAD  Property Type  Land  Occupant  Unknown  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  Year of construction  -  State of conservation of the property  Land Area  116.5964  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  86,514.53  86,514.53  S/  295,879.69  295,879.69  US$  51,908.72  51,908.72  S/  177,527.82  177,527.82  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  86,514.53  86,514.53  S/  295,879.69  295,879.69  US$  51,908.72  51,908.72  S/  177,527.82  177,527.82  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Given that there is no apparent use, and the property is located in an undeveloped area (based on satellite imagery), it is considered appropriate to value the asset as vacant land. Therefore, Art. 100.1 of Chapter VI of Title 2 of the R.N.T. applies.  Precautions  None  Location Substantiation  The location is substantiated by the location plan provided by the client.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31210 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-HCO-PRED-050  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION CHICAMA VALLEY PROPERTY III BLOCK VD PARCEL 1-III LOT/PARCEL 1 - III  P.S. CAMINO CARROZABLE VD- 1-III  RURAL LOCATION CHICAMA VALLEY PROPERTY III BLOCK VD PARCEL 1-III  District  HUANCHACO  Province  TRUJILLO  Department  LA LIBERTAD  Property Type  Land  Occupant  Third Parties  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  ZRE  Construction materials  Year of construction  -  State of conservation of the property  Land Area  928,910.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  557,346.00  557,346.00  S/  1,906,123.32  1,906,123.32  US$  334,407.60  334,407.60  S/  1,143,673.99  1,143,673.99  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  557,346.00  557,346.00  S/  1,906,123.32  1,906,123.32  US$  334,407.60  334,407.60  S/  1,143,673.99  1,143,673.99  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Based on database (Excel) information and a review of satellite imagery, approximately 95% of the property is occupied by third parties (squatters). Given that this condition limits the availability and unrestricted use of the property, a downward adjustment factor is applied to its market value. The only potential parties interested in the land are considered to be the authorities (local or provincial) or the very residents currently occupying the property, with the aim of formalizing their tenure.  Precautions  None  Location Substantiation  The location is supported by information from the attached plan and the BGR platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31211 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-068  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  SECTOR KM 655 PAN-AMERICAN NORTH JEQUETEPEQUE VALLEY LOT 1  LOT 1  SECTOR KM 655 PAN-AMERICAN NORTH JEQUETEPEQUE VALLEY LOT 1  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  12  Construction materials  Year of construction  -  State of conservation of the property  Land Area  530,112.50  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  12,404,632.50  12,404,632.50  S/  42,423,843.15  42,423,843.15  US$  8,063,011.13  8,063,011.13  S/  27,575,498.05  27,575,498.05  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  12,404,632.50  12,404,632.50  S/  42,423,843.15  42,423,843.15  US$  8,063,011.13  8,063,011.13  S/  27,575,498.05  27,575,498.05  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31212 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-062  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 03 INDUSTRIAL ZONE  LOT 03 INDUSTRIAL ZONE  LOT 03 INDUSTRIAL ZONE  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  291,913.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,255,225.90  1,255,225.90  S/  4,292,872.58  4,292,872.58  US$  753,135.54  753,135.54  S/  2,575,723.55  2,575,723.55  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,255,225.90  1,255,225.90  S/  4,292,872.58  4,292,872.58  US$  753,135.54  753,135.54  S/  2,575,723.55  2,575,723.55  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registry information and the revised zoning plan, the property has industrial zoning and urban use. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31213 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-JQT-PRED-073  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  AREA: 28.00 HECTARES CERRO PITURAS SECTOR, SUB-LOT 01, INDUSTRIAL ZONE  DOCUMENTATION NOT AVAILABLE  PAN-AMERICAN HIGHWAY UNNUMBERED  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  OU  Construction materials  Year of construction  -  State of conservation of the property  Land Area  28.0000  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  106,820.00  106,820.00  S/  365,324.40  365,324.40  US$  64,092.00  64,092.00  S/  219,194.64  219,194.64  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  106,820.00  106,820.00  S/  365,324.40  365,324.40  US$  64,092.00  64,092.00  S/  219,194.64  219,194.64  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  In accordance with Registration Record No. 11004221, a procedure for the partial closure of the record due to duplication was initiated, following the identification of an overlap with earlier-dated records. However, pursuant to Resolution No. 145-2024-SUNARP/ZRV/UREG, dated February 26, 2024, the aforementioned procedure was declared concluded, as an objection had been raised against the initiation of the closure; consequently, the proposed partial closure did not take effect. It is recommended to conduct the appropriate legal and registry review regarding the identified duplication and overlap, given that this situation could create contingencies for the property and affect its commercial value.  Given that there is no apparent use of the property and it is located in an area with a low level of development and activity, it is considered vacant. Therefore, Art. 100.1 of Chapter VI of Title 2 of the R.N.T. applies.  Precautions  None  Location Substantiation  The location is supported by information from the attached plan and the BGR platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31214 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-079  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  PIURA 1 PROPERTY, SANTA MARTHA - LOS LUCHOS AREA IN HECTARES: 25.17  PIURA - PAITA HIGHWAY UNNUMBERED BLOCK SUB-LOT  LAND FACING PIURA - PAITA HIGHWAY  District  PIURA  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  14  Construction materials  Year of construction  -  State of conservation of the property  Land Area  251,723.36  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  7,551,700.80  7,551,700.80  S/  25,826,816.74  25,826,816.74  US$  5,286,190.56  5,286,190.56  S/  18,078,771.72  18,078,771.72  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  7,551,700.80  7,551,700.80  S/  25,826,816.74  25,826,816.74  US$  5,286,190.56  5,286,190.56  S/  18,078,771.72  18,078,771.72  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31215 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-061  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A. - TRUST (LA FIDUCIARIA S.A.)  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 02 INDUSTRIAL ZONE  LOT 02 INDUSTRIAL ZONE  LOT 02 INDUSTRIAL ZONE  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  184,668.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  812,539.20  812,539.20  S/  2,778,884.06  2,778,884.06  US$  487,523.52  487,523.52  S/  1,667,330.44  1,667,330.44  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  812,539.20  812,539.20  S/  2,778,884.06  2,778,884.06  US$  487,523.52  487,523.52  S/  1,667,330.44  1,667,330.44  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations        This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registry information and the revised zoning plan, the property has industrial zoning and urban use. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31216 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-075  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  HEC AREA. 15.2338 URBAN EXPANSION ZONE LOT 1  LOT 1  HEC AREA. 15.2338 URBAN EXPANSION ZONE LOT 1  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  11  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  152,338.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  799,774.50  799,774.50  S/  2,735,228.79  2,735,228.79  US$  479,864.70  479,864.70  S/  1,641,137.27  1,641,137.27  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  799,774.50  799,774.50  S/  2,735,228.79  2,735,228.79  US$  479,864.70  479,864.70  S/  1,641,137.27  1,641,137.27  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the recorded boundaries, the property adjoins third-party parcels, with no direct frontage or access to a main thoroughfare established in the public records. Although a review of satellite imagery suggests a possible exit onto said road, this has not been corroborated through documentation or visual inspection. Consequently, for the purposes of this valuation, the property is considered an interior lot, and a downward adjustment factor is applied due to its access conditions.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31217 -26 ITEM - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-065  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION JEQUETEPEQUE VALLEY, ROYAL PROPERTY, PACASMAYO SECTOR, BLOCK PACAS-0001 LOT/PARCEL HEC AREA. 15.09 C.U.  ROYAL PROPERTY (RURAL ISLAND)  ROYAL PROPERTY (RURAL ISLAND)  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  150,900.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  452,700.00  452,700.00  S/  1,548,234.00  1,548,234.00  US$  271,620.00  271,620.00  S/  928,940.40  928,940.40  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  452,700.00  452,700.00  S/  1,548,234.00  1,548,234.00  US$  271,620.00  271,620.00  S/  928,940.40  928,940.40  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the revised zoning plan, the property has industrial zoning. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP  31218  -26  ITEM  -  DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-060  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A. - TRUST (LA FIDUCIARIA S.A.)  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 01 INDUSTRIAL ZONE  LOT 01 INDUSTRIAL ZONE  LOT 01 INDUSTRIAL ZONE  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  130,000.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  X  NO  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  551,160.00  551,160.00  S/  1,884,967.20  1,884,967.20  US$  330,696.00  330,696.00  S/  1,130,980.32  1,130,980.32  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  551,160.00  551,160.00  S/  1,884,967.20  1,884,967.20  US$  330,696.00  330,696.00  S/  1,130,980.32  1,130,980.32  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations          This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registry information and the revised zoning plan, the property has industrial zoning and urban use. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Entry D0001 – According to the property registration record, a portion of the property is subject to a statutory right-of-way easement for a 60 kV electric power transmission line, which can be viewed in the attachments on the OSINERGMIN platform. This impact is considered in the analysis of the commercial value of the property.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31219  -26  ITEM  -  DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-JQT-PRED-074  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  AREA: 12.00 HEC. CERRO PITURAS SECTOR, SUB-LOT 02 INDUSTRIAL ZONE  DOCUMENTATION NOT AVAILABLE  PAN-AMERICAN HIGHWAY UNNUMBERED  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  ZRE  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  12.0000  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  48,528.00  48,528.00  S/  165,965.76  165,965.76  US$  29,116.80  29,116.80  S/  99,579.46  99,579.46  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  48,528.00  48,528.00  S/  165,965.76  165,965.76  US$  29,116.80  29,116.80  S/  99,579.46  99,579.46  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations          This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  In accordance with Registration Record No. 11004221, a procedure for the partial closure of the record due to duplication was initiated, following the identification of an overlap with earlier-dated records. However, pursuant to Resolution No. 145-2024-SUNARP/ZRV/UREG, dated February 26, 2024, the aforementioned procedure was declared concluded, as an objection had been raised against the initiation of the closure; consequently, the proposed partial closure did not take effect. It is recommended to conduct the appropriate legal and registry review regarding the identified duplication and overlap, given that this situation could create contingencies for the property and affect its commercial value.  Given that there is no apparent use of the property and it is located in an area with a low level of development and activity, it is considered vacant. Therefore, Art. 100.1 of Chapter VI of Title 2 of the R.N.T. applies.  Precautions  None  Location Substantiation  The location is supported by information from the attached plan and the BGR platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31221  -26  ITEM  -  DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-080  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  CE 531567 / CN 9429465 RURAL LOCATION MIDDLE PIURA VALLEY / COSCOMBA SECTOR PARCEL/LOT UNNAMED PROPERTY, AREA IN HEC. 11.7635 U.C. 124219  PIURA - PAITA HIGHWAY UNNUMBERED BLOCK SUB-LOT  LAND FACING PIURA - PAITA HIGHWAY  District  VEINTISEIS DE OCTUBRE  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  14  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  117,635.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  3,764,320.00  3,764,320.00  S/  12,873,974.40  12,873,974.40  US$  2,635,024.00  2,635,024.00  S/  9,011,782.08  9,011,782.08  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  3,764,320.00  3,764,320.00  S/  12,873,974.40  12,873,974.40  US$  2,635,024.00  2,635,024.00  S/  9,011,782.08  9,011,782.08  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations    This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the property registration record, there is a provisional entry regarding a Zoning and Thoroughfares Certificate, which indicates that an area of 1,861.9096 m² of the property is affected by planned thoroughfares. However, as the validity period of said certificate has expired, it is unknown whether this designation remains in effect as of the date of this valuation.  In this regard, it is recommended to request an updated Zoning and Roadways Certificate to determine the existence, location, and extent of any potential road-related encumbrances on the property, given that such a condition could limit the use of the property and affect its commercial value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31222  -26  ITEM  -  DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-088  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  C_E 530859 / C_N 9429231 RURAL LOCATION BAJO PIURA VALLEY / COSCOMBA SECTOR LOT/PARCEL UNNAMED PROPERTY, AREA IN HEC. 11.0000 U.C. 138012  CATACAOS - UNNAMED, BAJO PIURA, COSCOMBA SECTOR  CATACAOS LAND - UNNAMED, BAJO PIURA, COSCOMBA SECTOR  District  CATACAOS  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  110,000.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,595,000.00  1,595,000.00  S/  5,454,900.00  5,454,900.00  US$  1,116,500.00  1,116,500.00  S/  3,818,430.00  3,818,430.00  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,595,000.00  1,595,000.00  S/  5,454,900.00  5,454,900.00  US$  1,116,500.00  1,116,500.00  S/  3,818,430.00  3,818,430.00  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31223  -26  ITEM  -  DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-091  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  C_E 531152 / C_N 9429144 RURAL LOCATION BAJO PIURA VALLEY / COSCOMBA SECTOR LOT/PARCEL UNNAMED PROPERTY, AREA IN HEC. 11.0000 U.C. 138013  CATACAOS - UNNAMED, BAJO PIURA, COSCOMBA SECTOR  CATACAOS LAND - UNNAMED, BAJO PIURA, COSCOMBA SECTOR  District  CATACAOS  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  110,000.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,355,750.00  1,355,750.00  S/  4,636,665.00  4,636,665.00  US$  949,025.00  949,025.00  S/  3,245,665.50  3,245,665.50  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,355,750.00  1,355,750.00  S/  4,636,665.00  4,636,665.00  US$  949,025.00  949,025.00  S/  3,245,665.50  3,245,665.50  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  A review by the National Urban Observatory (Observatorio Urbano Nacional, OUN) of the Ministry of Housing, Construction, and Sanitation indicates that the property contains areas designated as PRA (Public Recreation Area), as well as strips without a specific mapped zoning designation which, based on their configuration and continuity, may correspond to areas associated with the planned road network. However, in the absence of the corresponding Zoning and Thoroughfare Certificate, it is not possible to determine with precision the nature, extent, and impact of such areas on the property.  Therefore, it is recommended to verify the Zoning and Roadways Certificate in order to confirm the applicable zoning, any potential encumbrances and/or road reservations, and their impact on the usable area of the property. Given the existing uncertainty regarding these urban planning conditions and their potential impact on the development potential of the property, a discount factor has been applied to the estimated market value for the purposes of this appraisal.  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31224  -26  ITEM  -  DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-078  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  PIURA 2 PROPERTY (SEMINARIO - LUO - HUANCAS) RURAL LOCATION X FUNDO COSCOMBA AREA HEC. 10.0803  PIURA - PAITA HIGHWAY UNNUMBERED BLOCK SUB-LOT  LAND FRONTING GRAU EXTENSION  District  PIURA  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  14  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  100,803.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,915,257.00  1,915,257.00  S/  6,550,178.94  6,550,178.94  US$  1,340,679.90  1,340,679.90  S/  4,585,125.26  4,585,125.26  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,915,257.00  1,915,257.00  S/  6,550,178.94  6,550,178.94  US$  1,340,679.90  1,340,679.90  S/  4,585,125.26  4,585,125.26  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations    This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to information from SUNARP’s Graphic Registry Database (BGR), there appears to be a potential partial graphic overlap between the property being appraised and the area corresponding to Registry Entry No. 11133458. It is recommended to conduct the appropriate registry and legal review to confirm the existence, nature, and extent of such an overlap, given that this condition could affect legal certainty and, consequently, the commercial value of the property.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31225  -26  ITEM  -  DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-063  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 04 INDUSTRIAL ZONE  LOT 04 INDUSTRIAL ZONE  LOT 04 INDUSTRIAL ZONE  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  92,328.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  443,174.40  443,174.40  S/  1,515,656.45  1,515,656.45  US$  265,904.64  265,904.64  S/  909,393.87  909,393.87  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  443,174.40  443,174.40  S/  1,515,656.45  1,515,656.45  US$  265,904.64  265,904.64  S/  909,393.87  909,393.87  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations        This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registry information and the revised zoning plan, the property has industrial zoning and urban use. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31226  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-054  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION BLOCK A, CONSOLIDATED LOT, CEMENTOS PACASMAYO, AREA IN HECTARES 8.700  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION BLOCK A, CONSOLIDATED LOT, CEMENTOS PACASMAYO 2, AREA IN HECTARES 8.700  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  RDM\PR  Construction materials State of conservation of the property  Built Area Declaration Type  -  -  -  87,000.00  m2  m2  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  226,200.00  226,200.00  S/  773,604.00  773,604.00  US$  135,720.00  135,720.00  S/  464,162.40  464,162.40  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  226,200.00  226,200.00  S/  773,604.00  773,604.00  US$  135,720.00  135,720.00  S/  464,162.40  464,162.40  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  •  •  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31237  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-083  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  C_E 532396/C_N 9429173 RURAL LOCATION MIDDLE PIURA VALLEY / COSCOMBA SECTOR PARCEL/LOT COSCOMBA PROPERTY HEC. AREA 8.6305 U.C. 124216  MEDIO PIURA STREET / SECTOR 2-DVO, PROPERTY NO. COSCOMBA - TORRES JARAMILLO  COSCOMBA SECTOR LOT/PARCEL COSCOMBA PROPERTY HEC. AREA 8.6305 U.C. 124216  District  VEINTISEIS DE OCTUBRE  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  14  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  86,305.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,251,422.50  1,251,422,50  5/  4,279,864,95  4,279,864.95  US$  875,995.75  875,995.75  S/  2,995,905,47  2,995,905,47  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  5/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,251,422.50  1.251,422.50  5/  4,279,864.95  4,279,864.95  US$  875,995.75  875,995.75  S/  2,995,905.47  2,995,905,47  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US  $  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  •  •  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31228 -26 ITEM - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-058  MSRA S.A.C.  DISTRICT MUNICIPALITY OF PACASMAYO  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  HEC AREA. 8.0315 INDUSTRIAL AREA LOT 001  LOT: JOSELITO 1 AND 2  HEC AREA. 8.0315 INDUSTRIAL AREA LOT 001  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  12  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  80,315.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  248,304.00  248,304.00  S/  849,199.68  849,199.68  US$  148,982.40  148,982.40  S/  509,519.81  509,519.81  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  248,304.00  248,304.00  S/  849,199.68  849,199.68  US$  148,982.40  148,982.40  S/  509,519.81  509,519.81  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the revised zoning plan information, the property has industrial zoning. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the  property’s market value.  Entry D0001 – According to the property registration record, a portion of the real estate is subject to a statutory right-of-way easement in favor of EMPRESA DE TRANSMISIÓN GUADALUPE S.A. (an electric company). This impact is considered in the analysis of the commercial value of the property.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  36

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31229  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-092  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  BLOCK S, SUB-LOT B2-B, INDUSTRIAL ZONE II  DOCUMENTATION NOT AVAILABLE  BLOCK S, SUB-LOT B2-B, INDUSTRIAL ZONE II  District  PAITA  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  12  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  75,423.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  2,639,805,00  2,639,805,00  S/  9,028,133.10  9,028,133.10  US$  1,847,863,50  1,847,863,50  S/  6,319,693.17  6,319,693.17  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  2,639,805,00  2,639,805,00  S/  9,028,133.10  9,028,133.10  US$  1,847,863,50  1,847,863,50  S/  6,319,693.17  6,319,693.17  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  60

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31230 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-PAC-PRED-089
Client	MSRA S.A.C.		
Owner(s)	CEMENTOS PACASMAYO S.A.A.		
Inspection Date	-		

Location according to the Electronic Property Record	C_E 530655 / C_N 9429252 RURAL LOCATION BAJO PIURA VALLEY / COSCOMBA SECTOR LOT/PARCEL UNNAMED PROPERTY, AREA IN HEC. 7.4035 U.C. 138014
Location according to the Urban Property Record	CATACAOS - COSCOMBA BAJO KM 08 LA LEGUA BAJO PIURA, COSCOMBA SECTOR
Location Based on Visual Inspection	CATACAOS LAND - UNNAMED, BAJO PIURA, COSCOMBA SECTOR

District	CATACAOS		
Province	PIURA	Department	PIURA

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	13	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	74,035.00 m2	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	1,080,911.00	1,080,911.00	
	S/	3,696,715.62	3,696,715.62	
COMMERCIAL VALUE	US$	756,637.70	756,637.70	
	S/	2,587,700.93	2,587,700.93	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	1,080,911.00	1,080,911.00	
	S/	3,696,715.62	3,696,715.62	
REALIZATION VALUE	US$	756,637.70	756,637.70	
	S/	2,587,700.93	2,587,700.93	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied	3.420 Soles / Dollar
Observations	This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
Precautions	None
Location Substantiation	The location is substantiated by the BGR platform and the attached plans.
Property in risk zone (YES [ ] NO [X])	The property is not in a risk zone.
Date	October 2, 2026

[signature]

BRASCHI TASACIONES S.A.C

EXPERT Mr. Ricardo Braschi Beunza

REPEV *6413-16*

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3

61

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31231  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-081  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  PIURA 2 PROPERTY (SEMINARIO - LUO - HUANCAS) RURAL LOCATION EX FUNDO COSCOMBA AREA HEC. 7.0298 U.C. 80800,  U.C. 80801, U.C.19809  PIURA - PAITA HIGHWAY UNNUMBERED BLOCK SUB-LOT  LAND FACING PIURA - PAITA HIGHWAY  District  PIURA  Province  PIURA  Department  PIURA  Land  Occupant Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  14  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  70,298.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  2,249,536.00  2,249,536.00  5/  7,580,936.32  7,580,936.32  US$  1,574,675.20  1,574,675.20  S/  5,306,655.42  5,306,655.42  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  5/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  2,249,536.00  2,249,536.00  5/  7,580,936.32  7,580,936.32  US$  1,574,675.20  1,574,675.20  S/  5,306,655.42  5,306,655.42  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US  $  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.370  Soles / Dollar  Observations  •  •  •  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to information from SUNARP’s Graphic Registry Database (BGR), there appears to be a potential partial graphic overlap between the property being appraised and the area  corresponding to Registry Entry No. 11133458. It is recommended to conduct the appropriate registry and legal review to confirm the existence, nature, and extent of such an overlap, given that this condition could affect legal certainty and, consequently, the commercial value of the property.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  62

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31232 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-090  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  RURAL LOCATION PROPERTY R.C. 18574 COSCOMBA LOT/PARCEL PROPERTY 18574 U.C. 18574  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION R.C. PROPERTY 18574 COSCOMBA  District  PIURA  Province  PIURA  Department  PIURA  Land  Occupant Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  70,000.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  630,000.00  630,000.00  S/  2,154,600.00  2,154,600.00  US$  441,000.00  441,000.00  S/  1,508,220.00  1,508,220.00  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  630,000.00  630,000.00  S/  2,154,600.00  2,154,600.00  US$  441,000.00  441,000.00  S/  1,508,220.00  1,508,220.00  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  From the review of the National Urban Observatory (OUN) of the Ministry of Housing, Construction and Sanitation, it can be seen that the property has sectors identified with PRA – Public Recreation Area – zoning, as well as strips without specific zoning plotted that, due to their configuration and continuity, could correspond to areas linked to the projected road system. However, in the absence of the corresponding Zoning and Thoroughfare Certificate, it is not possible to determine with precision the nature, extent, and impact of such areas on the property.  Therefore, it is recommended to verify the Zoning and Roadways Certificate in order to confirm the applicable zoning, any potential encumbrances and/or road reservations, and their impact on the usable  area of the property. Given the existing uncertainty regarding these urban planning conditions and their potential impact on the development potential of the property, a discount factor has been applied to the estimated market value for the purposes of this appraisal.  Precautions  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  63

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31232 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-PAC-PRED-086
Client	MSRA S.A.C.		
Owner(s)	CEMENTOS PACASMAYO S.A.A.		
Inspection Date	-		

Location according to the Electronic Property Record	CENTROID_E:532660, CENTROID_N: 9429045 RURAL LOCATION COSCOMBA VALLEY PROPERTY, BAJO PIURA LOT/PARCEL 7_5309425_078506 AREA HEC. 6.8400 COSCOMBA SECTOR
Location according to the Urban Property Record	CASERIO COSCOMBA
Location Based on Visual Inspection	RURAL LOCATION COSCOMBA PROPERTY IN THE BAJO PIURA VALLEY LOT/PARCEL 7_5309425_078506 AREA HEC. 6.8400 COSCOMBA SECTOR

District	PIURA		
Province	PIURA	Department	PIURA

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	13-14-MS	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	68,400.00 m2	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	238,824.00	238,824.00	
	S/	816,778.08	816,778.08	
COMMERCIAL VALUE	US$	143,294.40	143,294.40	
	S/	490,066.85	490,066.85	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	238,824.00	238,824.00	
	S/	816,778.08	816,778.08	
REALIZATION VALUE	US$	143,294.40	143,294.40	
	S/	490,066.85	490,066.85	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied 3.420 Soles / Dollar

Observations

- This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
- According to Zoning and Roadway Certificate No. 022-2025, issued by the Provincial Municipality of Piura on February 3, 2025, and valid until February 3, 2028, the property is zoned as I3 (Light Industry), I4 (Heavy Industry), and MS (Marginal Strip).

However, subsequent to the issuance of said certificate, the Metropolitan Development Plan for Piura 2020–2040 was approved via Municipal Ordinance No. 0437-00-CMPP, dated March 16, 2026. A review of the cartography associated with the current MDP (Municipal Development Plan) reveals that the area where the property is located includes sections currently designated as PRA (Public Recreation Area) and EPA (Environmental Protection Area), which differs from the urban planning conditions specified in the aforementioned Zoning and Thoroughfare Certificate.
In this regard, it is recommended to initiate a request with the Provincial Municipality of Piura for the update and/or ratification of the Zoning and Roadways Certificate, in order to officially determine the impact of the current MDP on the property, as well as the urban planning conditions currently in effect.
However, for the purposes of this valuation, the conditions set forth in Zoning and Road Certificate No. 022-2025 are adopted, as this is the specific municipal document issued for the property under analysis and it remains within its stated period of validity. Consequently, for valuation purposes, the property area is divided into sectors in accordance with the I3, I4, and MS classifications set forth in said document.
Regarding the sector identified as the Marginal Strip (MS), and taking into account its status as an area subject to restrictions on use and development, a minimum commercial value is assigned for the purposes of this appraisal; the areas corresponding to the I3 and I4 zoning designations are valued separately.

Av. Manuel Olguín No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3

64

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31234  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-051  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LAND OF 6.32 HEC. CADASTRAL UNIT 2-III  EL MILAGRO | 0369 PS. CAMINO CARROZABLE VD.2-III  EL MILAGRO I 0369 P5. CAMINO CARROZABLE VD.2-III  District  HUANCHACO  Province  TRUJILLO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  11/12  Construction materials State of conservation of the property  Built Area Declaration Type  -  -  -  63,200.00  m2  m2  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  62,568.00  62,568.00  5/  213,982.56  213,982.56  US$  37,540.80  37,540.80  S/  128,389.54  128,389.54  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  5/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  62,568.00  62,568.00  5/  213,982.56  213,982.56  US$  37,540.80  37,540.80  S/  128,389.54  128,389.54  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US  $  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  •  •  •  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Based on database (Excel) information and a review of satellite imagery, the property is occupied by third parties (squatters). Given that this condition limits the availability and  unrestricted use of the property, a downward adjustment factor is applied to its market value.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  65

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31235  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-069  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  SECTOR KM 655 PANAMERICANA NORTH JEQUETEPEQUE VALLEY LOT 1A  LOT 1A  SECTOR KM 655 PANAMERICANA NORTH JEQUETEPEQUE VALLEY LOT 1A  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  OU  Construction materials  -  -  State of conservation of the property  -  62,437.50  m2  m2  Built Area Declaration Type  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,271,565.00  1,271,565.00  S/  4,348,752.30  4,348,752.30  US$  890,095.50  890,095.50  S/  3,044,126.61  3,044,126.61  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,271,565.00  1,271,565.00  S/  4,348,752.30  4,348,752.30  US$  890,095.50  890,095.50  S/  3,044,126.61  3,044,126.61  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  The plot has considerable depth relative to its single frontage; therefore, Article 19 of Chapter III, Title 2 of the current National Valuation Regulations applies.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  67

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31236  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-059  MSRA S.A.C.  DISTRICT MUNICIPALITY OF PACASMAYO  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  AREA IN HEC. 5.8006 INDUSTRIAL AREA LOT 002  DOCUMENTATION NOT AVAILABLE  AREA IN HEC. 5.8006 INDUSTRIAL AREA LOT 002  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Land  Occupant Owner(s)  Property Type  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  12  Construction materials  -  -  State of conservation of the property  -  58,006,00  m2  m2  Built Area Declaration Type  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  191,419.80  191,419.80  5/  654,655.72  654,655.72  US$  114,851.88  114,851.88  S/  392,793.43  392,793.43  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  5/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  191,419.80  191,419.80  5/  654,655.72  654,655.72  US$  114,851.88  114,851.88  S/  392,793.43  392,793.43  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US  $  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.370  Soles / Dollar  Observations  •  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the revised zoning plan information, the property has industrial zoning. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property’s market value.  Entry D0001 – According to the property registration record, a portion of the real estate is subject to a statutory right-of-way easement in favor of EMPRESA DE TRANSMISIÓN GUADALUPE S.A. (an electric company). This impact originates from the main line; however, according to current information from the OSINERGMIN website, there are no power lines affecting the property. Therefore, it is recommended that this burden be updated.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  67

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31237  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-082  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  C_E 532182 /C_N 9429168 RURAL LOCATION MID PIURA VALLEY / COSCOMBA SECTOR LOT/PARCEL COSCOMBA PROPERTY HEC. AREA 5.3900 U.C. 124212  PIURA - PAITA HIGHWAY UNNUMBERED SUBLOT  LAND FRONTING GRAU EXTENSION, COSCOMBA SECTOR, LOT/PARCEL COSCOMBA PROPERTY HEC. AREA 5.3900  U.C. 124212  District  VEINTISEIS DE OCTUBRE  Province  PIURA  Department  PIURA  Land  Occupant Owner(s)  Property Type  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  14  Construction materials  -  -  State of conservation of the property  -  53,900.00  m2  m2  Built Area Declaration Type  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  706,090.00  706,090.00  S/  2,414,827.80  2,414,827.80  US$  494,263.00  494,263.00  S/  1,690,379,46  1,690,379.46  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  706,090.00  706,090.00  S/  2,414,827.80  2,414,827.80  US$  494,263.00  494,263.00  S/  1,690,379,46  1,690,379.46  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  68

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31238  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-PAC-PRED-018  MSRA S.A.C.  MARIA AZUCENA ALFARO ABANTO, MARINA LIDIA ULLOA BANTO, NERI ULLOA ABANTO, UBER AQUILINO ULLOA BANTO  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION LA PAMPA DEL LORETO PROPERTY, AREA IN HEC. 5.2582 U.C. 87004  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION LA PAMPA DEL LORETO PROPERTY, AREA IN HEC. 5.2582 U.C. 87004  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  Land  Occupant Owner(s)  Property Type  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  5.2582  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  71,816.50  71,816.50  S/  245,612.43  245,612.43  US$  50,271.55  50,271.55  S/  171,928.70  171,928.70  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  71,816.50  71,816.50  S/  245,612.43  245,612.43  US$  50,271.55  50,271.55  S/  171,928.70  171,928.70  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  69

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31240 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-USQ-PRED-031
Client	MSRA S.A.C.		
Owner(s)	NOT REGISTERED		
Inspection Date	-		

Location according to the Electronic Property Record	NOT REGISTERED
Location according to the Urban Property Record	DOCUMENTATION NOT AVAILABLE
Location Based on Visual Inspection	RURAL LOCATION PROPERTY U.C. 20368 - LA LAGUNA PROPERTY

District	USQUIL		
Province	OTUZCO	Department	LA LIBERTAD

Property Type: Land   **Occupant**: Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	PR	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	5.0000 Hectares	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	34,269.00	34,269.00	
	S/	117,199.98	117,199.98	
COMMERCIAL VALUE	US$	23,988.30	23,988.30	
	S/	82,039.99	82,039.99	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	34,269.00	34,269.00	
	S/	117,199.98	117,199.98	
REALIZATION VALUE	US$	23,988.30	23,988.30	
	S/	82,039.99	82,039.99	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied: 3.420 Soles / Dollar

Observations

• This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.
• No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
• According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.
• It should be noted that, for the purposes of this valuation, the documentation provided by the client regarding U.C. No. 20368 is taken into account. However, when georeferencing the centroid indicated on the plan, using the coordinates provided in the PSAD56 system, it falls within an area corresponding to U.C. No. 27398, which differs from the one specified in the provided documentation.
Consequently, this valuation is carried out based on the information and documentation provided by the client. It is recommended to verify and/or regularize the correspondence between the georeferenced location of the property and the recorded Cadastral Unit, by contacting the competent authority.

Av. Manuel Olguín No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3

70

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31240  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code -  Client  Owner(s) Inspection Date  MSRA S.A.C.  PROPERTY NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  NOT REGISTERED  KM. 214.5 VALLE FORTALEZA PROPERTY CODE 90010068  KM. 214.5 VALLE FORTALEZA  District  PARAMONGA  Province  BARRANCA  Department  LIMA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  ZRE  Construction materials  -  -  State of conservation of the property  -  50,000.00  m2  m2  Built Area Declaration Type  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  150,000.00  150,000.00  S/  513,000.00  513,000.00  US$  105,000.00  105,000.00  S/  359,100.00  359,100.00  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  150,000.00  150,000.00  S/  513,000.00  513,000.00  US$  105,000.00  105,000.00  S/  359,100.00  359,100.00  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  69

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31241  -26  ITEM  - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C.080750 LAND, LAS PAMPILAS  District  HUARANCHAL  Province  OTUZCO  Department  LA LIBERTAD  Land  Occupant Owner(s)  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-HUR-PRED-044  Client  Owner(s) Inspection Date  MSRA S.A.C.  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Description  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  3.7833  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type TOTAL  PARTIAL  Burdens  YES  NO  X  Liens YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  26,240.97  26,240.97  S/  89,744.12  89,744.12  US$  18,368.68  18,368.68  S/  62,820.88  62,820.88  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  26,240.97  26,240.97  S/  89,744.12  89,744.12  US$  18,368.68  18,368.68  S/  62,820.88  62,820.88  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  -  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  - • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT  Mr. Ricardo Braschi Beunza  REPEV  6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  72

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31242 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-HUR-PRED-045
Client	MSRA S.A.C.		
Owner(s)	NOT REGISTERED		
Inspection Date	-		

Location according to the Electronic Property Record	NOT REGISTERED
Location according to the Urban Property Record	DOCUMENTATION NOT AVAILABLE
Location Based on Visual Inspection	RURAL LOCATION PAMPILAS PROPERTY, AREA 3.72

District	HUARANCHAL		
Province	OTUZCO	Department	LA LIBERTAD

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	PR	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	3.7200 Hectares	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	36.123.21	36,123.21	
	S/	123,541.38	123,541.38	
COMMERCIAL VALUE	US$	25,286.25	25,286.25	
	S/	86,478.96	86,478.96	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	36.123.21	36,123.21	
	S/	123,541.38	123,541.38	
REALIZATION VALUE	US$	25,286.25	25,286.25	
	S/	86,478.96	86,478.96	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied 3.420 Soles / Dollar

Observations

- This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
- • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.
- It should be noted that, for the purposes of this valuation, the documentation provided by the client, which contains reference information regarding the location of the property, has been taken into account. It is recommended to subsequently verify with the competent authority that the Cadastral Unit corresponds to the indicated location, in order to determine its correct identification and cadastral designation.

Precautions None

Location Substantiation The location is substantiated by the BGR platform and the attached plans.

	YES	NO	
Property in risk zone		X	The property is not in a risk zone.

Date October 2, 2026

[signature]

EXPERT Mr. Ricardo Braschi Beinza
REPEV *6413-16*

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3
73

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31243  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-HUR-PRED-012  Client  Owner(s) Inspection Date  MSRA S.A.C.  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 081963 - LA CHIRA PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  3.3195  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  23,107.04  23,107.04  S/  79,026.08  79,026.08  US$  16,174.93  16,174.93  S/  55,318.25  55,318.25  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  23,107.04  23,107.04  S/  79,026.08  79,026.08  US$  16,174.93  16,174.93  S/  55,318.25  55,318.25  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  -  -  -  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is  applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  74

BT BRASCHI TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31244 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-HUR-PRED-015
Client	MSRA S.A.C.		
Owner(s)	UBER AQUILINO ULLOA BANTO, MARINA LIDIA ULLOA BANTO, NERI ULLOA ABANTO.		
Inspection Date	-		

Location according to the Electronic Property Record	CENTROID_E 782339 CENTROID_N: 9146859 PAMPA DEL PUENTE SECTOR, LA LADERA DEL PUENTE PROPERTY, AREA IN HEC. 3.1642 U.C. 34605
Location according to the Urban Property Record	DOCUMENTATION NOT AVAILABLE
Location Based on Visual Inspection	RURAL LOCATION PROPERTY U.C.034605 - LA LADERA DEL PUENTE PROPERTY

District	USQUIL		
Province	OTUZCO	Department	LA LIBERTAD

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	PR	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	3.1642 Hectares	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	44,257.67	44,257.67	
	S/	151,361.23	151,361.23	
COMMERCIAL VALUE	US$	30,980.37	30,980.37	
	S/	105,952.86	105,952.86	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	44,257.67	44,257.67	
	S/	151,361.23	151,361.23	
REALIZATION VALUE	US$	30,980.37	30,980.37	
	S/	105,952.86	105,952.86	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied	3.420 Soles / Dollar
Observations	This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client. No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
Precautions	None
Location Substantiation	The location is substantiated by the BGR platform and the attached plans.
Property in risk zone YES [ ] NO [X]	The property is not in a risk zone.
Date	October 2, 2026

[signature]

EXPERT Mr. Ricardo Braschi Beunza
REPEV *6413-16*

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3
75

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31246  -26  ITEM  - DPM  LOCATION PLAN  Applicant Client Owner(s) Inspection Date  MSRA S.A.C.  Code  CP-HUR-PRED-026  MSRA S.A.C.  NOT REGISTERED.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C.034606 - LA PAMPA EL PUENTE PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  Land  Occupant Owner(s)  Property Type  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  Year of construction Land Area  Construction Declaration  PR  Construction materials  -  -  State of conservation of the property  -  2.8951  Hectares  m2  Built Area Declaration Type  X  TOTAL  PARTIAL  YES NO  YES NO  Burdens  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  28,446.56  28,446.56  S/  97,287.24  97,287.24  US$  19,912.59  19,912.59  S/  68,101.06  68,101.06  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  28,446.56  28,446.56  S/  97,287.24  97,287.24  US$  19,912.59  19,912.59  S/  68,101.06  68,101.06  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  -  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  - • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  76

BT BRASCHI TASACIONES
CONSULTANTS · APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31247 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-HUR-PRED-036
Client	MSRA S.A.C.		
Owner(s)	NOT REGISTERED		
Inspection Date	-		

Location according to the Electronic Property Record	NOT REGISTERED
Location according to the Urban Property Record	DOCUMENTATION NOT AVAILABLE
Location Based on Visual Inspection	RURAL LOCATION PAMPILAS PROPERTY, AREA 2.72

District	HUARANCHAL		
Province	OTUZCO	Department	LA LIBERTAD

Property Type Land **Occupant** Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	PR	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	2.7200 Hectares	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	26,821.27	26,821.27	
	S/	91,728.74	91,728.74	
COMMERCIAL VALUE	US$	18,774.89	18,774.89	
	S/	64,210.12	64,210.12	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	26,821.27	26,821.27	
	S/	91,728.74	91,728.74	
REALIZATION VALUE	US$	18,774.89	18,774.89	
	S/	64,210.12	64,210.12	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied 3.420 Soles / Dollar

Observations

- This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.

No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.

- • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.
- ***It should be noted that, for the purposes of this valuation, the documentation provided by the client, which contains reference information regarding the location of the property, has been taken into account. It is recommended to subsequently verify with the competent authority that the Cadastral Unit corresponds to the indicated location, in order to determine its correct identification and cadastral designation.***

Precautions None

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3

77

 BRASCHI  BT TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION  Item  PROP  31248  -26  ITEM  - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-HUR-PRED-034  Client  Owner(s) Inspection Date  MSRA S.A.C.  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 080839 LAS PAMPILAS LAND  District  HUARANCHAL  Province  OTUZCO  Department  LA LIBERTAD  Land  Occupant Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  2.4112  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  COMMERCIAL VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  17,121.33  17,121.33  S/  58,554.95  58,554.95  US$  11,984.93  11,984.93  S/  40,988.46  40,988,46  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  17,121.33  17,121.33  S/  58,554.95  58,554.95  US$  11,984.93  11,984.93  S/  40.988.46  40,988.46  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is  applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  None  The location is substantiated by the BGR platform and the attached plans.  Precautions  Location Substantiation  YES  NO  X  Property in risk zone  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  Mr. Ricardo Braschi Beunza  6413-16  EXPERT REPEV  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  78

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31248 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-HUR-PRED-085
Client	MSRA S.A.C.		
Owner(s)	UNKNOWN (Not registered)		
Inspection Date	-		

Location according to the Electronic Property Record	PROPERTY NOT REGISTERED			
Location according to the Urban Property Record	-			
Location Based on Visual Inspection	PROPERTY 01 AREA 2.2190 HEC.			
	District	PIURA		
	Province	PIURA	Department	PIURA

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	13-14	**Construction materials**	-	
Year of construction	-	**State of conservation of the property**	-	
Land Area	22,190.00 m2	**Built Area**		m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ]	PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ]	NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	140,906.50	140,906.50	
	S/	481,900.23	481,900.23	
COMMERCIAL VALUE	US$	84,543.90	84,543.90	
	S/	289,140.14	289,140.14	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	140,906.50	140,905.50	
	S/	481,900.23	481,900.23	
REALIZATION VALUE	US$	84,543.90	84,543.90	
	S/	289,140.14	289,140.14	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied 3.420 Soles / Dollar

Observations

- This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.
No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
- According to the information provided by the client, the property subject to valuation is not registered with the Public Registry (SUNARP). In light of this condition, a downward adjustment factor is applied to the estimated market value for the purposes of this valuation.
- According to Zoning and Roadway Certificate No. 022-2025, issued by the Provincial Municipality of Piura on February 3, 2025, and valid until February 3, 2028, the property is zoned as I3 (Light Industry), I4 (Heavy Industry), and MS (Marginal Strip).
- However, subsequent to the issuance of said certificate, the Metropolitan Development Plan for Piura 2020–2040 was approved via Municipal Ordinance No. 0437-00-CMPP, dated March 16, 2026. A review of the cartography associated with the current MDP reveals that the area where the property is located is designated as a PRA (Public Recreation Area), which differs from the urban planning conditions specified in the aforementioned Zoning and Thoroughfare Certificate.
In this regard, it is recommended to initiate a request with the Provincial Municipality of Piura for the update and/or ratification of the Zoning and Roadways Certificate, in order to officially determine the impact of the current MDP on the property, as well as the urban planning conditions currently in effect.
However, for the purposes of this valuation, the conditions set forth in Zoning and Road Certificate No. 022-2025 are adopted, as this is the specific municipal document issued for the property under analysis and it remains within its stated period of validity.

Precautions None

Location Substantiation The location is substantiated by the BGR platform and the attached plans.

	YES	NO	
Property in risk zone		X	The property is not in a risk zone.

Date October 2, 2026

EXPERT Mr. Ricardo Braschi Beunza
REPEV *6413-16*

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3

79

BT
BRASCHI
TASACIONES
CONSULTANTS - APPRAISERS
S.B. and S. Resolution No. 7001 - 2012

COMMERCIAL PROPERTY VALUATION REPORT

SUMMARY SHEET

VALUATION Item PROP 31248 -26 ITEM - DPM



LOCATION PLAN

Applicant	MSRA S.A.C.	**Code**	CP-HUR-PRED-064
Client	MSRA S.A.C.		
Owner(s)	S.A.A.		
Inspection Date	-		

Location according to the Electronic Property Record	LOT 05 INDUSTRIAL ZONE			
Location according to the Urban Property Record	LOT 05 INDUSTRIAL ZONE			
Location Based on Visual Inspection	LOT 05 INDUSTRIAL ZONE			
	District	PACASMAYO		
	Province	PACASMAYO	Department	LA LIBERTAD

Property Type	Land	**Occupant**	Owner(s)

Description

TYPE OF USE (*)	%	TYPE OF USE (*)	%
Unknown	100%		

Zoning	13	**Construction materials**	-
Year of construction	-	**State of conservation of the property**	-
Land Area	21,781.00 m2	**Built Area**	m2
Construction Declaration	YES [ ] NO [X]	**Declaration Type**	TOTAL [ ] PARTIAL [ ]
Burdens	YES [ ] NO [X]	**Liens**	YES [ ] NO [x]

SECURITIES REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	LAND	BUILDINGS
COMMERCIAL VALUE	US$	140,906.50	140,906.50	
	S/	481,900.23	481,900.23	
COMMERCIAL VALUE	US$	84,543.90	84,543.90	
	S/	289,140.14	289,140.14	

SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY	CURRENCY	TOTAL VALUE	SUPPLEMENTAL WORKS	BUILDINGS
COMMERCIAL VALUE	US$			
	S/			
REALIZATION VALUE	US$			
	S/			

TOTAL PROPERTY VALUE	CURRENCY	TOTAL VALUE	ENROLLED IN PUBLIC REGISTRY	NOT ENROLLED IN PUBLIC REGISTRY
TOTAL VALUE	US$	140,906.50	140,905.50	
	S/	481,900.23	481,900.23	
REALIZATION VALUE	US$	84,543.90	84,543.90	
	S/	289,140.14	289,140.14	

RECONSTRUCTION VALUE	CURRENCY	TOTAL VALUE	BUILDINGS	SUPPLEMENTAL WORKS
RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)	US$			
	S/			

Exchange rate applied 3.420 Soles / Dollar

Observations

- This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.
- No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.
- According to the registry information and the revised zoning plan, the property has industrial zoning and urban use. However, according to the municipal information provided, the property retains its status as rural land; furthermore, an examination of satellite imagery shows it to be an apparently vacant plot, lacking urban development and exhibiting the physical characteristics typical of rural land. These conditions have been taken into account in the analysis and determination of the property's market value.

Precautions None

Location Substantiation The location is substantiated by the BGR platform and the attached plans.

Property in risk zone YES [ ] NO [X] — The property is not in a risk zone.

Date October 2, 2026

[signature]
MR. RICARDO A. BRASCHI BEIZZA
APPRAISER - LIC. 18871
BRASCHI TASACIONES S.A.C.
REPEV S.B.S N°7001-2012

EXPERT Mr. Ricardo Braschi Beizza
REPEV *6413-16*

Av. Manuel Olguin No. 325, 12th floor
Urb. Los Granados, Santiago de Surco

Website: www.braschitasaciones.com

E3
80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31251 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-USQ-PRED-011  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  NOT REGISTERED  Location according to the Urban Property Record  DOCUMENTATION NOT AVAILABLE  Location Based on Visual Inspection  RURAL LOCATION PROPERTY U.C. 081994-081998 - PAMPA HERMOSA BAJO PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  2.0803  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  14,823.18  14,823.18  S/  50,695.28  50,695.28  US$  10,376.23  10,376.23  S/  35,486.69  35,486.69  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  14,823.18  14,823.18  S/  50,695.28  50,695.28  US$  10,376.23  10,376.23  S/  35,486.69  35,486.69  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the  commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31252 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C.080742 UNNAMED LAND  District  HUARANCHAL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-HUR-PRED-040  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1.9985  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  14,240.31  14,240.31  S/  48,701.86  48,701.86  US$  9,968.22  9,968.22  S/  34,091.30  34,091.30  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  14,240.31  14,240.31  S/  48,701.86  48,701.86  US$  9,968.22  9,968.22  S/  34,091.30  34,091.30  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the MIDAGRI platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C  REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31253 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION, PROPERTY U.C. 034624 - EL MANGO PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-009  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1.9458  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  13,913.44  13,913.44  S/  47,583.96  47,583.96  US$  9,739.41  9,739.41  S/  33,308.78  33,308.78  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  13,913.44  13,913.44  S/  47,583.96  47,583.96  US$  9,739.41  9,739.41  S/  33,308.78  33,308.78  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31254 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-084  Client  Owner(s) Inspection Date  MSRA S.A.C.  UNKNOWN (Not registered)  -  Location according to the Electronic Property Record  PROPERTY NOT REGISTERED  Location according to the Urban Property Record  -  Location Based on Visual Inspection  PROPERTY 03 AREA 1.8412 HECTARES  District  PIURA  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  MS  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  18,412.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  14,090.65  14,090.65  S/  48,190.02  48,190.02  US$  8,454,39  8,454.39  S/  28,914.01  28,914.01  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  14,090.65  14,090.65  S/  48,190.02  48,190.02  US$  8,454.39  8,454.39  S/  28,914.01  28,914.01  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared off-site, based solely on the valuation of the land, using the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the information provided by the client, the property subject to valuation is not registered with the Public Registry (SUNARP). In light of this condition, a downward adjustment factor is applied to the estimated market value for the purposes of this valuation.  According to Zoning and Roadway Certificate No. 022-2025, issued by the Provincial Municipality of Piura on February 3, 2025, and valid until February 3, 2028, the property is zoned as MS (Marginal Strip).  However, subsequent to the issuance of said certificate, the Metropolitan Development Plan for Piura 2020–2040 was approved via Municipal Ordinance No. 0437-00-CMPP, dated March 16, 2026. A  review of the cartography associated with the current MDP reveals that the area where the property is located is designated as an EPA (Environmental Protection Area), which differs from the urban planning conditions specified in the aforementioned Zoning and Thoroughfare Certificate.  In this regard, it is recommended to initiate a request with the Provincial Municipality of Piura for the update and/or ratification of the Zoning and Roadways Certificate, in order to officially determine the  impact of the current MDP on the property, as well as the urban planning conditions currently in effect.  However, for the purposes of this valuation, the conditions set forth in Zoning and Road Certificate No. 022-2025 are adopted, as this is the specific municipal document issued for the property under analysis and it remains within its stated period of validity.  Precautions  None  Location Substantiation  The location is substantiated by the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31255 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 079931  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-014  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1.8349  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  13,225.96  13,225.96  S/  45,232.78  45,232.78  US$  9,258.17  9,258.17  S/  31,662.95  31,662.95  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  13,225.96  13,225.96  S/  45,232.78  45,232.78  US$  9,258.17  9,258.17  S/  31,662.95  31,662.95  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31256 -26 ITEM - DPM  LOCATION PLAN  Applicant Client  MSRA S.A.C.  Code  CP-HUR-PRED-032  MSRA S.A.C.  Owner(s)  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 080751 UNNAMED LAND  District  HUARANCHAL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1.4096  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  10,276.69  10,276.69  S/  35,146.28  35,146.28  US$  7,193.68  7,193.68  S/  24,602.40  24,602.40  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  10,276.69  10,276.69  S/  35,146.28  35,146.28  US$  7,193.68  7,193.68  S/  24,602.40  24,602.40  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the  commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the MIDAGRI platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31257 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION, PROPERTY U.C. 081971 PAMPA EL CHIRIMOYO PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-PIU-PRED-017  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1.2782  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  9,318.72  9,318.72  S/  31,870.02  31,870.02  US$  6,523.10  6,523.10  S/  22,309.02  22,309.02  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  9,318.72  9,318.72  S/  31,870.02  31,870.02  US$  6,523.10  6,523.10  S/  22,309.02  22,309.02  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the  commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31258 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-070  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 01 URBAN AREA OF PACASMAYO SECTOR 4 SUB SECTOR 4-V  LOT 1 SECTOR 4 SUB SECTOR 4-V  LOT 1 SECTOR 4 SUB SECTOR 4-V  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  RDB  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  12,751.37  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  918,098.64  918,098.64  S/  3,139,897.35  3,139,897.35  US$  642,669.05  642,669.05  S/  2,197,928.14  2,197,928.14  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  918,098.64  918,098.64  S/  3,139,897.35  3,139,897.35  US$  642,669.05  642,669.05  S/  2,197,928.14  2,197,928.14  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registered boundaries, the property adjoins land owned by third parties; there is no record in the property registry of any frontage or direct access to the Pan-American Highway North.  Although a review of satellite imagery suggests a possible exit onto said road, this has not been corroborated through documentation or visual inspection. Consequently, for the purposes of this valuation, the property is considered an interior lot, and a downward adjustment factor is applied due to its access conditions.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31259 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-LIM-PRED-052  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  FACING CALLE LA COLONIA 190-180-170-160-150-148 AV. LA REPÚBLICA AND JR. SANTORIN EL VIVERO DE MONTERRICO DEVELOPMENT  DOCUMENTATION NOT AVAILABLE  CALLE LA COLONIA , AV. LA REPÚBLICA AND JR. SANTORIN, EL VIVERO DE MONTERRICO DEVELOPMENT  District  SANTIAGO DE SURCO  Province  LIMA  Department  LIMA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  CZ  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  12,190.28  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  18,529,225.60  18,529,225.60  S/  63,369,951.55  63,369,951.55  US$  12,970,457.92  12,970,457.92  S/  44,358,966.09  44,358,966.09  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  18,529,225.60  18,529,225.60  S/  63,369,951.55  63,369,951.55  US$  12,970,457.92  12,970,457.92  S/  44,358,966.09  44,358,966.09  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31260 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION, PROPERTY U.C.081969 EL NARANJO PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-010  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  0.4722  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  3,414.95  3,414.95  S/  11,679.13  11,679.13  US$  2,390.47  2,390.47  S/  8,175.39  8,175.39  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  3,414.95  3,414.95  S/  11,679.13  11,679.13  US$  2,390.47  2,390.47  S/  8,175.39  8,175.39  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  80

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31261 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-ESP-PRED-053  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  TOTAL AREA 5,326.94 M2 BLOCK A-2 LOT 05-06 URB. PARQUE INDUSTRIAL  DOCUMENTATION NOT AVAILABLE  AV. MARIA PARADO DE BELLIDO UNNUMBERED  District  LA ESPERANZA  Province  TRUJILLO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  13/14  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  5,326.94  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  942,868.38  942,868.38  S/  3,177,466.44  3,177,466.44  US$  660,007.87  660,007.87  S/  2,224,226.51  2,224,226.51  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  942,868.38  942,868.38  S/  3,177,466.44  3,177,466.44  US$  660,007.87  660,007.87  S/  2,224,226.51  2,224,226.51  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.370  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by information provided by the client.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  91

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31262 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-067  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  RURAL LOCATION VALLE JEQUETE. PRIMAVERA PROPERTY, AREA IN HA. 0.52 U.C. 17079  PRIMAVERA PROPERTY - UC 17079  RURAL LOCATION VALLE JEQUETE. PRIMAVERA PROPERTY, AREA IN HA. 0.52 U.C. 17079  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  6,200.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  18,600.00  18,600.00  S/  63,612.00  63,612.00  US$  11,160.00  11,160.00  S/  38,167.20  38,167.20  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  18,600.00  18,600.00  S/  63,612.00  63,612.00  US$  11,160.00  11,160.00  S/  38,167.20  38,167.20  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  92

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31263 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-TEM-PRED-002  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  TEMBLADERA SETTLEMENT, BLOCK 79 LOT 1  AV. MIRAFLORES, YONAN 00557  AV. MIRAFLORES WITH JIRON HUAMACHUCO AND JR. TARAPACA  District  YONAN  Province  CONTUMAZA  Department  CAJAMARCA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  RDM  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  1,273,50  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  72,589.50  72,589.50  S/  248,256.09  248,256.09  US$  54,442.13  54,442.13  S/  186,192.07  186,192.07  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  72,589.50  72,589.50  S/  248,256.09  248,256.09  US$  54,442.13  54,442.13  S/  186,192.07  186,192.07  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  Currently, there is no established zoning for the area where the subject property of this valuation is located; therefore, in accordance with Article 9.2 of the National Valuation Regulations, the appraiser has adopted an RDM (Medium-Density Residential) zoning classification, which predominates in the immediate vicinity given the property type and its use.  Precautions  None  Location Substantiation  The location is substantiated through COFOPRI’s GEOLLAQTA platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  93

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31264 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-071  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  LOT 1B URBAN AREA OF PACASMAYO SECTOR 4 SUB SECTOR 4-V  LOT 1-B SECTOR 4 SUB SECTOR 4-V  LOT 1-B SECTOR 4 SUB SECTOR 4-V  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  RDB  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  898.71  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  86,276.16  86,276.16  S/  295,064.47  295,064.47  US$  60,393.31  60,393.31  S/  206,545.13  206,545.13  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  86,276.16  86,276.16  S/  295,064.47  295,064.47  US$  60,393.31  60,393.31  S/  206,545.13  206,545.13  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registered boundaries, the property adjoins land owned by third parties; there is no record in the property registry of any frontage or direct access to the Pan-American Highway North.  Although a review of satellite imagery suggests a possible exit onto said road, this has not been corroborated through documentation or visual inspection. Consequently, for the purposes of this valuation, the property is considered an interior lot, and a downward adjustment factor is applied due to its access conditions.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  94

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31265 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PAC-PRED-072  Client  Owner(s) Inspection Date  MSRA S.A.C.  CEMENTOS PACASMAYO S.A.A.  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  SECTOR 4 SUB SECTOR 4-V LOT 02 URBAN ZONE  LOT 2 SECTOR 4 SUB SECTOR 4  LOT 2 SECTOR 4 SUB SECTOR 4  District  PACASMAYO  Province  PACASMAYO  Department  LA LIBERTAD  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  RDB  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  417.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  41,700.00  41,700.00  S/  142,614.00  142,614.00  US$  29,190.00  29,190.00  S/  99,829.80  99,829.80  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  41,700.00  41,700.00  S/  142,614.00  142,614.00  US$  29,190.00  29,190.00  S/  99,829.80  99,829.80  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the registered boundaries, the property adjoins land owned by third parties; there is no record in the property registry of any frontage or direct access to the Pan-American Highway North.  Although a review of satellite imagery suggests a possible exit onto said road, this has not been corroborated through documentation or visual inspection. Consequently, for the purposes of this valuation, the property is considered an interior lot, and a downward adjustment factor is applied due to its access conditions.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  94

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31266 -26 ITEM - DPM  LOCATION PLAN  Applicant  MSRA S.A.C.  Code CP-PIU-PRED-087  Client  Owner(s) Inspection Date  MSRA S.A.C.  UNKNOWN (Not registered)  -  Location according to the Electronic Property Record  Location according to the Urban Property Record Location Based on Visual Inspection  PROPERTY NOT REGISTERED  -  AREA TRANSFERRED BY LUIS ANCAJIMA MARIGORDA TO CPSAA AREA: 7,014.00 M2  District  PIURA  Province  PIURA  Department  PIURA  Property Type  Land  Occupant  Owner(s)  Description  TYPE OF USE (*)  Unknown  %  100%  TYPE OF USE (*)  %  Zoning  ZPA  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  7,014.00  m2  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  16,642.50  16,642.50  S/  56,085.23  56,085.23  US$  9,985.50  9,985.50  S/  33,651.14  33,651.14  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  16,642.50  16,642.50  S/  56,085.23  56,085.23  US$  9,985.50  9,985.50  S/  33,651.14  33,651.14  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.370  Soles / Dollar  Observations  This valuation report has been prepared off-site, based solely on the valuation of the land, using the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  According to the information provided by the client, the property subject to valuation is not registered with the Public Registry (SUNARP). In light of this condition, a downward adjustment factor is applied to the estimated market value for the purposes of this valuation.  According to information consulted in the National Urban Observatory’s Geoviewer, specifically regarding the MDP for the Piura–Catacaos–Castilla–Veintiséis de Octubre area (the Metropolitan Development Plan for the Province of Piura), the property is classified under the zoning designation “ZPA” (Environmental Protection Zone). This status may entail restrictions and/or limitations concerning its use and development. It is recommended to verify with the competent authority the permitted uses, restrictions, and conditions for development applicable to said zoning. For the purposes of this valuation, and applying a conservative approach, a minimum valuation factor is used for the area designated as ZPA, in light of the existing limitations and uncertainties regarding its effective utilization.  According to information consulted in the Graphic Registry Database (GRD), it is noted that the property subject to valuation appears to be partially contained within the graphic extent corresponding to Registry Record No. 04004642. It is recommended to verify this condition of the property.  Precautions  None  Location Substantiation  The location is substantiated by the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  96

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31267 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 081997 HUERTA EN PAMPA DE CHIRMOYO LAND  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-006  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  7,014.00  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  6,926,64  6,926,64  S/  23,689.11  23,689.11  US$  4,848.65  4,848.65  S/  16,582.38  16,582.38  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  6,926,64  6,926,64  S/  23,689.11  23,689.11  US$  4,848.65  4,848.65  S/  16,582.38  16,582.38  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the  commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  97

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31268 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C. 080753 PAMPILAS LAND  District  HUARANCHAL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-HUR-PRED-035  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  0.2796  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  2,206.46  2,206.46  S/  7,546.09  7,546.09  US$  1,544.52  1,544.52  S/  5,282.27  5,282.27  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  2,206.46  2,206.46  S/  7,546.09  7,546.09  US$  1,544.52  1,544.52  S/  5,282.27  5,282.27  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the MIDAGRI platform.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  100

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31269 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C.081966 PAMPA HERMOSA BAJA LAND PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-008  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  0.1451  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  1,188.08  1,188.08  S/  4,063.23  4,063.23  US$  831.66  831.66  S/  2,844.26  2,844.26  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  1,188.08  1,188.08  S/  4,063.23  4,063.23  US$  831.66  831.66  S/  2,844.26  2,844.26  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA  APPRAISER – LIC. 188871 BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  100

 BT  BRASCHI TASACIONES  CONSULTANTS - APPRAISERS  S.B. and S. Resolution No. 7001 - 2012  COMMERCIAL PROPERTY VALUATION REPORT  SUMMARY SHEET  VALUATION Item PROP 31270 -26 ITEM - DPM  NOT REGISTERED  DOCUMENTATION NOT AVAILABLE  RURAL LOCATION PROPERTY U.C.081965 PAMPA HERMOSA BAJA LAND PROPERTY  District  USQUIL  Province  OTUZCO  Department  LA LIBERTAD  TYPE OF USE (*)  %  TYPE OF USE (*)  Unknown  %  100%  LOCATION PLAN  Applicant  MSRA S.A.C.  Code  CP-USQ-PRED-007  Client  MSRA S.A.C.  Owner(s)  Inspection Date  NOT REGISTERED  -  Location according to the Electronic Property Record  Location according to the Urban Property Record  Location Based on Visual Inspection  Property Type  Land  Occupant  Owner(s)  Description  Zoning  PR  Construction materials  -  Year of construction  -  State of conservation of the property  -  Land Area  0.1199  Hectares  Built Area  m2  Construction Declaration  YES  NO  X  Declaration Type  TOTAL  PARTIAL  Burdens  YES  NO  X  Liens  YES  NO  x  SECURITIES REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  LAND  BUILDINGS  US$  987.74  987.74  S/  3,378.07  3,378.07  US$  691.42  691.42  S/  2,364.65  2,364.65  SECURITIES NOT REGISTERED IN THE PUBLIC REGISTRY  COMMERCIAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  SUPPLEMENTAL WORKS  BUILDINGS  US$  S/  US$  S/  TOTAL PROPERTY VALUE  TOTAL VALUE  REALIZATION VALUE  CURRENCY  TOTAL VALUE  ENROLLED IN PUBLIC REGISTRY  NOT ENROLLED IN PUBLIC REGISTRY  US$  987.74  987.74  S/  3,378.07  3,378.07  US$  691.42  691.42  S/  2,364.65  2,364.65  RECONSTRUCTION VALUE  CURRENCY  TOTAL VALUE  BUILDINGS  SUPPLEMENTAL WORKS  US$  S/  RECONSTRUCTION VALUE (INCL. DECLARED AND UNDECLARED BUILDINGS)  Exchange rate applied  3.420  Soles / Dollar  Observations  This valuation report has been prepared as an in-office assessment, focusing solely on the valuation of the land, based on registry information and the location plan provided by the client.  No physical inspection of the property has been conducted; therefore, the existence, characteristics, and condition of any potential buildings, installations, or other improvements within the property are unknown, and consequently, they are not included in this valuation.  • According to the information provided by the client, the property does not have a registered title entry with SUNARP. For the purposes of this valuation, a downward adjustment factor is applied to the  commercial value of the property. It is recommended to carry out the necessary regularization and corresponding registration.  Precautions  None  Location Substantiation  The location is substantiated by the BGR platform and the attached plans.  YES NO  Property in risk zone  X  The property is not in a risk zone.  Date  October 2, 2026  [stamp:] [signature]  MR. RICARDO A. BRASCHI BEUNZA APPRAISER – LIC. 188871  BRASCHI TASACIONES S.A.C REPEV S.B.S N°7001-2012  EXPERT REPEV  Mr. Ricardo Braschi Beunza 6413-16  Av. Manuel Olguín No. 325, 12th floor Urb. Los Granados, Santiago de Surco  Website: www.braschitasaciones.com  E3  100

 16.3. Liquidation value  E3  101  Estimation of other adjustments to the liquidation value (1/5)  Activity dismantling costs (ADC) are applied to the liquidation value derived from the application of specific factors to a company’s assets and liabilities. They represent costs and expenses that would be regularly incurred in a liquidation process to be performed in the short term.  For CPAC, the ADC is estimated as follows:  Items comprising the ADC (thousands of S/)  Item  No.  Best-case scenario  Basis of calculation / criteria to be applied  1  Liquidation of personnel (severance pay and benefits)  109,320  Compensation for arbitrary dismissal, pro-rated vacation pay, severance pay and outstanding bonuses, plus social security contributions  2  Quarry closure and environmental rehabilitation cost  23,595  Mine closure plan approved; increase due to early closure relative to the accounting provision already recorded  3  Legal expenses and procedures for the liquidation  27,010  Liquidator’s fees, legal and accounting counsel, notary and  registration costs, publications, and the termination of contracts and licenses  ADC TOTAL  159,924  Source: CPAC - Financial statements as of March 31, 2026 and information provided by the company. Prepared by: EQUBO

 16.3. Liquidation value  E3  101  16.3.4. Estimation of other adjustments to the liquidation value (2/5)  Calculation of the liquidation cost for the companies of the Grupo Pacasmayo as of 03/31/2026 (S/)  Company  Statutory Incentive  Liquidation + benefits  Total  Cementos Pacasmayo S.A.A.  68,065,069  41,254,474  109,319,543  Cementos Selva S.A.C.  8,747,674  5,162,127  13,909,800  Dino SRL  31,779,430  23,426,496  55,205,926  Dinoselva Iquitos S.A.C.  1,844,111  963,742  2,807,852  Total  110,436,284  70,806,838  181,243,122  Liquidation of CPAC staff  109,319,543  * Individual company (non-consolidated)  Source: CPAC - Financial statements as of March 31, 2026 and information provided by the company. Prepared by: EQUBO  In the case of CPAC, given that the individual financial statements, rather than the consolidated ones, are used as the basis for estimating the liquidation value, the estimated liquidation costs for the group’s companies will include only the amount corresponding to Cementos Pacasmayo S.A.A., excluding its subsidiaries.  That value is S/ 109.3 million and is considered in the ADC.

 16.3. Liquidation value  E3  101  16.3.4. Estimation of other adjustments to the liquidation value (3/5)  Calculation of quarry closing cost (in US$, unless otherwise indicated)  Quarry  Total surface area mined  Rehabilitated surface area  Pending rehabilitation  Cost per hectare USD*  USD required to rehabilitate today  TEMBLADERA  189.0  7.2  181.8  10,593.1  1,973,407.34  CERRO PINTURA  22.7  0.0  22.7  10,553.5  285,179.14  VIRRILA  352.9  157.5  195.4  16,801.0  3,372,617.66  BAYOVAR 4  60.5  25.3  35.3  16,801.0  636,635.67  TIOYACU  27.0  1.7  25.3  9,039.7  247,138.72  PAJONAL  106.3  21.8  84.5  887.5  36,282.09  FILA LARGA  11.7  0.0  11.7  14,128.9  214,282.00  770.1  213.4  556.7  78,804.8  6,765,542.63  Equivalent in S/  23,594,829.92  * Weighted average  * Individual company (non-consolidated)  *** SBS accounting exchange rate as of March 30, 2026 = S/ 3.49  Source: CPAC - Financial statements as of March 31, 2026 and information provided by the company. Prepared by: EQUBO  The cost of quarry closure encompasses all the expenses that the company must incur upon the conclusion of quarry operations, with the aim of rehabilitating the mined area.  According to CPAC information, that value amounts to S/ 23.6 million as of March 31, 2026.

 16.3. Liquidation value  E3  101  16.3.4. Estimation of other adjustments to the liquidation value (4/5)  Legal expenses and procedures for the liquidation (S/)  Liquidation procedure costs  Amount in S/  % of the value of the liquidated asset  Notary Public  1,000,000  0.05%  Registration (SUNARP)  1,000,000  0.05%  Publications and paperwork  10,000  0.00%  Accounting and tax advice  5,000,000  0.23%  Legal advice  9,000,000  0.42%  Liquidator Advice  10,000,000  0.47%  Appraisals and Expertise  1,000,000  0.05%  Total  27,010,000  1.26%  *** SBS accounting exchange rate as of March 30, 2026 = S/ 3.49  Source: CPAC - Financial statements as of March 31, 2026 and information provided by the company. Prepared by: EQUBO  This category encompasses all expenses for professional fees, consulting services, levies, charges, publications, and other costs associated with all activities and contractual arrangements the company must undertake to carry out the liquidation.  This is an estimate with a high margin of variance, as actual expenditure depends on a wide range of factors, most notably the context of the liquidation, the size of the company, the scope of the operation, the implementation timeline, the complexity of the company’s administrative situation, and the assets and liabilities involved, among others.  It has been estimated that, in the event of a potential short-term liquidation of CPAC, this value would amount to S/ 27.0 million as of March 31, 2026.

 16.3. Liquidation value  E3  101  16.3.4. Estimation of other adjustments to the liquidation value (5/5)  Adjusted ADC Calculation (thousands of S/)  Account  Thousands of S/  Total assets (A)  2,150,298  Total liabilities (B)  1,642,683  Equity (A - B)  507,615  ADC (-)  159,924  Adjustment of provision for worker participation (+)  9,985  Adjusted ADC  (149,939)  Adjusted Total Equity  357,676  * Individual company (non-consolidated)  Source: CPAC - Financial statements as of March 31, 2026 and information provided by the company. Prepared by: EQUBO  Finally, the adjusted ADC is applied to the equity – which has been penalized by certain balance sheet factors – and, in addition to accounting for liquidation costs, the provisions for employee profit-sharing are added back to avoid double-counting these amounts, as they are already factored into the ADC.  Thus, as of March 31, 2026, the value of the total adjusted equity amounts to S/ 357.7 million.  This is the figure upon which the value of the common share will subsequently be calculated.

 16.4  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.4. Valuation of securities based on the weighted average price  E3  107  American Depositary Share (ADS)  An ADS (American Depositary Share) is a negotiable security issued by a custodian bank in the United States (such as JPMorgan Chase, BNY Mellon, or Citibank) that represents ownership of a certain number of common (or ordinary) shares of a foreign company.  ADSs allow global investors to trade company shares in U.S. dollars on exchanges such as the NYSE or Nasdaq, without having to deal with currency conversion procedures or local stock market regulations.  In the particular case of Cementos Pacasmayo S.A.A. (NYSE Ticker: CPAC / BVL Ticker: CPACASC1):  Conversion ratio: 1 ADS = 5 common shares (CPACASC1 on the Lima Stock Exchange).  Trading currency: common stocks are listed in soles on the BVL and ADSs are listed in dollars on the NYSE.  Comparison Chart: ADS vs. Pacasmayo common shares Key Investor Considerations  Price Arbitration: the price of the ADSs tends to replicate the price of 5 local common shares, adjusted for the exchange rate (USD/PEN):  Expected price ADS (USD) ≈ (Price of 1 share in BVL (S/) × 5) / Exchange rate (USD/S/)  Exchange risk: although the ADS is listed in dollars on the NYSE, Cementos Pacasmayo generates income and cash flow in soles. If the sol depreciates against the dollar, the price of the ADS will experience downward pressure in nominal terms, even if the value in soles does not vary in Lima.  Feature  Common share (CPACASC1)  ADS (CPAC)  Quotation market  Lima Stock Exchange (Bolsa de Valores de Lima, BVL)  New York Stock Exchange (NYSE)  Quote Currency  Soles  Dollars  Representation  1 individual share  5 underlying common shares  Economic Rights (dividends)  Received directly in soles  Converted and paid in dollars by the depository bank  Voting Rights  Direct to the Shareholders' Meeting  Exercised through the custodian bank (voting representation)  Custody  Cavali (Peru)  Depository Trust Company (DTC, USA)

16.4. Valuation of securities based on the weighted average price

16.4.2. Value based on the weighted average price of market quotes (1/6)

- The following table presents the prices and volumes recorded between September 30, 2025, and March 29, 2026, during sessions in which CPAC common shares were traded on the BVL (in soles) and on the NYSE (in dollars). For December 26, 2025 and January 2, 2026, the exchange rate for the previous business day applies.
- Regarding volume, each ADS (NYSE) is converted into common shares (1 ADS = 5 common shares); and regarding the share price, the price in dollars is divided by 5 (to account for the equivalence between an ADS and common shares) and converted into soles using the official accounting exchange rate for the day, as provided by the SBS.

CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (1/6)

Reference	NYSE — ADS (CPAC)		BVL — CPACASC1		Intermediate Calculations			Final calculations	
Date	ADS closing (US$)	ADS volume	Common CPACASC1: average price (S/)	Common CPACASC1: amount traded	Average SBS exchange rate (S/ per US$)	ADS closing (S/)	ADS per common share (S/)	Equivalent traded amount in common shares (BVL + NYSE)	Weighted average price BVL + NYSE (S/)
09/30/2025	6.96	12,000	4.722	151,031	3.4700	24.151	4.830	211,031	4.753
10/01/2025	6.92	9,100	4.730	56,298	3.4695	24.009	4.802	101,798	4.762
10/02/2025	7.00	3,400	4.719	83,669	3.4820	24.374	4.875	100,669	4.745
10/03/2025	7.09	12,700	4.712	333,124	3.4660	24.574	4.915	396,624	4.745
10/06/2025	7.03	10,700	4.718	118,341	3.4600	24.324	4.865	171,841	4.764
10/07/2025	7.14	2,300	4.720	57,128	3.4490	24.626	4.925	68,628	4.755
10/09/2025	7.13	5,100	4.710	4,108	3.4365	24.502	4.900	29,608	4.874
10/10/2025	7.12	5,900	4.715	1,008	3.4390	24.486	4.897	30,508	4.891
10/13/2025	7.19	17,300	4.803	419,469	3.4310	24.669	4.934	505,969	4.826
10/14/2025	7.23	4,500	4.818	93,438	3.4245	24.759	4.952	115,938	4.844
10/15/2025	7.20	5,300	4.818	38,632	3.4100	24.552	4.910	65,132	4.856
10/16/2025	7.21	2,200	4.820	35,873	3.3920	24.456	4.891	46,873	4.837
10/17/2025	7.21	2,100	4.818	27,931	3.3835	24.395	4.879	38,431	4.835
10/20/2025	7.25	14,100	4.807	43,587	3.3730	24.454	4.891	114,087	4.859
10/21/2025	7.23	26,700	4.800	145,043	3.3865	24.484	4.897	278,543	4.846
10/22/2025	7.23	4,300	4.822	311,129	3.3980	24.568	4.914	332,629	4.828

Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance
Prepared by: EQUBO

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 16.4. Valuation of securities based on the weighted average price  E3  107  16.4.2. Value based on the weighted average price of market quotes (2/6)  CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (2/6)  Reference  NYSE — ADS (CPAC)  BVL — CPACASC1  Intermediate Calculations  Final calculations  Date  ADS closing (US$)  ADS volume  Common CPACASC1:  average price (S/)  Common CPACASC1:  amount traded  Average SBS exchange rate (S/ per US$)  ADS closing (S/)  ADS per common share (S/)  Equivalent traded amount in common shares (BVL + NYSE)  Weighted average price BVL + NYSE (S/)  10/23/2025  7.25  6,600  4.818  12,565  3.3965  24.625  4.925  45,565  4.896  10/24/2025  7.43  7,600  4.819  43,037  3.3810  25.121  5.024  81,037  4.915  10/27/2025  7.38  9,900  4.804  36,270  3.3815  24.955  4.991  85,770  4.912  28/10/2025  7.25  11,500  4.802  62,084  3.3915  24.588  4.918  119,584  4.858  29/10/2025  7.27  5,600  4.819  47,600  3.3895  24.642  4.928  75,600  4.860  30/10/2025  7.30  5,600  4.820  77,408  3.3940  24.776  4.955  105,408  4.856  31/10/2025  7.27  8,100  4.810  135,396  3.3755  24.540  4.908  175,896  4.833  03/11/2025  7.57  29,500  4.809  166,704  3.3720  25.526  5.105  314,204  4.948  04/11/2025  7.36  25,800  4.808  114,049  3.3835  24.903  4.981  243,049  4.900  05/11/2025  7.42  19,300  4.810  306,866  3.3760  25.050  5.010  403,366  4.858  06/11/2025  7.25  38,200  4.810  141,238  3.3740  24.462  4.892  332,238  4.857  07/11/2025  7.30  10,200  4.810  43,091  3.3755  24.641  4.928  94,091  4.874  10/11/2025  7.29  49,400  4.804  271,274  3.3730  24.589  4.918  518,274  4.858  11/11/2025  7.26  33,800  4.788  17,431  3.3605  24.397  4.879  186,431  4.871  12/11/2025  7.23  37,100  4.805  74,451  3.3670  24.343  4.869  259,951  4.851  13/11/2025  7.21  17,200  4.809  381,258  3.3645  24.258  4.852  467,258  4.817  14/11/2025  7.27  18,800  4.826  51,645  3.3695  24.496  4.899  145,645  4.873  17/11/2025  7.28  24,000  4.829  48,981  3.3655  24.501  4.900  168,981  4.880  18/11/2025  7.22  60,100  4.810  118,704  3.3690  24.324  4.865  419,204  4.849  19/11/2025  7.37  21,600  4.819  150,754  3.3760  24.881  4.976  258,754  4.885  20/11/2025  7.23  29,900  4.807  52,964  3.3810  24.445  4.889  202,464  4.867  21/11/2025  6.59  28,500  4.285  15,774  3.3875  22.324  4.465  158,274  4.447  24/11/2025  6.41  35,300  4.263  13,021  3.3885  21.720  4.344  189,521  4.338  Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance. Prepared by: EQUBO

16.4. Valuation of securities based on the weighted average price

16.4.2. Value based on the weighted average price of market quotes (3/6)

CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (3/6)

Reference	NYSE — ADS (CPAC)		BVL — CPACASC1		Intermediate Calculations			Final calculations	
Date	ADS closing (US$)	ADS volume	Common CPACASC1: average price (S/)	Common CPACASC1: amount traded	Average SBS exchange rate (S/ per US$)	ADS closing (S/)	ADS per common share (S/)	Equivalent traded amount in common shares (BVL + NYSE)	Weighted average price BVL + NYSE (S/)
25/11/2025	6.38	26,700	4.271	2,112	3.3790	21.558	4.312	135,612	4.311
26/11/2025	6.62	30,800	4.205	144,825	3.3670	22.290	4.458	298,825	4.335
27/11/2025			4.258	3,686	3.3655			3,686	4.258
28/11/2025	6.70	30,500	4.353	264,525	3.3625	22.529	4.506	417,025	4.409
01/12/2025	6.77	35,400	4.357	200,876	3.3695	22.812	4.562	377,876	4.453
02/12/2025	6.71	20,800	4.403	52,605	3.3695	22.609	4.522	156,605	4.482
03/12/2025	6.74	27,500	4.420	62,784	3.3655	22.683	4.537	200,284	4.500
04/12/2025	6.77	7,400	4.430	317,758	3.3595	22.744	4.549	354,758	4.443
05/12/2025	6.82	15,400	4.402	48,099	3.3660	22.956	4.591	125,099	4.518
10/12/2025	6.60	11,700	4.400	1,138,197	3.3710	22.249	4.450	1,196,697	4.402
11/12/2025	6.81	20,400	4.401	106,183	3.3660	22.922	4.584	208,183	4.491
12/12/2025	6.99	55,500	4.408	1,287,387	3.3680	23.542	4.708	1,564,887	4.462
15/12/2025	6.99	21,000	4.496	41,987	3.3700	23.556	4.711	146,987	4.650
16/12/2025	10.64	3,340,600	7.160	5,243,375	3.3700	35.857	7.171	21,946,375	7.169
17/12/2025	10.30	165,100	7.024	441,520	3.3685	34.696	6.939	1,267,020	6.969
18/12/2025	10.28	76,200	6.857	370,739	3.3670	34.613	6.923	751,739	6.890
19/12/2025	10.63	86,700	6.868	338,981	3.3670	35.791	7.158	772,481	7.031
22/12/2025	10.38	54,600	6.921	91,470	3.3660	34.939	6.988	364,470	6.971
23/12/2025	10.21	29,100	6.957	68,254	3.3665	34.372	6.874	213,754	6.901
24/12/2025	10.58	12,100	6.982	5,776	3.3640	35.591	7.118	66,276	7.106
26/12/2025	10.50	25,600	6.985	60,354	3.3640	35.322	7.064	188,354	7.039
29/12/2025	10.27	19,700	6.841	76,468	3.3665	34.574	6.915	174,968	6.882
30/12/2025	10.56	19,400	6.988	713,815	3.3645	35.529	7.106	810,815	7.002

Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance.
Prepared by: EQUBO

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16.4. Valuation of securities based on the weighted average price

16.4.2. Value based on the weighted average price of market quotes (4/6)

CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (4/6)

Reference	NYSE — ADS (CPAC)		BVL — CPACASC1		Intermediate Calculations			Final calculations	
Date	ADS closing (US$)	ADS volume	Common CPACASC1: average price (S/)	Common CPACASC1: amount traded	Average SBS exchange rate (S/ per US$)	ADS closing (S/)	ADS per common share (S/)	Equivalent traded amount in common shares (BVL + NYSE)	Weighted average price BVL + NYSE (S/)
31/12/2025	10.42	17,200	7.045	9,085	3.3630	35.042	7.008	95,085	7.012
02/01/2026	10.25	13,900	6.992	31,454	3.3630	34.471	6.894	100,954	6.925
05/01/2026	10.24	41,100	7.043	173,337	3.3640	34.447	6.889	378,837	6.960
06/01/2026	10.36	41,500	6.967	95,432	3.3615	34.825	6.965	302,932	6.966
07/01/2026	10.48	48,100	6.986	71,036	3.3635	35.249	7.050	311,536	7.035
08/01/2026	10.37	30,500	6.968	93,638	3.3635	34.879	6.976	246,138	6.973
09/01/2026	10.34	40,400	7.018	59,105	3.3615	34.758	6.952	261,105	6.967
01/12/2026	10.45	24,300	7.026	79,626	3.3615	35.128	7.026	201,126	7.026
13/01/2026	10.59	17,900	6.988	135,890	3.3585	35.567	7.113	225,390	7.038
14/01/2026	10.48	27,000	6.987	133,752	3.3605	35.218	7.044	268,752	7.015
15/01/2026	10.78	32,200	6.994	87,530	3.3615	36.237	7.247	248,530	7.158
16/01/2026	10.22	32,300	7.076	157,263	3.3585	34.324	6.865	318,763	6.969
19/01/2026			7.072	34,037	3.3595			34,037	7.072
20/01/2026	10.88	35,700	7.065	30,703	3.3580	36.535	7.307	209,203	7.271
21/01/2026	10.97	40,200	7.051	999,964	3.3560	36.815	7.363	1,200,964	7.103
22/01/2026	10.98	32,200	7.092	250,977	3.3560	36.849	7.370	411,977	7.201
23/01/2026	11.16	25,300	7.184	115,530	3.3540	37.431	7.486	242,030	7.342
26/01/2026	11.03	64,700	7.295	579,627	3.3510	36.962	7.392	903,127	7.330
27/01/2026	11.01	17,100	7.330	277,878	3.3485	36.867	7.373	363,378	7.341
28/01/2026	11.05	9,100	7.437	420,719	3.3425	36.935	7.387	466,219	7.432
29/01/2026	11.04	29,800	7.447	140,383	3.3425	36.901	7.380	289,383	7.413
30/01/2026	11.01	7,300	7.339	37,134	3.3525	36.911	7.382	73,634	7.360
02/02/2026	10.54	15,900	7.357	27,520	3.3635	35.451	7.090	107,020	7.159

Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance.
Prepared by: EQUBO

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16.4. Valuation of securities based on the weighted average price

16.4.2. Value based on the weighted average price of market quotes (5/6)

CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (5/6)

Reference	NYSE — ADS (CPAC)		BVL — CPACASC1		Intermediate Calculations			Final calculations	
Date	ADS closing (US$)	ADS volume	Common CPACASC1: average price (S/)	Common CPACASC1: amount traded	Average SBS exchange rate (S/ per US$)	ADS closing (S/)	ADS per common share (S/)	Equivalent traded amount in common shares (BVL + NYSE)	Weighted average price BVL + NYSE (S/)
03/02/2026	10.81	11,800	7.288	30,879	3.3620	36.343	7.269	89,879	7.275
04/02/2026	11.10	36,000	7.244	44,412	3.3600	37.296	7.459	224,412	7.417
05/02/2026	10.72	23,800	7.163	66,710	3.3655	36.078	7.216	185,710	7.197
06/02/2026	10.74	9,100	7.137	22,530	3.3590	36.076	7.215	68,030	7.189
09/02/2026	10.83	6,300	7.149	256,837	3.3570	36.356	7.271	288,337	7.162
10/02/2026	10.88	7,500	7.226	8,491	3.3575	36.530	7.306	45,991	7.291
11/02/2026	10.89	17,200	7.207	1,700	3.3575	36.563	7.313	87,700	7.311
12/02/2026	10.64	7,900	7.241	92,626	3.3545	35.692	7.138	132,126	7.210
13/02/2026	10.80	8,100	7.184	5,765	3.3530	36.212	7.242	46,265	7.235
16/02/2026			7.158	13,413	3.3500			13,413	7.158
17/02/2026	10.47	73,800	7.122	75,674	3.3460	35.033	7.007	444,674	7.026
18/02/2026	10.65	5,700	7.096	2,333	3.3490	35.667	7.133	30,833	7.131
19/02/2026	10.56	19,400	7.112	12,401	3.3630	35.513	7.103	109,401	7.104
20/02/2026	10.80	13,700	7.087	543	3.3565	36.250	7.250	69,043	7.249
23/02/2026	10.74	27,900	7.111	9,277	3.3570	36.054	7.211	148,777	7.205
24/02/2026	10.82	19,400	7.061	2,034	3.3585	36.339	7.268	99,034	7.264
25/02/2026	10.48	23,400	7.175	47,878	3.3580	35.192	7.038	164,878	7.078
26/02/2026	10.65	11,000	7.211	49,130	3.3565	35.747	7.149	104,130	7.178
27/02/2026	10.61	6,300	7.047	3,724	3.3555	35.602	7.120	35,224	7.113
02/03/2026	10.96	36,000	7.141	38,831	3.3635	36.864	7.373	218,831	7.332
03/03/2026	10.78	13,300	6.966	192,768	3.4055	36.711	7.342	259,268	7.062
04/03/2026	10.60	13,800	6.987	2,107	3.4095	36.141	7.228	71,107	7.221
05/03/2026	10.49	24,400	7.001	28,937	3.4280	35.960	7.192	150,937	7.155

Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance.
Prepared by: EQUBO

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16.4. Valuation of securities based on the weighted average price

16.4.2. Value based on the weighted average price of market quotes (6/6)

CPACASC1 common stock prices and negotiated volumes on the BVL and NYSE per day in the 6 months prior to March 30, 2026 (6/6)

Reference	NYSE — ADS (CPAC)		BVL — CPACASC1		Intermediate Calculations			Final calculations	
Date	ADS closing (US$)	ADS volume	Common CPACASC1: average price (S/)	Common CPACASC1: amount traded	Average SBS exchange rate (S/ per US$)	ADS closing (S/)	ADS per common share (S/)	Equivalent traded amount in common shares (BVL + NYSE)	Weighted average price BVL + NYSE (S/)
06/03/2026	10.48	1,600	6.985	2,719	3.4730	36.397	7.279	10,719	7.205
09/03/2026	10.30	23,900	6.950	20,615	3.4875	35.921	7.184	140,115	7.150
10/03/2026	10.31	9,800	7.018	5,014	3.4425	35.492	7.098	54,014	7.091
11/03/2026	10.48	5,400	6.994	8,196	3.4230	35.873	7.175	35,196	7.132
12/03/2026	10.33	34,500	6.983	123,828	3.4445	35.582	7.116	296,328	7.061
13/03/2026	9.91	16,300	7.001	6,139	3.4495	34.185	6.837	87,639	6.848
16/03/2026	10.23	18,900	7.001	38,980	3.4320	35.109	7.022	133,480	7.016
17/03/2026	10.10	7,200	6.978	24,894	3.4125	34.466	6.893	60,894	6.928
18/03/2026	10.14	1,000	6.986	15,916	3.4300	34.780	6.956	20,916	6.979
19/03/2026	9.90	26,100	6.791	101,265	3.4505	34.160	6.832	231,765	6.814
20/03/2026	9.45	33,600	6.721	45,327	3.4730	32.820	6.564	213,327	6.597
23/03/2026	10.17	47,800	6.959	68,763	3.4580	35.168	7.034	307,763	7.017
24/03/2026	10.20	5,400	6.920	8,857	3.4595	35.287	7.057	35,857	7.023
25/03/2026	10.21	1,900	6.943	39,858	3.4635	35.362	7.072	49,358	6.968
26/03/2026	10.20	5,600	6.985	5,200	3.4620	35.312	7.062	33,200	7.050
27/03/2026	10.19	4,600	6.947	2,962	3.4835	35.497	7.099	25,962	7.082

Source: Lima Stock Exchange (BVL), Superintendency of Banking, Insurance and AFP (SBS), and Yahoo Finance.
Prepared by: EQUBO

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 16.5  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.5. Valuation as a going concern  Macroeconomic projections  Macroeconomic variables  Income tax and employee profit-sharing rates (average applicable to the consolidated entity)  Projected Inflation for Peru (IPC)  Statutory income tax rate; combined effective rate (income tax + profit sharing)  Source: Legislative Decree No. 892 (worker profit sharing) and the Consolidated Text of the Income Tax Law (Supreme Decree No. 179-2004-EF), as amended  Prepared by: EQUBO  Source: BCRP — Expectations Survey (Jan-Mar 2026) for 2026-2028; 2029, same rate; from 2030, 2.0%, midpoint of BCRP target range.  Prepared by: EQUBO  Projected Total GDP and Private Investment - FEN Scenario  Total GDP Adjusted by FEN Private Investment Adjusted by FEN  Projected S/ - US$ Exchange Rate  Source: MEF — MMM 2026-2029 (published Aug. 28, 2025), adjusted for the El Niño scenario (Annexes 16.5.1.2 to 16.5.1.4). Prepared by: EQUBO  Source: BCRP — Expectations survey (Jan–Mar 2026) for 2026–2028; from 2029 onwards, inflation differential between Peru (BCRP) and the U.S. (FED). Prepared by: EQUBO  E3  115

 16.5. Valuation as a going concern  E3  115  Macroeconomic projections  Private investment projection (1/5)  The trajectory of private investment, which determines sales volume, is a projection based on the following: (i) for 2026–2029, it draws from the Ministry of Economy and Finance’s (MEF) 2026–2029 Multiannual Macroeconomic Framework (MMM); (ii) for 2030–2036, it assumes an annual growth rate of 3.2%, matching the projected GDP growth; and (iii) this foundation is then adjusted to incorporate the El Niño scenario, which serves as the model’s projection scenario.  These projections, which incorporate the likely effects of El Niño, are developed based on an analysis of historical data from specialized sources (BCRP 1950–2025, IGP/ENFEN’s ICEN, NOAA’s ONI, and ENFEN Official Communiqué No. 17-2026).  Along these lines, a shock of −4.7% to the baseline private investment (source: MMM) is incorporated for the year in which an El Niño event occurs, with a carryover effect of −1.2% the following year and a rebound of +6.2% in the second year; such episodes are projected to occur in 2028 and 2033.  In the following pages, details are provided in Appendices 16.5.1.4 (historical series) and 16.5.1.2 (2/5 and 3/5: scenario construction).  Year  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Baseline private investment (%)  4.0  4.2  4.2  4.2  3.2  3.2  3.2  3.2  3.2  3.2  3.2  Adjustment for El Niño (% of the baseline)  –  –  (4.7)  (1.2)  6.2  –  –  (4.7)  (1.2)  6.2  –  Projected private investment (%)  4.0  4.2  (0.7)  3.0  9.6  3.2  3.2  (1.6)  2.0  9.6  3.2  Rate Source  MEF  MEF  MEF + FEN  MEF + FEN  EQUBO + FEN  EQUBO  EQUBO  EQUBO + FEN  EQUBO + FEN  EQUBO + FEN  EQUBO  Note: % variation per year; negatives in parentheses. MEF = MMM 2026-2029 (published on Aug. 28, 2025); EQUBO = convergence assumption of 3.2% per year; FEN = adjustment for the El Niño scenario (Annex 16.5.1.2, 2/5 and 3/5). Source: MEF, BCRP, PGIS/ENFEN and NOAA. Prepared by: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.1. Macroeconomic projections  16.5.1.2. Private investment projection (2/5)  1. Cycle Assumptions  Value  Year of the most recent strong or most notable global El Niño (2023–24 episode, ONI)  2023  Frequency of a strong or stronger El Niño event (every N years)  5  Projected first year (no shock is applied prior to this year)  2026  2. Shock Parameters  GDP  Private Inv.  Impact during an El Niño year (percentage deviation from baseline) — ONI differential (strong + very strong vs. no event), 1994–2025  (1.6%)  (4.7%)  Carryover to next year (% of shock from the El Niño year)  25%  25%  Rebound level recovery (100% = returns to baseline 100% 100%   level)   Profile of the deviation by cycle phase (% relative to baseline growth)  GDP  Private Inv.  Phase 0 — El Niño Year  (1.6%)  (4.7%)  Phase 1 — Following year (carryover)  (0.4%)  (1.2%)  Phase 2 — Rebound (recovers lost level in phases 0 and 1)  2.1%  6.2%  Phase 3 and beyond — Normalization  -  -  6. Horizon summary (2025-2036)  Baseline  With El Ñiño  Difference  GDP — compound annual average growth rate  3.2%  3.2%  -  Private investment — compound annual average growth rate  3.5%  3.5%  -  GDP — level gap at end of horizon period  -  Private investment — level gap at the end of the horizon period  -  3. Cycle Calendar  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Cycle Phase (0 = El Niño Year; Blank = Non-Projected Year)  3  4  0  1  2  3  4  0  1  2  3  Strong or stronger global El Niño (1 = yes)  -  -  -  1  -  -  -  -  1  -  -  -  Note: the shock is applied as a percentage deviation from the baseline growth in the reference scenario (MEF’s 2026–2029 Medium-Term Macroeconomic Framework): the year of the El Niño event (phase 0), the carryover effect into the following year (phase 1), a rebound that restores the previous level (phase 2), and normalization (phase 3+). The shock is calibrated based on the differential between strong + very strong ONI events vs. no event, 1994–2025. Negatives in parentheses. The projected El Niños fall in 2028 and 2033; in both cases, the rebound (phase 2) occurs within the time horizon (2030 and 2035), meaning the level gap by 2036 is zero.  Source: WOCBP (MMM 2026-2029), BCRP, PGIS/ENFEN, and NOAA CPC. Prepared by: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.1. Macroeconomic projections  16.5.1.2. Private investment projection (3/5)  4. Real GDP — annual % variation  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Baseline with no El Niño (MMM 2026–2029 and 3.2% from 2030 onwards)  3.4%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  Deviation due to El Niño (% over baseline growth)  -  -  -  (1.6%)  (0.4%)  2.1%  -  -  (1.6%)  (0.4%)  2.1%  -  Scenario with El Niño  3.4%  3.2%  3.2%  1.5%  2.8%  5.3%  3.2%  3.2%  1.5%  2.8%  5.3%  3.2%  Difference vs. Baseline (pp)  -  -  -  (1.7%)  (0.4%)  2.1%  -  -  (1.7%)  (0.4%)  2.1%  -  Level index — baseline (2025 = 100)  100.0  103.2  106.5  109.9  113.4  117.1  120.8  124.7  128.7  132.8  137.0  141.4  Level Index — scenario with El Niño (2025 = 100)  100.0  103.2  106.5  108.1  111.1  117.1  120.8  124.7  126.6  130.1  137.0  141.4  Level gap vs. baseline (%)  -  -  -  (1.6%)  (2.0%)  -  -  -  (1.6%)  (2.0%)  -  -  5. Private investment — annual % variation  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Baseline with no El Niño (MMM 2026–2029 and 3.2% from 2030 onwards)  10.0%  4.0%  4.2%  4.2%  4.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  3.2%  Deviation due to El Niño (% over baseline growth)  -  -  -  (4.7%)  (1.2%)  6.2%  -  -  (4.7%)  (1.2%)  6.2%  -  Scenario with El Niño  10.0%  4.0%  4.2%  (0.7%)  3.0%  9.6%  3.2%  3.2%  (1.6%)  2.0%  9.6%  3.2%  Difference vs. Baseline (pp)  -  -  -  (4.9%)  (1.2%)  6.4%  -  -  (4.8%)  (1.2%)  6.4%  -  Level index — baseline (2025 = 100)  100.0  104.0  108.4  112.9  117.7  121.4  125.3  129.3  133.5  137.7  142.1  146.7  Level Index — scenario with El Niño (2025 = 100)  100.0  104.0  108.4  107.6  110.8  121.4  125.3  129.3  127.2  129.7  142.1  146.7  Level gap vs. baseline (%)  -  -  -  (4.7%)  (5.8%)  -  -  -  (4.7%)  (5.8%)  -  -  7. Scenario — Annual % Variation  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Scenario applied in the year  Baseline  Baseline  El Niño  El Niño  El Niño  El Niño  El Niño  El Niño  El Niño  El Niño  El Niño  El Niño  Real GDP  3.4%  3.2%  3.2%  1.5%  2.8%  5.3%  3.2%  3.2%  1.5%  2.8%  5.3%  3.2%  Private investment  10.0%  4.0%  4.2%  (0.7%)  3.0%  9.6%  3.2%  3.2%  (1.6%)  2.0%  9.6%  3.2%  Note: annual % variation; % deviations from baseline growth; differences in pp; 2025 level indices = 100; negative in parentheses. Baseline: MMM 2026-2029 from the MEF and 3.2% since 2030. The projected sales volume follows the scenario involving El Niño from 2027 onwards. With the baseline scenario, the series match the MMM.  Source: MEF (MMM 2026-2029), BCRP, PGIS/ENFEN and CPC NOAA. Prepared by: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.1. Macroeconomic projections  16.5.1.2. Private investment projection (4/5): reaction of GDP and private investment according to the magnitude of El Niño  Average real growth of GDP and private investment (private fixed capital formation), and the share of investment in GDP, according to the intensity of the El Niño event for the year. For the period 1994-2025, following stabilization (excludes the hyperinflation of 1988–1993).  Global El Niño (ONI)  Years  Real GDP  Real private GFCF  Private GFCF / GDP  No event  12  4.8%  6.6%  17.9%  Weak  7  5.2%  16.2%  15.6%  Moderate  4  4.0%  3.8%  15.6%  Strong  4  3.1%  3.4%  17.7%  Very strong  5  3.1%  0.7%  18.5%  Strong + Very Strong  9  3.1%  1.9%  18.2%  Differential vs. no event (pp)  (1.6)  (4.7)  0.3  Coastal El Niño (ICEN)  Years  Real GDP  Real private GFCF  Private GFCF / GDP  No event  15  4.1%  6.6%  16.8%  Weak  10  5.8%  12.4%  17.4%  Moderate  1  2.5%  (0.1%)  16.9%  Strong  4  2.6%  (2.7%)  17.9%  Extraordinary  2  3.0%  6.8%  17.6%  Strong + Extraordinary  6  2.7%  0.5%  17.8%  Differential vs. no event (pp)  (1.3)  (6.1)  1.0  Interpretation  •  During years with a strong or very strong global El Niño, the growth of private investment falls by 4.7 percentage points, compared to a 1.6 percentage point decline  in GDP, a difference of nearly three times as much. These differentials are the shock applied in the El Niño scenario (pages 73 and 74).  With the Coastal El Niño, the gap is greater (6.1 pp vs. 1.3 pp). The calibration uses the ONI, whose differential is more moderate.  The weight of private investment in GDP remains between 15.6% and 18.5% in all categories: El Niño alters growth during the year in which it occurs, but it does not permanently change the GFCF/GDP ratio. This supports the idea that, following each shock, both variables return to growing at the same rate (next page).  Note: Simple averages for the calendar years that involve an episode; each year is classified according to the episode of greatest magnitude. These are descriptive: they do not account for other shocks (the 1998–1999 Asian and Russian crises, COVID-19 in 2020, the commodities cycle). ONI magnitudes by peak: weak 0.5–0.9, moderate 1.0–1.4, strong 1.5–1.9, and very strong ≥ 2.0 °C. GFCF = gross fixed capital formation; private GFCF / GDP in nominal terms.  Source: BCRP, PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.1. Macroeconomic projections

16.5.1.2. Private investment projection (5/5): convergence of growth with GDP and stability of the GFCF/GDP ratio

Growth rates converge from 2030 onwards.

- 2026-2029: According to the MMM, private investment grows by 4.0%-4.2% annually, outpacing GDP growth (3.2%), with its share of GDP rising from 16.6% (2025) to 17.2% (2029).
- From 2030 onwards, there is no official projection, and both variables grow by 3.2%. Since they are deflated using the same inflation rate, the GFCF/nominal GDP ratio only changes if their real growth rates differ. Equating them is the condition for the ratio to remain stable in the long term: if investment were to consistently grow faster than GDP, its relative weight would increase without limit.
- The 17.2% level is consistent with historical data: it is equal to the 1994–2025 average (17.2%) and slightly lower than the 2016–2025 average (17.7%), falling within a range of 13.6% (2002) to 20.9% (2013).
- El Niño only causes a temporary deviation in the ratio (16.5%-16.7% in 2028-2029 and 2033-2034); the subsequent rebound brings it back to 17.2% in 2030 and 2035, consistent with the stability of the ratio in relation to the magnitude of El Niño (previous page).
- The 3.2% rate is also the perpetual growth (g) of the terminal value.

GDP and private fixed capital formation: real growth (annual % change) and the ratio of private fixed capital formation to nominal GDP (%), 2016–2036

Year	Type	Baseline real GDP	Real GDP with El Niño	Baseline real private GFCF	Real private GFCF with El Niño	Baseline GFCF / GDP	GFCF / GDP with El Niño
2016	Historical	4.0%	4.0%	(4.3%)	(4.3%)	17.8%	17.8%
2017	Historical	2.5%	2.5%	(0.1%)	(0.1%)	16.9%	16.9%
2018	Historical	4.0%	4.0%	3.6%	3.6%	17.3%	17.3%
2019	Historical	2.2%	2.2%	5.1%	5.1%	17.6%	17.6%
2020	Historical	(10.9%)	(10.9%)	(16.4%)	(16.4%)	16.4%	16.4%
2021	Historical	13.4%	13.4%	35.2%	35.2%	20.1%	20.1%
2022	Historical	2.8%	2.8%	0.0%	0.0%	19.9%	19.9%
2023	Historical	(0.4%)	(0.4%)	(6.1%)	(6.1%)	17.6%	17.6%
2024	Historical	3.5%	3.5%	3.3%	3.3%	16.8%	16.8%
2025	Historical	3.4%	3.4%	10.0%	10.0%	16.6%	16.6%
2026	Projection	3.2%	3.2%	4.0%	4.0%	16.7%	16.7%
2027	Projection	3.2%	3.2%	4.2%	4.2%	16.9%	16.9%
2028	Projection	3.2%	1.5%	4.2%	(0.7%)	17.1%	16.5%
2029	Projection	3.2%	2.8%	4.2%	3.0%	17.2%	16.6%
2030	Projection	3.2%	5.3%	3.2%	9.6%	17.2%	17.2%
2031	Projection	3.2%	3.2%	3.2%	3.2%	17.2%	17.2%
2032	Projection	3.2%	3.2%	3.2%	3.2%	17.2%	17.2%
2033	Projection	3.2%	1.5%	3.2%	(1.6%)	17.2%	16.7%
2034	Projection	3.2%	2.8%	3.2%	2.0%	17.2%	16.6%
2035	Projection	3.2%	5.3%	3.2%	9.6%	17.2%	17.2%
2036	Projection	3.2%	3.2%	3.2%	3.2%	17.2%	17.2%

Note: 2016-2025, observed data (in those years both scenarios coincide). 2026-2036: Nominal GDP and private GFCF = prior year level × (1 + real growth) × (1 + CPI inflation). Inflation of 2.2% in 2026-2029 (BCRP Macroeconomic Expectations Survey) and 2.0% since 2030 (midpoint of BCRP target range). The same inflation is applied to both series (relative price GFCF / constant GDP) and in both scenarios: the scenario with El Niño only modifies actual growth. GFCF = Gross fixed capital formation
Source: BCRP, MEF (MMM 2026-2029), PGIS/ENFEN and CPC NOAA. Prepared by: EQUBO

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16.5.1.3. El Niño, GDP and private investment in Peru: relevant episodes

Episode	Year	Coastal El Niño (ICEN)	Global El Niño (ONI)	Real GDP (var. %)	Real private investment (var. %)
1982-83	1982	Extraordinary	Very strong	(0.2)	(7.3)
	1983	Extraordinary	Very strong	(10.4)	(38.5)
1997-98	1997	Extraordinary	Very strong	6.5	16.0
	1998	Extraordinary	Very strong	(0.4)	(2.4)
2014-16	2014	Weak	Very strong	2.4	(1.9)
	2015	Strong	Very strong	3.3	(3.7)
	2016	Strong	Very strong	4.0	(4.3)
2017 (coastal)	2017	Moderate	No event	2.5	(0.2)
2023	2023	Strong	Strong	(0.4)	(6.1)
Average years without event (1994-2025)				4.8	6.6
Average years with Strong or Very Strong El Niño (1994-2025)				3.1	1.9
Differential (pp)				(1.6)	(4.7)

Note: Magnitude of the Coastal El Niño according to the official ENFEN list (2024), using the ICEN index for the Niño 1+2 region; global El Niño according to the NOAA CPC's ONI index for the Niño 3.4 region. Real annual percentage change; negative in parentheses. The averages correspond to the 1994–2025 period and justify the shock applied in the El Niño scenario. The complete 1950-2026 series is presented on the following three pages. Source: BCRP (BCRPData), PGIS/ENFEN, and NOAA CPC. Prepared by: EQUBO

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16.5.1.4. El Niño and Peru's real GDP: annual series 1950–2026 (1/3)

Year	Coastal El Niño - Magnitude (ICEN)	Months of the year in coastal episode	Max. ICEN of the year (°C)	Coastal La Niña: magnitude	Global El Niño: magnitude (ONI)	Max. ONI of the year (°C)	Event Type	Real GDP (var. %)	Real private investment (var. %)
1950	No event	0	-0.49	Moderate	No event	-0.56	None	8.54%	–
1951	Strong	8	2.13	No event	Moderate	1.03	Coastal and Global	9.26%	37.26%
1952	No event	0	0.41	No event	Moderate	0.52	Global only	5.90%	5.74%
1953	Moderate	9	1.60	No event	Weak	0.78	Coastal and Global	5.78%	13.50%
1954	No event	0	-0.72	Strong	No event	0.41	None	5.34%	-15.07%
1955	No event	0	-0.64	Moderate	No event	-0.48	None	5.87%	3.02%
1956	No event	0	0.19	Moderate	No event	-0.37	None	4.70%	36.10%
1957	Strong	10	2.81	No event	Strong	1.62	Coastal and Global	6.65%	13.72%
1958	Strong	7	1.05	No event	Strong	1.69	Coastal and Global	-1.07%	-12.50%
1959	No event	0	0.64	No event	No event	0.64	None	3.16%	-19.42%
1960	No event	0	0.25	No event	No event	0.19	None	9.89%	9.52%
1961	No event	0	0.59	No event	No event	0.22	None	7.35%	14.16%
1962	No event	0	-0.17	Strong	No event	0.00	None	10.04%	19.67%
1963	Weak	3	0.70	No event	Moderate	1.19	Coastal and Global	4.33%	-6.39%
1964	No event	0	-0.14	Strong	Moderate	0.95	Global only	6.55%	-7.93%
1965	Moderate	10	2.10	No event	Strong	1.82	Coastal and Global	5.62%	16.84%
1966	Moderate	1	0.64	Weak	Strong	1.24	Coastal and Global	8.24%	11.26%
1967	No event	0	-0.18	Moderate	No event	0.05	None	3.85%	-6.30%
1968	Weak	3	0.56	Moderate	Weak	0.93	Coastal and Global	0.15%	-15.95%
1969	Moderate	10	1.64	No event	Weak	0.98	Coastal and Global	3.51%	-0.94%
1970	Moderate	1	0.77	Strong	No event	0.46	Coastal only	3.37%	9.18%
1971	No event	0	-0.35	Weak	No event	-0.60	None	4.59%	11.84%
1972	Strong	11	2.45	No event	Strong	1.84	Coastal and Global	3.48%	1.84%
1973	Strong	2	1.58	Weak	Strong	1.55	Coastal and Global	6.28%	44.62%
1974	No event	0	-0.01	Weak	No event	-0.40	None	9.39%	16.25%
1975	No event	0	0.03	Strong	No event	-0.55	None	4.30%	-0.23%

Note: Magnitude of the Coastal El Niño according to the official ENFEN list (2024), using the ICEN index for the Niño 1+2 region; global El Niño according to the NOAA CPC's ONI index for the Niño 3.4 region. The events of 1982-83, 1997-98 and 2014-16 are in bold. Real GDP in annual percentage variation.

Source: BCRP (BRCPData), PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Prepared by: EQUBO

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16.5.1.4. El Niño and Peru's real GDP: annual series 1950–2026 (2/3)

Year	Coastal El Niño: magnitude (ICEN)	Months of the year in coastal episode	Max. ICEN of the year (°C)	Coastal La Niña: magnitude	Global El Niño: magnitude (ONI)	Max. ONI of the year (°C)	Event Type	Real GDP (var. %)	Real private investment (var. %)
1976	Moderate	9	1.85	Strong	Weak	0.84	Coastal and Global	1.45%	-18.20%
1977	No event	0	0.43	No event	Weak	0.84	Global only	0.35%	2.74%
1978	No event	0	0.35	No event	Weak	0.71	Global only	-2.64%	-5.35%
1979	No event	0	0.68	No event	No event	0.64	None	4.13%	6.39%
1980	No event	0	0.37	No event	No event	0.62	None	5.91%	33.45%
1981	No event	0	-0.14	No event	No event	-0.08	None	5.55%	18.05%
1982	**Extraordinary**	**6**	**3.11**	**No event**	**Very strong**	**2.12**	**Coastal and Global**	**-0.22%**	**-7.26%**
1983	**Extraordinary**	**11**	**4.32**	**No event**	**Very strong**	**2.14**	**Coastal and Global**	**-10.41%**	**-38.53%**
1984	No event	0	-0.02	No event	No event	-0.22	None	3.61%	-6.90%
1985	No event	0	-0.26	Moderate	No event	-0.28	None	2.06%	-11.44%
1986	Moderate	1	0.69	Weak	Moderate	1.21	Coastal and Global	9.43%	39.10%
1987	Moderate	12	1.63	No event	Moderate	1.49	Coastal and Global	9.73%	26.53%
1988	No event	0	0.24	Strong	Moderate	0.63	Global only	-9.44%	-9.12%
1989	No event	0	0.05	No event	No event	-0.04	None	-12.31%	-21.11%
1990	No event	0	-0.19	No event	No event	0.34	None	-4.98%	12.57%
1991	Moderate	5	0.65	No event	Strong	1.43	Coastal and Global	2.22%	-0.03%
1992	Moderate	6	1.99	No event	Strong	1.54	Coastal and Global	-0.54%	-4.10%
1993	Weak	7	1.26	No event	No event	0.76	Coastal only	5.24%	9.59%
1994	Weak	2	0.68	Weak	Weak	0.97	Coastal and Global	12.31%	39.16%
1995	Weak	1	0.60	Moderate	Weak	0.88	Coastal and Global	7.41%	27.34%
1996	No event	0	-0.42	Strong	No event	-0.22	None	2.80%	-2.19%
1997	**Extraordinary**	**9**	**4.08**	**Strong**	**Very strong**	**2.37**	**Coastal and Global**	**6.48%**	**15.98%**
1998	**Extraordinary**	**8**	**3.49**	**No event**	**Very strong**	**2.22**	**Coastal and Global**	**-0.39%**	**-2.40%**
1999	No event	0	-0.32	Weak	No event	-0.79	None	1.49%	-15.24%
2000	No event	0	-0.16	No event	No event	-0.40	None	2.69%	-1.73%
2001	No event	0	0.02	Weak	No event	-0.05	None	0.62%	-4.66%

Note: Magnitude of the Coastal El Niño according to the official ENFEN list (2024), using the ICEN index for the Niño 1+2 region; global El Niño according to the NOAA CPC's ONI index for the Niño 3.4 region. The events of 1982-83, 1997-98 and 2014-16 are in bold. Real GDP in annual percentage variation.
Source: BCRP (BRCPData), PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Prepared by: EQUBO

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16.5.1.4. El Niño and Peru's real GDP: annual series 1950–2026 (3/3)

Year	Coastal El Niño: magnitude (ICEN)	Months of the year in coastal episode	Max. ICEN of the year (°C)	Coastal La Niña: magnitude	Global El Niño: magnitude (ONI)	Max. ONI of the year (°C)	Event Type	Real GDP (var. %)	Real private investment (var. %)
2002	Weak	3	0.81	No event	Moderate	1.19	Coastal and Global	5.45%	0.20%
2003	No event	0	0.40	Moderate	Moderate	0.90	Global only	4.16%	6.29%
2004	No event	0	0.38	Moderate	Weak	0.71	Global only	4.96%	8.09%
2005	No event	0	-0.17	Moderate	Weak	0.62	Global only	6.29%	12.01%
2006	Weak	5	0.94	No event	Weak	0.88	Coastal and Global	7.53%	20.06%
2007	No event	0	0.50	Strong	Weak	0.62	Global only	8.52%	23.33%
2008	Weak	4	1.13	No event	No event	-0.20	Coastal only	9.13%	23.90%
2009	Weak	4	0.75	No event	Strong	1.50	Coastal and Global	1.10%	-8.84%
2010	No event	0	0.35	Moderate	Strong	1.47	Global only	8.33%	25.14%
2011	No event	0	0.18	No event	No event	-0.34	None	6.33%	11.44%
2012	Weak	4	0.94	No event	No event	0.39	Coastal only	6.14%	15.64%
2013	No event	0	-0.31	Strong	No event	-0.11	None	5.85%	7.04%
2014	**Weak**	**7**	**1.21**	**No event**	**Very strong**	**0.80**	**Coastal and Global**	**2.38%**	**-1.85%**
2015	**Strong**	**9**	**2.23**	**No event**	**Very strong**	**2.59**	**Coastal and Global**	**3.25%**	**-3.69%**
2016	**Strong**	**5**	**1.75**	**No event**	**Very strong**	**2.50**	**Coastal and Global**	**3.95%**	**-4.32%**
2017	Moderate	4	1.31	Strong	No event	0.35	Coastal only	2.52%	-0.15%
2018	Weak	2	0.87	Strong	Moderate	1.05	Coastal and Global	3.97%	3.63%
2019	Weak	1	0.78	No event	Moderate	0.99	Coastal and Global	2.24%	5.14%
2020	No event	0	0.07	Moderate	Weak	0.71	Global only	-10.93%	-16.37%
2021	No event	0	-0.30	Strong	No event	-0.31	None	13.42%	35.23%
2022	No event	0	-0.70	Strong	No event	-0.68	None	2.82%	0.01%
2023	Strong	10	2.92	No event	Strong	1.99	Coastal and Global	-0.35%	-6.09%
2024	Strong	2	1.34	Weak	Strong	1.84	Coastal and Global	3.52%	3.30%
2025	No event	0	0.72	No event	No event	0.02	None	3.43%	9.98%
2026 (*)	**Ongoing**		**3.38**		**Ongoing**	**2.16**		**n.d. (*)**	–

(*) Partial 2026: preliminary data, ICEN Jan-Jul 2026 and ONI until JAS [sic] 2026. ENFEN (Com. No. 17-2026, Sep. 28, 2026) predicts a Coastal El Niño of extraordinary magnitude until January 2027. Note: Magnitude of the Coastal El Niño according to the official ENFEN list (2024), using the ICEN index for the Niño 1+2 region; global El Niño according to the NOAA CPC's ONI index for the Niño 3.4 region. The events of 1982-83, 1997-98 and 2014-16 are in bold. Real GDP in annual percentage variation. Source: BCRP (BRCPData), PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.1. Macroeconomic projections  16.5.1.5. Summary by magnitude (1/2)  1) Coastal El Niño (ICEN) — full period  Category  No. of years  Real GDP  Real private GFCF  Private GFCF  / GDP  Inflation Dec./Dec.  Average inflation  Fishing GDP  Agricultural GDP  Construction GDP  No event  39  3.65%  4.87%  15.99%  331.46%  315.57%  14.59%  2.68%  4.44%  Weak  13  5.18%  8.59%  16.54%  7.94%  9.99%  1.54%  5.50%  8.23%  Moderate  11  4.67%  8.45%  13.54%  41.99%  66.25%  4.94%  3.18%  8.64%  Strong  9  3.89%  8.24%  17.85%  6.08%  6.42%  0.34%  2.00%  1.96%  Extraordinary  4  -1.14%  -8.05%  17.05%  52.62%  47.85%  -5.57%  -0.73%  -0.78%  Strong + Extraordinary  13  2.34%  3.23%  17.60%  20.40%  19.17%  -1.48%  1.16%  1.12%  Differential vs. no event (pp)  -1.31%  -1.64%  1.61%  -311.06%  -296.40%  -16.07%  -1.52%  -3.32%  2) Coastal El Niño (ICEN) — recent period  Category  No. of years  Real GDP  Real private GFCF  Private GFCF / GDP  Inflation Dec./Dec.  Average inflation  Fishing GDP  Agricultural GDP  Construction GDP  No event  15  4.05%  6.56%  16.83%  3.91%  3.53%  9.87%  3.82%  4.57%  Weak  10  5.77%  12.44%  17.39%  4.51%  5.61%  -0.70%  6.42%  12.07%  Moderate  1  2.52%  -0.15%  16.90%  1.36%  2.80%  4.67%  2.95%  2.14%  Strong  4  2.59%  -2.70%  17.89%  3.21%  3.94%  2.94%  2.42%  -3.41%  Extraordinary  2  3.04%  6.79%  17.64%  6.23%  7.90%  -4.94%  2.25%  7.85%  Strong + Extraordinary  6  2.74%  0.46%  17.80%  4.22%  5.26%  0.31%  2.36%  0.35%  Differential vs. no event (pp)  -1.31%  -6.09%  0.98%  0.31%  1.73%  -9.56%  -1.45%  -4.23%  Source: BCRP (BCRPData, annual series), PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Simple averages by magnitude of the episode; full period 1950-2025 and recent period 1994-2025. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.1. Macroeconomic projections

16.5.1.5. Summary by magnitude (2/2)

3) Global El Niño (ONI) — Full Period

Category	No. of years	Real GDP	Real private GFCF	Private GFCF / GDP	Inflation Dec./Dec.	Average inflation	Fishing GDP	Agricultural GDP	Construction GDP
No event	33	4.45%	6.21%	16.15%	337.00%	350.93%	15.29%	3.48%	5.83%
Weak	13	3.44%	6.88%	14.78%	16.35%	16.12%	6.57%	3.16%	4.38%
Moderate	11	4.69%	9.13%	15.46%	176.59%	79.03%	10.07%	4.42%	8.13%
Strong	12	3.62%	7.10%	16.29%	21.67%	46.12%	-2.68%	1.41%	5.06%
Very strong	7	0.72%	-6.01%	17.94%	31.62%	28.83%	-6.35%	0.69%	-1.42%
Strong + Very Strong	**19**	**2.55%**	**2.27%**	**16.90%**	**25.34%**	**39.75%**	**-4.03%**	**1.15%**	**2.67%**
Differential vs. no event (pp)		**-1.90%**	**-3.94%**	**0.75%**	**-311.66%**	**-311.18%**	**-19.32%**	**-2.33%**	**-3.16%**

4) Global El Niño (ONI) — recent period

Category	No. of years	Real GDP	Real private GFCF	Private GFCF / GDP	Inflation Dec./Dec.	Average Inflation	Fishing GDP	Agricultural GDP	Construction GDP
No event	12	4.77%	6.61%	17.91%	4.49%	4.38%	8.27%	5.30%	5.49%
Weak	7	5.15%	16.23%	15.62%	5.38%	6.54%	10.90%	5.09%	11.52%
Moderate	4	3.96%	3.82%	15.56%	2.02%	1.48%	6.51%	4.57%	4.78%
Strong	4	3.15%	3.38%	17.72%	1.88%	3.27%	-5.48%	2.20%	4.73%
Very strong	5	3.13%	0.75%	18.53%	4.67%	5.24%	-6.41%	2.45%	1.78%
Strong + Very Strong	**9**	**3.14%**	**1.92%**	**18.17%**	**3.43%**	**4.36%**	**-5.99%**	**2.34%**	**3.09%**
Differential vs. no event (pp)		**-1.63%**	**-4.69%**	**0.26%**	**-1.06%**	**-0.01%**	**-14.27%**	**-2.96%**	**-2.40%**

5) Coastal / Global Overlap — Recent Period

Category	No. of years	Real GDP	Real private GFCF	Private GFCF / GDP	Inflation Dec./Dec.	Average inflation	Fishing GDP	Agricultural GDP	Construction GDP
None	9	4.38%	4.43%	17.57%	4.80%	4.48%	13.41%	4.97%	3.45%
Coastal only	3	5.93%	13.13%	18.94%	3.55%	4.08%	-7.14%	6.28%	11.63%
Global only	6	3.55%	9.75%	15.72%	2.57%	2.11%	4.57%	2.08%	6.27%
Coastal and Global	14	4.20%	6.26%	17.20%	4.37%	5.59%	1.50%	4.46%	6.43%

Source: BCRP (BCRPData, annual series), PGIS/ENFEN (ICEN) and NOAA CPC (ONI). Simple averages by magnitude of the episode; full period 1950-2025 and recent period 1994-2025. Prepared by: EQUBO

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 16.5. Valuation as a going concern  Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  CPAC Revenue Projection  (Thousands of S/)  Item  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Sales by Line of Business  Cement, concrete and prefabs  2,030,344  2,203,735  2,307,774  2,303,363  2,383,819  2,624,862  2,722,402  2,823,567  2,791,124  2,860,895  3,150,180  3,267,240  Building materials  41,745  41,954  42,163  42,374  42,586  42,799  43,013  43,228  43,444  43,662  43,880  44,099  Quicklime  9,520  10,333  10,821  10,800  11,177  12,308  12,765  13,239  13,087  13,414  14,771  15,320  Paving service  34,330  34,502  34,674  34,848  35,022  35,197  35,373  35,550  35,727  35,906  36,086  36,266  Others  944  949  953  958  963  968  973  978  982  987  992  997  Total net sales  2,116,883  2,291,472  2,396,386  2,392,343  2,473,567  2,716,134  2,814,526  2,916,562  2,884,366  2,954,865  3,245,908  3,363,923  Quicklime Others  Paving service  Building materials  Cement, concrete and prefabs  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026. Prepared by:  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026. Prepared by: EQUBO  Source: Audited financial statements for 2021-2025 and financial statements as of March 31, 2026, for CPAC; sales by product as reported by the Company; projections for 2026-2036. Prepared by: EQUBO  Sales by Line of Business (Thousands of S/) Implied price of cement (S/ per MT)  E3  115

 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.2. Projection of key income statement accounts (1/7)  Net sales by segment (Thousands of S/)  Item  2021  2022  2023  2024  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Cement, concrete and prefabs (consolidated)  1,784,487  1,963,826  1,829,182  1,819,259  2,030,344  2,203,735  2,307,774  2,303,363  2,383,819  2,624,862  2,722,402  2,823,567  2,791,124  2,860,895  3,150,180  3,267,240  Paving service  -  -  21,056  87,590  34,330  34,502  34,674  34,848  35,022  35,197  35,373  35,550  35,727  35,906  36,086  36,266  Quicklime (proprietary segment up to 2022; merged from 2023)  39,141  37,858  25,707  14,205  9,520  10,333  10,821  10,800  11,177  12,308  12,765  13,239  13,087  13,414  14,771  15,320  Building materials  113,905  114,024  74,096  56,873  41,745  41,954  42,163  42,374  42,586  42,799  43,013  43,228  43,444  43,662  43,880  44,099  Others  234  38  34  144  944  949  953  958  963  968  973  978  982  987  992  997  Total net sales  1,937,767  2,115,746  1,950,075  1,978,071  2,116,883  2,291,472  2,396,386  2,392,343  2,473,567  2,716,134  2,814,526  2,916,562  2,884,366  2,954,865  3,245,908  3,363,923  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.2. Projection of key income statement accounts (2/7)  Sales by product/service type (Thousands of S/)  Service type  2021  2022  2023  2024  2025  Q1 2025  Q1 2026  Cement  1,534,867  1,742,704  1,642,420  1,605,472  1,745,234  402,220  466,389  Blocks, cobblestones and bricks  29,620  29,374  24,983  28,038  30,233  6,325  6,602  Paving service  -  -  21,056  87,590  34,330  19,684  629  Heavy prefabs  6,435  1,803  557  2,063  787  -  (11)  Concrete  206,054  176,973  145,438  161,199  228,220  51,604  57,310  Building materials  113,905  114,024  74,096  56,873  41,745  10,001  9,439  Lime  39,141  37,858  25,707  14,205  9,520  2,667  7,010  Mortar  7,511  12,972  15,784  22,487  25,870  6,471  8,108  Others  234  38  34  145  944  196  194  Total  1,937,767  2,115,746  1,950,075  1,978,072  2,116,883  499,168  555,670  Source: information provided directly by Cementos Pacasmayo S.A.A. (sales by type of product/service). Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.2. Projection of key income statement accounts (3/7)

Cost of Sales (Thousands of S/)

Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Depreciation and amortization	118,998	121,871	125,494	134,322	136,301	136,167	141,355	145,692	148,297	141,258	144,482	148,948	150,320	102,649	78,720	85,929
Personnel expenses (note 20b)	113,634	125,683	125,318	158,103	188,685	170,438	174,390	191,215	183,494	189,094	208,932	200,266	199,836	222,560	218,942	222,075
Freight		201,849	177,393	166,134	184,307	201,396	221,034	227,762	248,918	289,545	308,358	328,394	333,326	350,820	396,654	422,426
Packaging		81,023	66,456	54,889	55,745	54,234	57,134	57,365	59,723	66,089	68,886	71,802	71,330	73,477	81,309	84,750
Other costs of sales	1,145,704	933,289	765,962	736,097	744,979	833,235	869,563	876,623	907,174	981,487	1,016,609	1,053,113	1,052,432	1,080,645	1,186,132	1,229,046
Total cost of sales	**1,378,336**	**1,463,715**	**1,260,623**	**1,249,545**	**1,310,017**	**1,395,470**	**1,463,475**	**1,498,656**	**1,547,606**	**1,667,474**	**1,747,268**	**1,802,522**	**1,807,243**	**1,830,151**	**1,961,756**	**2,044,227**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.2. Projection of key income statement accounts (4/7)

Administrative expenses (Thousands of S/)

Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Personnel expenses (note 20b)	96,891	116,748	125,072	136,776	164,987	153,736	157,301	172,477	165,512	170,564	188,458	180,641	180,253	200,750	197,487	200,313
Third-party services	59,896	72,172	67,187	74,127	81,838	88,827	93,020	92,843	96,086	105,802	109,733	113,811	112,503	115,315	126,976	131,694
Depreciation and amortization	16,569	16,667	15,258	17,107	17,450	17,387	18,050	18,604	18,936	18,038	18,449	19,020	19,195	13,107	10,052	10,973
Donations	9,067	8,494	9,028	8,598	7,533	7,699	7,868	8,041	8,218	8,382	8,550	8,721	8,896	9,073	9,255	9,440
Compensation to the board of directors	6,397	6,112	5,941	6,032	5,389	5,508	5,629	5,753	5,879	5,997	6,117	6,239	6,364	6,491	6,621	6,753
Supply consumption	1,686	1,715	1,551	1,526	1,862	1,903	1,945	1,988	2,031	2,072	2,113	2,156	2,199	2,243	2,288	2,333
Other / Taxes	5,563	5,669	7,930	9,217	12,479	12,754	13,034	13,321	13,614	13,886	14,164	14,447	14,736	15,031	15,331	15,638
Total administrative expenses	**196,069**	**227,577**	**231,967**	**253,383**	**291,538**	**287,813**	**296,847**	**313,025**	**310,277**	**324,740**	**347,584**	**345,034**	**344,145**	**362,011**	**368,010**	**377,145**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.2. Projection of key income statement accounts (5/7)  Other operating expenses (revenue), net (Thousands of S/)  Item  2021  2022  2023  2024  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Expenses associated with Holcim acquisition  (77,625)  Impairment due to derecognition of coal concessions (Northern zone)  (11,393)  Rentals to third parties  2,328  1,694  Net gain (loss) on disposal of PPE and intangibles  1,775  591  Rental Income from land and offices  1,639  1,508  1,473  1,645  1,622  1,811  1,820  1,829  1,838  1,847  1,856  1,866  1,875  1,884  1,894  1,903  Expense recovery  491  204  Revenue from related management services  305  198  275  276  540  362  364  366  368  370  371  373  375  377  379  381  Estimation of losses from disasters  Expenses to counteract the effect of COVID-19  Others  (130)  (8,094)  (4,165)  (4,621)  21  (9,694)  Total other operating expenses, net  6,408  (3,899)  (13,810)  (2,700)  (75,442)  (7,521)  2,184  2,195  2,206  2,217  2,228  2,239  2,250  2,261  2,273  2,284  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.2. Projection of key income statement accounts (6/7)

Income tax: effective rate reconciliation (Thousands of S/)

Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Reconciliation of the effective income tax rate																
Profit before income tax	**224,110**	**262,420**	**245,708**	**296,187**	**267,975**	**411,930**	**450,727**	**394,994**	**449,160**	**550,001**	**543,028**	**598,291**	**568,635**	**597,522**	**749,535**	**767,651**
Income tax at legal rate (29.5%-30%)	(66,112)	(77,414)	(72,484)	(87,375)	(79,053)	(121,519)	(132,964)	(116,523)	(132,502)	(162,250)	(160,193)	(176,496)	(167,747)	(176,269)	(221,113)	(226,457)
Non-deductible expenses, net (*)	(4,070)	(7,415)	(2,369)	(3,114)	(29,824)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(4,242)	(10,680)
Effect of carryforward tax losses (**)	(758)	(763)	(1,955)	(6,823)	(4,893)	-	-	-	-	-	-	-	-	-	-	-
Total income tax	**(70,940)**	**(85,592)**	**(76,808)**	**(97,312)**	**(113,770)**	**(125,761)**	**(137,206)**	**(120,765)**	**(136,744)**	**(166,492)**	**(164,435)**	**(180,738)**	**(171,989)**	**(180,511)**	**(225,355)**	**(237,138)**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios
16.5.2.2. Projection of key income statement accounts (7/7)

Maintenance cost per process and section (S/)

Process	Section	2021	2022	2023	2024	2025	2026	2027	2028
Pacasmayo									
Clinker	Kiln 3	12,554,398	14,155,310	3,207,859	16,798,654	10,916,665	11,134,998	11,357,698	10,734,660
Clinker	Kiln 4	-	-	190,332	5,035,456	9,433,835	9,622,511	9,814,962	9,627,353
Cement	Cement 6	2,105,710	2,169,102	1,840,598	3,070,955	2,894,303	2,952,189	3,011,232	2,809,764
Cement	Cement 7	2,999,729	1,706,537	4,154,752	1,229,930	2,067,481	3,247,022	2,146,417	2,772,196
	Total	**17,659,837**	**18,030,949**	**9,393,541**	**26,134,995**	**25,312,283**	**26,956,721**	**26,330,309**	**25,943,973**
Piura									
Clinker	Kiln	15,585,443	14,417,982	6,397,012	11,877,880	10,533,583	10,901,343	11,119,370	11,341,758
Cement	Cement	3,341,046	2,930,322	3,329,061	4,171,494	2,209,721	2,962,349	3,021,597	3,082,029
	Total	**18,926,489**	**17,348,304**	**9,726,073**	**16,049,374**	**12,743,304**	**13,863,692**	**14,140,967**	**14,423,787**
Rioja									
Clinker	Kiln 1	-	263,305	147,011	-	-	465,706	-	465,706
Clinker	Kiln 2	290,566	-	701,254	-	600,008	-	678,618	-
Clinker	Kiln 3	473,916	-	225,774	-	380,000	-	703,618	-
Clinker	Kiln 4	-	738,822	-	364,137	-	703,618	-	703,618
Raw	Raw 3	224,707	8,800	136,958	384,317	345,531	186,534	95,534	220,000
Cement	Cement 2	5,712	49,297	124,453	205,213	1,780	160,796	170,000	95,534
Cement	Cement 3	50,141	45,815	352,908	384,317	345,351	140,091	220,000	95,534
	Total	**1,045,042**	**1,106,039**	**1,541,347**	**1,484,996**	**1,672,672**	**1,656,745**	**1,867,770**	**1,580,392**

Source: information provided directly by Cementos Pacasmayo S.A.A. (maintenance cost per process/section). Prepared by: EQUBO

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16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.3. Projection of the statement of financial position for CPAC (1/7)

(Thousands of S/)

Accounts	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Assets											
Cash and equivalents	105,087	171,812	224,384	178,055	281,206	410,515	578,522	775,013	948,429	588,505	851,782
Other financial instruments (>90 days)	-	-	-	-	-	-	-	-	-	-	-
Trade and other accounts receivable	142,612	147,835	147,738	151,806	163,753	168,660	173,745	172,276	175,822	190,139	196,002
Income tax prepayments	14,271	15,488	13,740	15,438	18,600	18,381	20,114	19,184	20,090	24,856	26,108
Inventories	683,749	720,713	729,516	763,467	839,641	875,265	912,599	914,973	945,023	1,044,962	1,090,254
Prepaid expenses	18,947	19,814	19,781	20,452	22,458	23,271	24,115	23,849	24,432	26,838	27,814
Total current assets	**964,666**	**1,075,662**	**1,135,160**	**1,129,218**	**1,325,658**	**1,496,093**	**1,709,096**	**1,905,295**	**2,113,796**	**1,875,300**	**2,191,960**
Miscellaneous accounts receivable, net	29,623	29,623	29,623	29,623	29,623	29,623	29,623	29,623	29,623	29,623	29,623
Property, plant and equipment, net	2,008,340	1,974,128	1,935,541	1,896,786	1,868,047	1,841,255	1,814,586	1,767,305	1,779,111	2,402,833	2,449,044
Intangible assets, net	54,720	45,810	36,533	28,642	30,974	32,769	34,516	35,844	37,049	38,732	42,805
Commercial credit	4,459	4,459	4,459	4,459	4,459	4,459	4,459	4,459	4,459	4,459	4,459
Deferred income tax asset	34,994	34,994	34,994	34,994	34,994	34,994	34,994	34,994	34,994	34,994	34,994
Right-of-use assets, net	19,154	20,991	22,248	23,380	24,946	26,348	27,646	28,440	29,217	30,695	32,098
Other assets	50	50	50	50	50	50	50	50	50	50	50
Total non-current assets	**2,151,341**	**2,110,055**	**2,063,448**	**2,017,934**	**1,993,094**	**1,969,498**	**1,945,874**	**1,900,714**	**1,914,503**	**2,541,386**	**2,593,074**
Total assets	**3,116,007**	**3,185,717**	**3,198,608**	**3,147,152**	**3,318,752**	**3,465,590**	**3,654,970**	**3,806,010**	**4,028,299**	**4,416,686**	**4,785,034**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.3. Projection of the statement of financial position for CPAC (2/7)

(Thousands of S/)

Accounts	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Current liabilities											
Commercial and Miscellaneous Accounts Payable	253,435	261,375	263,140	262,723	277,590	284,022	290,786	290,127	296,198	317,550	327,869
Financial obligations	611,149	688,735	900,956	774,542	774,542	774,542	774,542	743,542	712,542	712,542	712,542
Leasing liabilities	6,452	6,877	7,271	7,732	8,469	9,333	10,339	11,335	12,446	13,949	15,671
Income tax payable	20,258	21,985	19,504	21,915	26,403	26,093	28,552	27,232	28,518	35,283	37,061
Provisions	46,935	51,485	48,966	51,662	61,501	64,233	66,913	63,378	70,024	82,466	83,814
Total current liabilities	**938,229**	**1,030,456**	**1,239,838**	**1,118,574**	**1,148,505**	**1,158,222**	**1,171,132**	**1,135,614**	**1,119,728**	**1,161,789**	**1,176,957**
Financial obligations and lease liabilities	734,213	579,880	290,757	229,573	168,840	108,316	48,026	18,721	20,560	23,043	25,888
Provisions, non-current	31,002	33,338	35,783	38,399	41,333	44,426	47,673	50,929	54,296	58,000	61,861
Deferred income tax liability	110,715	102,199	93,682	85,166	76,649	68,133	59,616	51,099	42,583	34,066	25,550
Total non-current liabilities	**875,931**	**715,418**	**420,223**	**353,137**	**286,822**	**220,874**	**155,315**	**120,750**	**117,439**	**115,109**	**113,300**
Total liabilities	**1,814,160**	**1,745,874**	**1,660,060**	**1,471,712**	**1,435,327**	**1,379,096**	**1,326,447**	**1,256,364**	**1,237,167**	**1,276,898**	**1,290,257**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.3. Projection of the statement of financial position for CPAC (3/7)  Trade and miscellaneous receivables, net (current) (Thousands of S/)  Item  2021  2022  2023  2024  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Trade receivables  91,072  78,519  83,840  95,419  107,496  116,362  121,689  121,484  125,609  137,926  142,923  148,104  146,469  150,049  164,828  170,821  Contractual asset  -  26,701  26,263  12,702  12,796  12,792  12,865  13,083  13,171  13,262  13,233  13,296  13,558  13,664  Other accounts receivable  5,940  7,790  13,179  8,613  10,269  10,320  10,372  10,424  10,476  10,528  10,581  10,634  10,687  10,740  10,794  10,848  Restricted funds for tax payment  1,314  244  1,322  393  4,022  4,042  4,062  4,083  4,103  4,124  4,144  4,165  4,186  4,207  4,228  4,249  Accounts receivable from principal and affiliates  1,314  1,858  1,973  1,969  2,633  2,442  2,454  2,466  2,479  2,491  2,504  2,516  2,529  2,541  2,554  2,561  Loans granted to third parties / employees  1,676  676  2,075  910  2,906  2,921  2,935  2,950  2,965  2,979  2,994  3,009  3,024  3,039  3,055  3,070  Interest receivable  636  1,163  1,091  963  568  571  574  577  579  582  585  588  591  594  597  600  Miscellaneous receivables from asset sales  937  215  82  139  24  24  24  24  24  25  25  25  25  25  25  25  VAT tax credit + refund (current share)  5,368  18,459  5,140  7,547  6,592  7,155  7,493  7,478  7,740  8,522  8,839  9,167  9,062  9,289  10,228  10,608  Provision for expected credit losses  (5,539)  (7,433)  (9,014)  (11,486)  (14,099)  (13,926)  (14,564)  (14,539)  (15,033)  (16,507)  (17,105)  (17,725)  (17,530)  (17,958)  (19,727)  (20,444)  Total current receivables  102,718  101,491  99,688  131,168  146,674  142,612  147,835  147,738  151,806  163,753  168,660  173,745  172,276  175,822  190,139  196,002  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.3. Projection of the statement of financial position for CPAC (4/7)

Inventories (Thousands of S/)

Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Merchandise and finished goods	25,304	18,903	16,488	18,234	13,214	17,266	18,199	18,422	19,279	21,203	22,102	23,045	23,105	23,864	26,387	27,531
In-process products	135,008	186,281	173,569	221,837	205,321	168,196	177,289	179,455	187,806	206,544	215,307	224,491	225,075	232,467	257,051	268,193
Raw materials	247,939	397,096	329,598	254,141	209,023	259,686	273,725	277,069	289,963	318,894	332,424	346,603	347,505	358,918	396,874	414,076
Packaging and packing	7,466	5,245	3,944	3,441	4,236	4,606	4,855	4,915	5,144	5,657	5,897	6,148	6,164	6,367	7,040	7,345
Fuel	3,498	3,642	3,899	3,552	3,894	3,408	3,592	3,636	3,805	4,185	4,362	4,548	4,560	4,710	5,208	5,434
Spare parts and supplies	199,870	260,742	251,006	259,601	264,450	225,852	238,061	240,969	252,184	277,345	289,112	301,444	302,228	312,154	345,165	360,126
Inventories receivable	9,149	13,060	12,570	13,191	7,005	4,735	4,991	5,052	5,287	5,814	6,061	6,319	6,336	6,544	7,236	7,550
Less: estimate for obsolescence (only for years with an explicit deduction; from 2022 onwards, the figures are already net by category)	(23,052)															
Total inventories, net	605,182	884,969	791,074	773,997	707,143	683,749	720,713	729,516	763,467	839,641	875,265	912,599	914,973	945,023	1,044,962	1,090,254

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.3. Projection of the statement of financial position for CPAC (5/7)

PPE by Category — Consolidated (Thousands of S/)

Category / Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Total — all categories						**148,729**	**116,464**	**116,235**	**120,114**	**131,764**	**136,463**	**141,336**	**121,509**	**124,415**	**708,553**	**141,417**
Starting balance	2,014,508	1,974,931	2,007,838	2,099,351	2,031,139	2,005,714	2,008,340	1,974,128	1,935,541	1,896,786	1,868,047	1,841,255	1,814,586	1,767,305	1,779,111	2,402,833
Acquisitions (total capex)	88,180	174,532	274,220	73,321	115,154	142,301	109,766	109,583	113,264	124,258	128,718	133,343	113,647	116,397	699,767	132,351
Reductions and transfers, net	(1,857)	(13,633)	(51,058)	(3,161)	(2,967)	-	-	-	-	-	-	-	-	-	-	-
Total year depreciation (amortization)	(125,900)	(127,992)	(131,649)	(138,372)	(137,612)	(139,675)	(143,979)	(148,170)	(152,019)	(152,997)	(155,511)	(160,012)	(160,928)	(104,590)	(76,045)	(86,139)
FINAL BALANCE — TOTAL	**1,974,931**	**2,007,838**	**2,099,351**	**2,031,139**	**2,005,714**	**2,008,340**	**1,974,128**	**1,935,541**	**1,896,786**	**1,868,047**	**1,841,255**	**1,814,586**	**1,767,305**	**1,779,111**	**2,402,833**	**2,449,044**
Extraordinary Capex	-	-	-	-	17,875	37,290	-	-	-	-	-	-	-	-	572,019	-
Extraordinary Capex Vehicles					17,875											
Extraordinary Capex Machinery							-	-	-	-	-	-	-	-	572,019	-
Extraordinary Capex Warehouse																
Work in Progress						37,290										
Normal Capex	84,881	161,318	207,576	70,833	93,755	101,487	106,134	105,955	109,552	120,295	124,653	129,172	109,510	112,186	123,236	127,717
Land	4,254	868	3,449	1,827	4,528	4,901	5,126	5,117	5,291	5,810	6,020	6,239	6,170	6,320	6,943	7,195
Buildings and other constructions	98%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Machinery, equipment, and related spare parts	16,160	13,085	25,891	20,710	29,266	31,680	33,130	33,074	34,197	37,551	38,911	40,322	33,895	34,723	38,144	39,530
Furniture and fixtures	191	318	432	872	167	181	189	189	195	214	222	230	193	198	218	226
Transportation units	7,523	658	160	2,472	2,472	2,676	2,798	2,794	2,889	3,172	3,287	3,406	2,863	2,933	3,222	3,339
Computer equipment and tools	3,731	2,849	3,209	4,164	5,050	5,466	5,717	5,707	5,901	6,480	6,714	6,958	5,849	5,992	6,582	6,821
Ongoing works and units to be received	53,120	143,540	174,435	40,788	52,272	56,583	59,174	59,074	61,080	67,069	69,499	72,018	60,540	62,020	68,128	70,605
Normal Capex / Sales	*4.38%*	*7.62%*	*10.64%*	*3.58%*	*4.43%*	*4.43%*	*4.43%*	*4.43%*	*4.43%*	*4.43%*	*4.43%*	*4.43%*	*3.80%*	*3.80%*	*3.80%*	*3.80%*
Other Capex	3,299	13,214	66,644	2,488	3,524	3,524	3,632	3,628	3,712	3,963	4,065	4,171	4,137	4,210	4,512	4,634
Mining concessions	21	-	36,184	-	157	-	-	-	-	-	-	-	-	-	-	-
Mine development costs	3,435	7,311	19,870	1,023	1,280	1,152	1,152	1,152	1,152	1,152	1,152	1,152	1,152	1,152	1,152	1,152
Quarry closure	(260)	2,745	4,458	1,465	2,087	2,372	2,481	2,476	2,561	2,812	2,913	3,019	2,986	3,059	3,360	3,482

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  costs  Capitalization of interest  103  3,158  6,132  -  -  -  -  -  -  -  -  -  -  -  -  -  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.3. Projection of the statement of financial position for CPAC

(6/7)

Intangibles by Category — Consolidated (Thousands of S/)

Category / Item	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Total — all categories																
Starting balance	49,640	50,494	56,861	62,920	63,596	62,800	54,720	45,810	36,533	28,642	30,974	32,769	34,516	35,844	37,049	38,732
Acquisitions (total intangibles)	8,891	14,981	16,190	16,769	15,847	6,428	6,698	6,652	6,850	7,505	7,745	7,993	7,862	8,018	8,785	9,066
Reductions and transfers, net	64	248	(425)	(679)	(93)	-	-	-	-	-	-	-	-	-	-	-
Total amortization for the year	(8,101)	(8,862)	(9,706)	(15,414)	(16,550)	(14,508)	(15,609)	(15,928)	(14,741)	(5,173)	(5,950)	(6,246)	(6,534)	(6,813)	(7,102)	(4,993)
FINAL BALANCE — TOTAL	**50,494**	**56,861**	**62,920**	**63,596**	**62,800**	**54,720**	**45,810**	**36,533**	**28,642**	**30,974**	**32,769**	**34,516**	**35,844**	**37,049**	**38,732**	**42,805**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.3. Projection of the statement of financial position for CPAC (7/7)  Commercial and Miscellaneous Accounts Payable (Thousands of S/)  Item  2021  2022  2023  2024  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Commercial accounts payable  111,336  159,096  107,327  96,549  94,657  104,664  110,337  111,687  116,897  128,588  134,055  139,784  140,147  144,759  160,098  167,049  Taxes and benefits (*)  8,638  11,347  17,225  18,747  54,393  21,717  22,712  22,673  23,443  25,742  26,674  27,641  27,336  28,004  30,763  31,881  Remuneration payable  20,835  19,735  27,792  36,405  28,757  29,394  30,233  30,898  31,578  32,210  32,854  33,511  34,181  34,865  35,815  36,790  Interest payable  29,871  26,611  29,828  28,280  26,954  26,196  25,437  24,679  16,550  14,782  13,013  11,245  9,477  8,593  8,593  8,593  Accounts payable for the purchase of PPE (note 9e)  7,615  14,560  9,379  17,122  26,754  10,109  10,109  10,109  10,109  10,109  10,109  10,109  10,109  10,109  10,109  10,109  Advances received from customers  14,668  14,702  7,383  10,380  12,118  13,153  13,774  13,747  14,228  15,666  16,249  16,852  16,659  17,075  18,802  19,500  Dividends payable (note 15g)  9,550  9,764  10,322  11,097  11,823  12,288  12,753  13,218  13,684  14,149  14,614  15,079  15,544  16,009  16,474  16,940  Contract liability (2023 only)  8,343  Financial cost of hedging instruments payable  6,213  5,978  Compensation to the board of directors  5,615  5,191  4,700  5,243  4,790  4,814  4,838  4,862  4,887  4,911  4,936  4,960  4,985  5,010  5,035  5,060  Escrows  4,645  4,127  3,488  3,242  3,741  3,760  3,779  3,797  3,816  3,835  3,855  3,874  3,893  3,913  3,932  3,952  Account payable to principal and affiliates  143  2,686  516  23  -  -  -  -  -  -  -  -  -  -  -  -  Other accounts payable  8,425  10,757  5,208  14,963  19,920  27,340  27,404  27,468  27,533  27,598  27,663  27,729  27,795  27,861  27,928  27,995  Total accounts payable  227,554  284,554  231,511  242,051  283,907  253,435  261,375  263,140  262,723  277,590  284,022  290,786  290,127  296,198  317,550  327,869  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.4. CPAC Working Capital Projection

(Thousands of S/)

Accounts	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Current assets														
Trade and other accounts receivable	99,688	131,168	146,674	142,612	147,835	147,738	151,806	163,753	168,660	173,745	172,276	175,822	190,139	196,002
Inventories	791,074	773,997	707,143	683,749	720,713	729,516	763,467	839,641	875,265	912,599	914,973	945,023	1,044,962	1,090,254
Prepaid expenses	6,809	6,872	17,503	18,947	19,814	19,781	20,452	22,458	23,271	24,115	23,849	24,432	26,838	27,814
Total current operating assets	**897,571**	**912,037**	**871,320**	**845,308**	**888,362**	**897,035**	**935,725**	**1,025,852**	**1,067,197**	**1,110,460**	**1,111,098**	**1,145,277**	**1,261,939**	**1,314,070**
Current liabilities														
Commercial and Miscellaneous Accounts Payable	231,511	242,051	283,907	253,435	261,375	263,140	262,723	277,590	284,022	290,786	290,127	296,198	317,550	327,869
Total operating current liabilities	**231,511**	**242,051**	**283,907**	**253,435**	**261,375**	**263,140**	**262,723**	**277,590**	**284,022**	**290,786**	**290,127**	**296,198**	**317,550**	**327,869**
Operating working capital	**666,060**	**669,986**	**587,413**	**591,873**	**626,987**	**633,895**	**673,001**	**748,262**	**783,175**	**819,674**	**820,971**	**849,079**	**944,390**	**986,201**

(*) Operating working capital is defined as: trade accounts receivable, inventories, and prepaid expenses, less trade accounts payable. Excludes cash and financial debt.

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.5. Projection of CPAC property, plant and equipment

(Thousands of S/)

Item	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Starting balance	**2,031,139**	**2,005,714**	**2,008,340**	**1,974,128**	**1,935,541**	**1,896,786**	**1,868,047**	**1,841,255**	**1,814,586**	**1,767,305**	**1,779,111**	**2,402,833**
(+) Normal CapEx and others (concessions, mine, quarry closure)	97,279	105,011	109,766	109,583	113,264	124,258	128,718	133,343	113,647	116,397	127,748	132,351
(+) Extraordinary CapEx (Expansion)	17,875	37,290	-	-	-	-	-	-	-	-	572,019	-
(-) Reductions and transfers, net	(2,967)	-	-	-	-	-	-	-	-	-	-	-
(-) Depreciation of the fiscal year	(137,612)	(139,675)	(143,979)	(148,170)	(152,019)	(152,997)	(155,511)	(160,012)	(160,928)	(104,590)	(76,045)	(86,139)
Ending balance	2,005,714	2,008,340	1,974,128	1,935,541	1,896,786	1,868,047	1,841,255	1,814,586	1,767,305	1,779,111	2,402,833	2,449,044
Normal CapEx and others / Net Sales	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*3.9%*	*3.9%*	*3.9%*	*3.9%*
Total CapEx / Net Sales	*5.4%*	*6.2%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*4.6%*	*3.9%*	*3.9%*	*21.6%*	*3.9%*

Note: Extraordinary CapEx (expansion) corresponds to:
2025: S/ 17,875 thousand in vehicles. 2026: S/ 37,290 thousand in ongoing works. 2035: S/ 572,019 thousand in machinery.
For the rest of the years, the extraordinary CapEx is zero.
Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios  16.5.2.6. Projection of right-of-use asset and lease liability for CPAC  (Thousands of S/)  Item  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Right-of-use asset, net (balance)  16,988  19,154  20,991  22,248  23,380  24,946  26,348  27,646  28,440  29,217  30,695  32,098  Leasing liabilities, current  4,879  6,452  6,877  7,271  7,732  8,469  9,333  10,339  11,335  12,446  13,949  15,671  Leasing liability, non-current  11,350  10,658  11,361  12,011  12,773  13,991  15,418  17,079  18,725  20,560  23,043  25,888  Total leasing liability  16,229  17,110  18,238  19,282  20,505  22,461  24,751  27,418  30,060  33,005  36,992  41,559  Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026 (Note 10b); 2026-2036 projections. Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.7. Estimation of CPAC's terminal value (1/2): assumptions and normalized NOPAT for the terminal year

The terminal value (TV) is estimated using the value driver formula: TV = NOPAT 2037 × (1 – g / RONIC) / (WACC – g), where NOPAT is the operating profit after taxes, g the growth in perpetuity, RONIC (return on new invested capital) the return on new investment and WACC is the weighted average cost of capital. The NOPAT is based on a normalized 2036 figure, rather than the 2034-2036 average, which conflates years both before and after the 2035 expansion. Reinvestment is not averaged: it is derived from g and the RONIC, so growing in perpetuity requires investing.

Item	Value	Substantiation
1. Assumptions		
WACC	9.82%	Cash flow discount rate (WACC calculation)
g (perpetual growth post-2036)	3.20%	Long-term private investment growth
RONIC (return on new investment)	17.88%	Average 2034-2036 of projected ROIC: NOPAT valuation / average invested capital
Memo: Average Accounting ROIC 2034-2036	17.20%	Accounting NOPAT / average invested capital; reference supporting RONIC
2. Normalized NOPAT for the terminal year (2036), Thousands of S/		
Adjusted EBIT 2036 (excluding employee profit sharing)	904,222	Projected EBIT 2036
Model D&A 2036	91,132	Depressed in 2034-2036 (S/ 83-111 million) by fully depreciated assets
Normalized D&A (= 2036 maintenance CAPEX)	141,417	At steady state D&A converges to replenishment CAPEX
(–) D&A normalization adjustment	(50,285)	Lower EBIT due to higher normalized D&A
Normalized EBIT 2036	**853,937**	Adjusted EBIT 2036 + D&A normalization adjustment
Effective income tax rate + worker profit sharing	36.06%	Projected effective rate 2036
Normalized NOPAT before the contract-closing bonus	546,024	Normalized EBIT × (1 – effective rate)
(–) Contract-closing bonus, net	(16,396)	It is paid every three years; it is normalized to the average for the 2034–2036 cycle.
Normalized NOPAT 2036	**529,628**	**Base for the first-year cash flow in perpetuity (2037)**

Note: Without normalizing the D&A for 2034-2036, which is suppressed due to fully depreciated assets, EBIT would remain inflated in perpetuity. The contract-closing bonus is paid net of taxes. Figures in thousands of S/ unless otherwise indicated. Source: CPAC projections 2026-2036

Prepared by: EQUBO

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16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.7. CPAC terminal value estimate (2/2): 2037 flow and terminal value

To grow to g with a return equal to the RONIC, CPAC must reinvest g / RONIC = 17.90% of its NOPAT. The resulting 2037 FCF is capitalized at (WACC − g), yielding a TV of S/ 6,781,997 thousand at the end of 2036, equivalent to 6.8x the normalized 2036 EBITDA, which, when discounted, contributes S/ 2,597,139 thousand to the company's value.

Item	Value	Substantiation
3. First-year flow in perpetuity (2037), thousands of S/		
NOPAT 2037 = Normalized NOPAT 2036 × (1 + g)	546,576	529,628 × (1 + 3.20%)
Reinvestment rate = g / RONIC	17.90%	Part of the NOPAT that must be reinvested to grow to g with a return equal to the RONIC
(−) Total net reinvestment	(97,812)	NOPAT 2037 × reinvestment rate
of which: Δ working capital	(31,558)	Net operating working capital as of 2036 growing to g
of which: Growth CAPEX	(66,254)	Remainder of reinvestment: recurring capacity expansions
(+) Normalized D&A 2037	145,942	Normalized D&A 2036 × (1 + g)
(−) Maintenance CAPEX 2037	(145,942)	Asset base replenishment (= Normalized D&A)
FCF 2037	**448,764**	**= NOPAT 2037 × (1 − g / RONIC)**
4. Terminal value at the end of 2036, Thousands of S/		
TV = FCF 2037 / (WACC − g)	**6,781,997**	**448,764 ÷ (9.82% − 3.20%); method used in model**
TV discount factor	0.3829	Mid-2036 discount, consistent with projected flows
Discounted TV	**2,597,139**	**Contribution of terminal value to the value of the company**
Memo: TV with previous method (average FCF 2034-2036)	6,722,359	Difference of S/ 59,638 thousand in favor of the value driver (+S/ 0.05 per common share)
5. Consistency Checks		
TV implicit multiple / NOPAT 2037	12.4x	
TV implicit multiple / Normalized EBITDA 2036	6.8x	
Growth CAPEX / Normalized D&A	46.9%	Additional investment over replenishment that requires perpetual growth
RONIC Spread − WACC	8.06%	Positive: growth creates value. If RONIC = WACC, TV = NOPAT 2037 / WACC

Note: the WACC-g sensitivity analysis applies the same method. A lower RONIC (convergence to WACC) reduces the TV. Figures in thousands of S/ unless otherwise indicated.
Source: CPAC projections 2026-2036
Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5. Valuation as a going concern

16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.8. CPAC liquidity and solvency ratios

	Real		Projected				
Indicator	**2024**	**2025**	**2026**	**2028**	**2030**	**2033**	**2036**
Current ratio (times)	**1.30**	**1.09**	**1.03**	**0.92**	**1.15**	**1.68**	**1.86**
Acid test (times)	0.29	0.28	0.30	0.33	0.42	0.87	0.94
Cash ratio (times)	0.09	0.06	0.11	0.18	0.24	0.68	0.72
Working capital (Thousands of S/)	226,941	77,143	26,437	(104,678)	177,153	769,681	1,015,003
Total liabilities / Equity (times)	1.61	*1.60*	*1.39*	*1.08*	*0.76*	*0.49*	*0.37*
Total liability / assets (times)	0.62	0.62	0.58	0.52	0.43	0.33	0.27
Equity / Assets (times)	0.38	*0.38*	*0.42*	*0.48*	*0.57*	*0.67*	*0.73*
Financial Debt / EBITDA (times)	**2.72**	**2.79**	**2.01**	**1.82**	**1.19**	**0.94**	**0.78**
Net financial debt / EBITDA (times)	**2.59**	**2.68**	**1.85**	**1.47**	**0.83**	**(0.04)**	**(0.15)**
Interest coverage (times)	3.90	*3.73*	*5.46*	*5.67*	*9.12*	*11.14*	*15.40*
Interest coverage with EBITDA (times)	5.48	*5.45*	*7.19*	*7.70*	*11.57*	*14.31*	*17.30*

Notes: (1) Total liabilities / Equity = total liabilities ÷ equity; Total liabilities / Assets = total liabilities ÷ total assets; financial debt = current and non-current financial obligations (excluding leases). All ratios use year-end balances.
(2) The negative working capital in 2028 (S/ -104,678 thousand) is due to the reclassification of maturing debt (current financial obligations of S/ 900,956 thousand) to current liabilities, rather than to any operational constraints. A negative net financial debt/EBITDA ratio (in 2033 and 2036) indicates a net cash position, given that the same dividend amount is assumed; this does not affect the valuation based on discounted cash flow (DCF).
(3) 2025 includes the non-recurring charge for the acquisition of Holcim (S/ 77.6 million). Based on the 2025 adjusted EBITDA (S/ 584,207 thousand), the financial debt/EBITDA ratio would be 2.42, and the net financial debt/EBITDA ratio would be 2.33.

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.9. CPAC profitability ratios

	Real		Projected				
Indicator	**2024**	**2025**	**2026**	**2028**	**2030**	**2033**	**2036**
Gross margin (%)	**36.8%**	**38.1%**	**39.1%**	**37.3%**	**38.5%**	**37.2%**	**38.6%**
Gross margin without depreciation (%)	43.6%	44.6%	45.0%	43.4%	43.8%	42.5%	41.6%
Operating margin / EBIT (%)	19.8%	16.4%	22.0%	19.9%	22.6%	21.2%	23.5%
EBITDA margin (%)	27.8%	23.9%	28.9%	27.1%	28.7%	27.4%	27.0%
Adjusted EBITDA margin (%) (*)	27.8%	27.6%	28.9%	27.1%	28.7%	27.4%	27.0%
Net margin (%)	10.1%	7.3%	12.5%	11.4%	14.1%	13.6%	15.2%
ROE (%)	**16.4%**	**12.9%**	**22.0%**	**17.8%**	**20.3%**	**15.4%**	**14.8%**
ROA (%)	**6.3%**	**5.0%**	**9.2%**	**8.6%**	**11.5%**	**10.3%**	**10.8%**
Effective income tax rate (%)	32.9%	42.5%	30.5%	30.6%	30.3%	30.3%	31.0%

(*) 2025 includes the non-recurring charge for the acquisition of Holcim (S/ 77.6 million, Note 21). The adjusted EBITDA margin excludes: Adjusted EBITDA 2025 of S/ 584,207 thousand (27.6% of sales, compared to 23.9% reported). In the other years there are no non-recurring charges and both margins match.

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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16.5.2. Revenue projections, income statement accounts, statement of financial position, working capital, and financial ratios

16.5.2.10. CPAC efficiency and activity ratios

	Real		Projected				
Indicator	**2024**	**2025**	**2026**	**2028**	**2030**	**2033**	**2036**
Inventory turnover (times)	**1.61**	**1.85**	**2.04**	**2.05**	**1.99**	**1.98**	**1.88**
Inventory days (DIO)	226.09	197.03	178.84	177.67	183.79	184.79	194.67
Accounts receivable turnover (times)	15.08	14.43	16.07	16.19	16.59	16.74	17.16
Collection days (DSO)	24.20	25.29	22.72	22.54	22.01	21.80	21.27
Accounts payable turnover (times)	**5.16**	**4.61**	**5.51**	**5.70**	**6.01**	**6.23**	**6.23**
Payment days (DPO)	70.70	79.10	66.29	64.09	60.76	58.60	58.54
Cash conversion cycle (days)	**179.59**	**143.21**	**135.27**	**136.13**	**145.04**	**148.00**	**157.39**
Total asset turnover (times)	0.62	0.68	0.74	0.75	0.82	0.76	0.70

Note: Days inventory outstanding (DIO) in this table are calculated based on the total cost of sales. The inventory projection assumption (229 days, Annex 16.5.2.3 (4/7)) is calculated based on the cost of sales, excluding depreciation and personnel expenses; therefore, the two figures are not directly comparable.

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026; 2026-2036 projections. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  IFRS Standard 16  IFRS 16 - Accounting recognition principles  Until the entry into force of IFRS 16, companies distinguished between finance leases (recorded on the balance sheet) and operating leases (treated as current expenses). IFRS 16 standardizes this treatment: any lease agreement with a term exceeding one year must be reflected in the Statement of Financial Position, regardless of its nature.  At the inception of the contract, CPAC must calculate the present value of the committed future payments (discounted at the rate implicit in the contract or, failing that, at the incremental borrowing rate). This calculation results in two simultaneous items:  Item  Nature  Description  Right-of-use asset  Non-current asset  This represents the right to use the asset during the term of the contract  Lease obligation  Financial liability  Reflects the commitment to make future payments to the lessor  Once the initial items have been recognized, their subsequent development affects the financial statements in the following way:  In the income statement:  The right-of-use asset is depreciated on a straight-line basis over the term of the contract, giving rise to a charge for “depreciation of right-of-use assets.”  The liability is amortized at amortized cost, and the difference between the nominal payments and the present value constitutes a financial expense for accrued interest.  In the statement of cash flows:  Installment payments directly reduce the cash balance, impacting CPAC’s liquidity position.  Status  Effect  [Statement of] Financial Situation (SFS)  Increase in assets and liabilities by the present value of leases  Income [Statement] (IS)  Depreciation charge + financial expense for interest  Cash Flow [Statement] (CFS)  Cash outflow for lease payment installments

16.5. Valuation as a going concern

16.5.3. IFRS Standard 16

16.5.3.2. IFRS 16 adjustments to EBIT and EBITDA

- To isolate the effect of IFRS 16 on free cash flow, EBIT is adjusted by subtracting the lease payments made and adding back the estimated depreciation of the right-of-use asset (Note 10b).

(Thousands of S/)

Item	2026 (Apr-Dec)	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
EBIT excluding profit-sharing and closing bonus (with IFRS 16)	**402,316**	**592,607**	**561,994**	**573,487**	**681,570**	**706,277**	**730,070**	**686,580**	**753,022**	**885,212**	**904,728**
(-) Adjustment: lease payment (IFRS 16)	(6,105)	(8,319)	(8,502)	(8,689)	(8,863)	(9,040)	(9,221)	(9,405)	(9,594)	(9,785)	(9,981)
(+) Adjustment: right-of-use depreciation (IFRS 16)	3,933	5,913	6,480	6,868	7,217	7,701	8,133	8,534	8,779	9,019	9,475
Adjusted EBIT (excluding profit-sharing, bonus and IFRS 16)	**400,144**	**590,201**	**559,972**	**571,665**	**679,924**	**704,938**	**728,982**	**685,709**	**752,208**	**884,446**	**904,222**
Effective income tax rate + profit-sharing	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**	**36.1%**
NOPAT	255,860	377,386	358,057	365,534	434,757	450,751	466,125	438,455	480,976	565,532	578,177
Depreciation and amortization (N09+N10, excluding ADU)	**115,940**	**159,587**	**164,098**	**166,760**	**158,170**	**161,461**	**166,258**	**167,463**	**111,403**	**83,147**	**91,132**

Source: CPAC audited financial statements 2021-2025 and financial statements as of March 31, 2026 (Notes 9, 10 and 10b); 2026-2036 projections. Prepared by: EQUBO

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16.5.4. CPAC internal indicators and projections (Financial statements for public tender offer)

16.5.4.1. Contract settlement bonuses – collective bargaining agreements 2025-2027

Collective bargaining agreement 2025-2027	Signatories	Validity period	Increased remuneration	Contract settlement bonuses	Year 2025	Year 2026	Year 2027
Cementos Pacasmayo Collective Bargaining Agreement	Unified Workers' Union of Cementos Pacasmayo S.A.A. and Cementos Pacasmayo S.A.A.	January 1, 2025 to December 31, 2027	For each year: overall increase of S/ 9.00 daily (workers) and S/ 270.00 over monthly base salary (employees)	7.5 total monthly compensation	5.0 monthly compensation, scheduled for the second half of May 2025	1.5 total monthly compensation: 1 compensation in the first half of February and 0.5 in the first half of September	1.0 total monthly compensation: 0.5 in the first half of February and 0.5 in the first half of September
Dino Union Chiclayo	Labor Union of Workers of the Lambayeque Region at Distribuidora Norte Pacasmayo SRL (SITRELDINO) and Distribuidora Norte Pacasmayo SRL	January 1, 2025 to December 31, 2027	Monthly increases of S/118.00 (2025), S/ 119.00 (2026) and S/ 120.00 (2027)	7 monthly base compensations in total	4.5 base compensations, scheduled for the second half of June 2025	1.5 base compensations in total: 1 compensation in the first half of February and 0.5 in the first half of September	1 base compensation, payable in the first half of February 2027
Dino Piura Union	Labor Union of Workers of the Empresa Distribuidora Norte Pacasmayo SRL (SINDITRADINO) and Distribuidora Norte Pacasmayo SRL	January 1, 2025 to December 31, 2027	Monthly increases of S/ 118.00 (2025), S/ 119.00 (2026) and S/ 120.00 (2027)	7 monthly base compensations in total	4.5 base compensations, scheduled for the second half of June 2025	1.5 base compensations in total: 1 compensation in the first half of February and 0.5 in the first half of September	1 base compensation, payable in the first half of February 2027
Dino Trujillo Union	Labor Union of Workers of Distribuidora Norte Pacasmayo SRL (SITRADINO) and Distribuidora Norte Pacasmayo SRL	January 1, 2025 to December 31, 2027	Monthly increases of S/ 118.00 (2025), S/ 119.00 (2026) and S/ 120.00 (2027)	7 monthly base compensations in total	4.5 base compensations, scheduled for the second half of June 2025	1.5 base compensations in total: 1 compensation in the first half of February and 0.5 in the first half of September	1 base compensation, payable in the first half of February 2027

Source: Cementos Pacasmayo S.A.A. and Distribuidora Norte Pacasmayo SRL, collective bargaining agreements 2025-2027. Prepared by: EQUBO

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 16.5. Valuation as a going concern  E3  115  16.5.4. CPAC internal indicators and projections (Financial statements for public tender offer)  16.5.4.2. Installed capacity, production, and utilization by CPAC plant  Installed capacity, production, and utilization by plant – 2021 to Q1 2026 (thousand MT and %)  Plant  2021  2022  2023  2024  2025  Q1 2026  Cap.  Prod.  Util.  Cap.  Prod.  Util.  Cap.  Prod.  Util.  Cap.  Prod.  Util.  Cap.  Prod.  Util.  Cap.  Prod.  Util.  Cement  Pacasmayo  2,900  1,970  67.9%  2,900  1,768  61.0%  2,900  1,656  57.1%  2,900  1,668  57.5%  2,900  1,825  62.9%  725  479  66.0%  Piura  1,600  1,324  82.8%  1,600  1,361  85.1%  1,600  1,032  64.5%  1,600  843  52.7%  1,600  887  55.4%  400  220  55.1%  Rioja  440  338  76.8%  440  307  69.8%  440  259  58.9%  440  320  72.7%  440  340  77.3%  110  86  78.0%  Total cement  4,940  3,632  73.5%  4,940  3,436  69.6%  4,940  2,947  59.7%  4,940  2,831  57.3%  4,940  3,052  61.8%  1,235  785  63.5%  Clinker  Pacasmayo  1,500  879  58.6%  1,500  935  62.3%  1,756  1,098  62.5%  1,756  1,273  72.5%  1,756  1,189  67.7%  439  337  76.9%  Piura  1,000  893  89.3%  1,000  1,023  102.3%  990  799  80.7%  990  609  61.5%  990  616  62.2%  248  173  69.9%  Rioja  280  264  94.3%  280  240  85.7%  289  200  69.2%  289  242  83.4%  289  248  85.8%  72  65  90.1%  Total clinker  2,780  2,036  73.2%  2,780  2,198  79.1%  3,035  2,097  69.1%  3,035  2,124  70.0%  3,035  2,053  67.6%  759  576  75.9%  Note:  CPAC defines the utilization ratio as the production of the indicated period divided by the installed capacity of that same period.  CPAC currently estimates the clinker capacity considering 330 days of production.  The Rioja plant does not produce quicklime; one of the clinker kilns and the Waelz rotary kiln are equipped to produce quicklime.  Source: CPAC information as of 03/31/2026 (Q1 2026). Prepared by: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.4. CPAC internal indicators and projections (Financial statements for public tender offer)  16.5.4.3. Volumes, prices and costs by business segment (reference information)  Item  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Cement  Dispatch Volume (mt)  3,045,251  3,167,430  3,294,127  3,425,892  3,562,927  3,705,445  3,816,608  3,931,106  4,049,039  4,170,510  4,295,626  4,424,495  Volume to Third Parties (mt)  2,838,321  2,935,193  3,067,538  3,181,582  3,301,576  3,429,536  3,532,422  3,638,395  3,747,547  3,859,973  3,975,772  4,095,046  Price (S/ x mt)  614.8  615.9  617.0  619.7  622.3  624.5  627.5  630.5  633.6  636.7  639.8  642.9  Unit costs (S/ x mt)  307.6  308.6  322.1  323.5  325.5  332.2  344.2  342.1  347.5  358.8  367.6  363.0  Total segment (S/ x mt)  Price (S/ x mt)  614.8  615.9  617.0  619.7  622.3  624.5  627.5  630.5  633.6  636.7  639.8  642.9  Unit costs (S/ x mt)  324.5  326.9  339.1  341.3  343.8  350.8  362.6  360.3  365.3  376.7  375.4  380.6  Variable cost  216.3  223.3  228.8  229.7  234.5  240.8  243.6  246.3  249.1  252.0  254.9  257.9  Raw materials  70.5  70.2  68.6  66.2  65.9  66.7  67.8  69.0  70.1  71.3  72.5  73.8  Fuel  34.7  37.2  41.0  41.3  40.7  40.9  40.9  41.6  42.3  43.1  43.8  44.5  Electricity  33.7  28.9  26.6  26.4  26.9  27.5  28.0  28.5  29.0  29.4  29.9  30.5  Other materials  4.7  4.7  5.0  5.1  5.2  5.4  5.3  5.4  5.5  5.6  5.7  5.8  Packaging  17.5  16.6  18.4  19.0  19.6  20.3  20.6  20.7  21.3  21.7  22.1  22.5  Freight  55.2  65.7  69.2  71.8  76.2  80.9  80.9  80.9  80.9  80.9  80.9  80.9  Fixed cost  108.2  103.5  110.4  111.5  109.3  110.0  119.0  114.0  116.1  124.7  120.4  122.7  Remuneration  22.8  20.0  21.5  24.5  21.8  22.0  28.9  22.8  23.1  29.5  23.9  24.3  Maintenance  36.7  37.4  41.0  41.8  43.4  44.7  45.5  46.3  47.1  47.9  48.7  49.5  Insurance  2.8  2.8  3.0  2.9  3.0  2.6  2.9  3.0  3.0  3.1  3.1  3.2  Depreciation  28.2  26.4  28.2  27.3  27.7  27.0  27.5  27.9  28.4  28.9  29.4  29.9  Others  17.7  16.9  16.5  15.0  13.5  13.3  14.2  14.1  14.5  15.4  15.3  15.8  Note: Information provided by Cementos Pacasmayo for reference purposes; of this, only the unit freight cost for 2026-2030 is used in the valuation model projections. Costs and prices in S/ per ton. Source: CPAC Preparation: EQUBO

 16.5. Valuation as a going concern  E3  115  16.5.4. CPAC internal indicators and projections (Financial statements for public tender offer)  16.5.4.4. Internal CPAC projections (PTO financial statements) - income statement, working capital variation and investments  Income statement item  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  Cement Volume (mt)  3,045,251  3,167,430  3,294,127  3,425,892  3,562,927  3,705,445  3,816,608  3,931,106  4,049,039  4,170,510  4,295,626  4,424,495  I. Income Statement (Thousand S/)  Sales  2,116,883  2,181,626  2,271,621  2,381,035  2,497,801  2,617,373  2,702,165  2,789,628  2,879,842  2,972,892  3,068,868  3,167,859  Cost of Sales  (1,310,017)  (1,294,188)  (1,373,229)  (1,453,966)  (1,524,882)  (1,617,774)  (1,703,841)  (1,742,492)  (1,808,846)  (1,903,023)  (1,950,152)  (2,025,366)  Gross Profit  806,866  887,438  898,392  927,069  972,919  999,598  998,325  1,047,135  1,070,996  1,069,869  1,118,716  1,142,493  Gross Margin (%)  38.1%  40.7%  39.5%  38.9%  39.0%  38.2%  36.9%  37.5%  37.2%  36.0%  36.5%  36.1%  Expenses  (382,140)  (395,628)  (405,801)  (436,973)  (439,552)  (452,682)  (485,526)  (484,925)  (501,897)  (536,463)  (537,644)  (556,462)  Operating Profit  424,726  491,810  492,591  490,096  533,367  546,916  512,799  562,211  569,099  533,406  581,072  586,031  Operating Margin (%)  20.1%  22.5%  21.7%  20.6%  21.4%  20.9%  19.0%  20.2%  19.8%  17.9%  18.9%  18.5%  Depreciation  159,481  148,065  152,609  152,609  152,609  152,609  155,109  157,609  160,109  162,609  171,882  190,427  EBITDA  584,207  639,875  645,200  642,705  685,976  699,525  667,908  719,820  729,208  696,015  752,954  776,458  EBITDA margin (%)  27.6%  29.3%  28.4%  27.0%  27.5%  26.7%  24.7%  25.8%  25.3%  23.4%  24.5%  24.5%  Financial expenses  (81,745)  (83,237)  (80,697)  (75,457)  (71,855)  (62,754)  (59,654)  (56,554)  (53,454)  (50,354)  (47,254)  (44,154)  Exchange rate variation, net  2,620  (439)  (232)  (232)  (232)  (232)  (232)  (232)  (232)  (232)  (232)  (232)  Profit Before Income Tax  345,600  408,134  411,662  414,407  461,280  483,930  452,913  505,425  515,413  482,820  533,586  541,645  Income Tax  (113,770)  (130,228)  (125,324)  (126,434)  (140,015)  (146,706)  (133,609)  (149,100)  (152,047)  (142,432)  (157,408)  (159,785)  Net Profit  231,830  277,906  286,338  287,973  321,265  337,225  319,304  356,325  363,366  340,388  376,178  381,860  Net margin (%)  11.0%  12.7%  12.6%  12.1%  12.9%  12.9%  11.8%  12.8%  12.6%  11.4%  12.3%  12.1%  Working Capital and Investment, Net  2025  2026  2027  2028  2029  2030  2031  2032  2033  2034  2035  2036  (Δ) Working Capital  (30,378)  (41,372)  (34,845)  (36,599)  (33,336)  (41,746)  (37,183)  (19,540)  (30,096)  (40,702)  (23,211)  (33,926)  Investment, net  (76,478)  (141,384)  (116,620)  (122,400)  (119,000)  (118,800)  (125,000)  (130,000)  (135,000)  (140,000)  (298,000)  (548,000)  Source: CPAC – Projections (PTO financial statement). Figures in thousands of S/, except volume (mt). Prepared by: EQUBO

16.5. Valuation as a going concern

16.5.4. CPAC internal indicators and projections (Financial statements for public tender offer)

16.5.4.5. CPAC Internal Projections (PTO financial statement) - Assumptions and Comments by Period

Assumption	2026	2027-2030	2031-2036
Volume	Following a strong start to the year, a slowdown in growth was anticipated, attributed to it being an election year. We had initial information regarding a potential El Niño event in late 2026.	An annual growth rate of 4% is projected, based on scenarios estimated by Apoyo Consultoría. It is a value above the historical average (3%).	We adopt a long-term growth rate based on historical data: 3% per year.
Price	An annual price increase of 0.5% is assumed, in line with the growth seen over the past year. This rate is based on a much more complex competitive landscape, taking into account the accelerated growth of imports, the rise of smaller local competitors, and the entry of new competitors.		
Costs of Sales	A CAGR of 5.7% is projected for the cost of sales. An increase in fuel prices is expected, with a particular impact on freight costs; the same applies to the prices of supplies.		The cost of sales CAGR decreases to 3.8%, partly due to the long-term stabilization of material prices.
Administrative expenses	A CAGR of 3.5% is assumed for administrative expenses, reflecting a decrease in the expenses-to-sales ratio from 18.1% in 2025 to 17.6% by 2036. Every 3 years, there is an increase resulting from the negotiation of a collective bargaining agreement with the unions, with the amounts for the Contract Closure Bonus shown for the years 2028, 2031, and 2034.		
Depreciation and Investments	The investment of S/141m is explained by two extraordinary projects: a co-processing facility at the Piura plant (US$5m) to reduce CO_2 emissions, and a distribution warehouse (US$6m).	For the period 2027-2034, a CAGR of 2.6% in Capex is assumed. The years 2035 and 2036 include an investment in a cement mill and a new clinker kiln, given that utilization rates reach 90% for cement and 100% for clinker, respectively.	
Interest and Debt Amortization	A debt amortization of S/80m by 2030 is assumed, in line with the capital structure plan, followed by an amortization of S/62m from 2031 onwards, corresponding to the annual amortization of local bonds.		
Working Capital	For the calculation of working capital, historical data, consisting of 206 days of inventory, 21 days of accounts receivable, and 70 days of accounts payable, are assumed.		
Works for Taxes	This includes the current commitments under agreements signed for "Works for Taxes" projects. Each year includes the difference between the investment in project advances and valuations, and the application of CIPRLs (*Certificado de Inversión Pública Regional y Local* [Regional and Local Public Investment Certificate]), in accordance with each estimated schedule.		

Source: CPAC, comments to projections (PTO financial statement). Prepared by: EQUBO

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 16.5. Valuation as a going concern  Discount Rate Estimate  Capital structure - Debt / (Debt + Equity)  Item  Value  Comment  1. Implied value of common shares  Price paid by Holcim (millions of S/)  1,850.4  Consideration for indirect participation via ASPI Investments  Common shares acquired indirectly  211,985,54  7  50.01% of 423,868,449 common shares  Implied value of 100% of common shares (millions of S/) - (A)  3,699.8  S/ 8.73 per common share  2. Implied value of investment shares  Estimated price per investment share (S/)  7.06  Common share price / (1 + 23.7% premium)  Outstanding investment shares  4,238,397  Excludes 36,040,497 in treasury shares  Implied value of investment shares (millions of S/) - (B)  29.9  Total implied equity – (millions of S/)  3,729.8  (A+B) = E  3. Financial Obligations as of 03/31/2026 (millions of S/)  Financial obligations (current and non-current)  1,426.4  Notes, Corporate Bonds and Club Deal Loan  Leasing liabilities  -  Excludes lease liabilities (IFRS 16)  Total debt – D (millions of S/)  1,426.4  D/(D+E)  Equity is valued based on the implied price of the Holcim acquisition, rather than its book value, to reflect a capital structure based on market value.  Source: CPAC’s interim consolidated financial statements as of March 31, 2026 (Note 13); Holcim’s response to Official Letter No. 3910-2026-SMV/11.1 (purchase price of S/ 1,850,370,000 for a 50.01% stake); premium for voting rights: Moore (Hong Kong), median Q2 2023-Q1 2026.  Prepared by: EQUBO  27.7%  Debt / (Debt + Equity)  D / (D + E) = 1,426.4/5,156.1  38.2%  Debt / Equity  72.3%  Equity / (D + E)  E3  115

 16.5. Valuation as a going concern  16.5.5. Discount Rate Estimate  16.5.5.2. Risk-free rate (Rf)  A one-year average is used to smooth out daily volatility in the yield; during this period, the yield fluctuated between 3.97% and 4.58%.  Source: US Department of the Treasury — Daily Treasury Par Yield Curve Rates. Prepared by: EQUBO  4.23%  Rf utilized  Daily average of 365 days as of 03/30/2026  Apr-25  May-25  Jun-25  Jul-25  Aug-25  Sep-25  Oct-25  Nov-25  Dec-25  Jan-26  Feb-26  Mar-26  10-year U.S. Treasury yield — daily average (%)  E3  115

 16.5. Valuation as a going concern  16.5.5. Discount Rate Estimate  16.5.5.3. De-leveraged beta (βu) and re-leveraged beta (βl)  Construction Supplies — Emerging Markets  Value  Number of Companies  580  Industry average leveraged beta  1.00  Industry Average D/E  32.6%  Marginal tax rate used  24.71%  Unleveraged beta (βu)  0.80  βu = sector βl / [1 + (1 − marginal t) × sector D/E]  βl CPAC = βu × [1 + (1 − t CPAC) × D/E CPAC]  The beta of the Construction Supplies emerging market sector is used, a group that reflects CPAC’s cement business in an emerging economy.  The sector’s beta is deleveraged at the marginal rate of 24.71% and re-leveraged with the capital structure (D/E of 38.2%) and the CPAC tax rate (36.1%), resulting in a  βl of 1.00.  Source: Damodaran, Betas by Sector — Emerging Markets (updated 01/05/2026). Prepared by: EQUBO  Sector (βl)  1.00  Leveraged, EM  βI CPAC  1.00  D/E 38.2%  t 36.1%  βu  0.80  D/E 32.6%  t 24.71%  E3  115

 16.5. Valuation as a going concern  16.5.5. Discount Rate Estimate  16.5.5.4. Market Risk Premium (Rm)  Arithmetic Average  Geometric Average  Period  Shares – T-Bills  Shares – T-Bonds  Shares – T-Bills  Shares – T-Bonds  1928–2025  8.44%  7.03%  6.65%  5.48%  1976–2025  8.80%  6.56%  7.61%  5.79%  2016–2025  13.50%  14.52%  12.44%  13.79%  Rm corresponds to the historical premium of the S&P 500 (with dividends) on the 10-year U.S. Treasury bond, consistent with the use of the 10-year bond as a risk-free rate.  The geometric average, reflecting long-term composite performance, and the 50-year window (1976–2025), which excludes periods of lower market depth without concentrating on the recent cycle, are used.  Source: Damodaran, Historical Returns on Stocks, Bonds and Bills: 1928–2025 (histretSP, January 2026 issue). Prepared by: EQUBO  5.79%  Rm used  Geometrics, Shares - T-Bonds, 1976-2025  E3  115

16.5. Valuation as a going concern

16.5.5. Discount Rate Estimate
16.5.5.5. Country Risk Premium (Rp)

Peru — sovereign risk indicators	Value	Use
Moody's sovereign credit rating / S&P	Baa1 / BBB-	
10-year sovereign CDS	1.26%	
Excess CDS over Swiss CDS	1.12%	
Sovereign default spread based on rating	**1.36%**	**Rp used**
Country Default Spread (rating)	2.07%	Reference
Country Default Spread (CDS)	1.71%	Reference
Peru Total ERP (rating)	6.30%	Reference
Peru Total ERP (CDS)	5.94%	Reference

1.36%
Country risk premium used
Default spread of Peru based on Baa1 rating

- The Rp corresponds to the default spread that Damodaran assigns to the Peruvian sovereign rating, in line with the EMBIG of March 2026 (135 basis points)

Source: Damodaran, Country Default Spreads and Risk Premiums (January 2026 update). Prepared by: EQUBO

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 16.5. Valuation as a going concern  16.5.5. Discount Rate Estimate  16.5.5.6. Currency Risk Premium (Rc)  The spread between bonds from the same issuer denominated in soles and in dollars isolates exchange-rate risk, allowing a cost of equity (Ke), derived using variables in dollars, to be expressed in soles.  Source: BCRP — series PD31893DD (10-year sovereign bond in soles) and PD31894DD (10-year global bond in US$). Prepared by: EQUBO  0.85%  Rc used  Default spread of (daily average at 365 days as of 03/30/2026)  6.14%  Bond in soles  5.29%  Bond in dollars  Peruvian 10-year government bond yield - daily average (%)  Apr-25  May-25  Jun-25  Jul-25 Aug-25 Sep-25  10-year sovereign bond in soles  Oct-25  Nov-25 Dec-25 Jan-26  10-year global bond in dollars  Feb-26  Mar-26  E3  115

 16.5. Valuation as a going concern  16.5.5. Discount Rate Estimate  16.5.5.7. Cost of debt (Kd)  Corporate Bond  ISIN  Maturity  Coupon  YTM (SBS vector)  Balance at 03/31/2026 (Thousands of S/)  Weight  Contribution to Kd  CPACA2BC1A  PEP23950M017  02.01.2029  6.688%  5.011%  259,825  45.6%  2.29%  CPACA2BC2A  PEP23950M025  02.01.2034  6.844%  6.029%  309,616  54.4%  3.28%  Weighted Total  569,441  100.0%  5.56%  Kd reflects the market cost of CPAC’s debt: the yield to maturity (YTM) at which its corporate bonds, denominated in soles, are traded, based on the SBS price vector, weighted by the balance of each issuance.  Both bonds are trading above par (YTM is lower than the coupon rate), meaning the market cost is lower than the contractual cost of 6.8%.  Source: SBS, price vector as of 03/30/2026; CPAC interim consolidated financial statements as of 03/31/2026 (note 13). Prepared by: EQUBO  5.56%  Kd used (pre-tax)  Balance-weighted YTM  3.56%  Kd after tax  5.56% × (1- 36.1%)  AA+  Bond classification  SBS Price Vector  E3  115

 16.6  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

16.6. Valuation using multiples and comparable transactions

16.6.1. Estimation of multiples based on comparable transactions, 2022 – Q1 2026 (1/2)

Multiples from comparable transactions in emerging markets, 2022 – Q1 2026

Announcement Date	Target Name	Target Country	% of shares acquired	EV/EBITDA	EV/Revenue
01/12/2026	Misr Beni-Suef Cement Co SAE	Egypt	5.30	5.84x	2.13x
01/12/2026	Misr Beni-Suef Cement Co SAE	Egypt	9.40	5.84x	2.13x
01/07/2025	Guangdong Tapai Group Co Ltd	China (Mainland)	4.81	3.14x	1.29x
09/04/2025	Shree Digvijay Cement Co Ltd	India	9.04	8.23x	1.17x
08/26/2025	UNACEM Corp SAA	Peru	3.03	4.65x	1.11x
11/21/2024	Misr Beni-Suef Cement Co SAE	Egypt	10.00	6.92x	0.82x
11/03/2024	Misr Beni-Suef Cement Co SAE	Egypt	6.09	6.92x	0.82x
11/03/2024	Misr Beni-Suef Cement Co SAE	Egypt	5.97	6.92x	0.82x
21/10/2024	Misr Beni-Suef Cement Co SAE	Egypt	5.71	6.21x	0.74x
10/22/2024	Orient Cement Ltd	India	8.90	16.70x	2.55x
10/22/2024	Orient Cement Ltd	India	37.90	16.70x	2.55x
07/28/2024	The India Cements Ltd	India	4.30	33.74x	2.80x
07/28/2024	The India Cements Ltd	India	21.98	33.74x	2.80x
25/04/2024	Cemex Holdings Philippines Inc	Philippines	0.10	5.44x	1.17x
28/03/2024	Ambuja Cements Ltd	India	3.60	27.30x	5.27x
02/05/2024	Ssangyong C&E Co Ltd	South Korea	13.33	10.16x	2.54x
02/02/2024	Sichuan Hexie Shuangma Co Ltd	China (Mainland)	14.73	3.16x	2.85x
08/03/2023	Sanghi Industries Ltd	India	7.93	31.73x	2.95x
06/05/2023	Oman Cement Co SAOG	Oman	5.08	5.44x	1.20x
01/25/2023	Cemex Holdings Philippines Inc	Philippines	11.97	6.43x	1.14x
09/13/2022	Ambuja Cements Ltd	India	19.39	32.62x	6.07x
Simple median				6.92x	2.13x
Simple average				13.23x	2.14x
Median excluding split transactions and transactions below the threshold* **				6.92x	2.13x
Mean excluding split transactions and transactions below the threshold* **				13.39x	2.14x

** Filtered by: Macro Industry: Materials; Mid Industry: Construction Materials; Market Type: Emerging*

*** Transactions marked in gray are excluded from the calculation of the median and the average, as they are assumed to be a single transaction executed in two tranches (parts), given that they share the same date, target, and multiples.*

**** Transactions for which the percentage acquired (aggregated if there are multiple transactions involving the same target and date) is below the 5.00% minimum threshold are excluded. No. of observations: 13.*

Source: London Stock Exchange Group (LSEG)

Prepared by: EQUBO

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167

 16.6. Valuation using multiples and comparable transactions  E3  167  16.6.1. Estimation of multiples based on comparable transactions, 2022 – Q1 2026 (2/2)  Transactions with the same target and the same date: % of shares aggregated  Announcement Date  Target Name  Target Country  No. of transaction  % aggregated  01/12/2026  Misr Beni-Suef Cement Co SAE  Egypt  2  14.70  11/03/2024  Misr Beni-Suef Cement Co SAE  Egypt  2  12.06  10/22/2024  Orient Cement Ltd  India  2  46.80  07/28/2024  The India Cements Ltd  India  2  26.28  Note: % are expressed as a % of the target’s capital. Transactions with the same target and date are aggregated; none exceed 50%, so all correspond to minority interests. Source: London Stock Exchange Group (LSEG)  Prepared by: EQUBO

 16.6. Valuation using multiples and comparable transactions  E3  167  16.6.2. Estimation of multiples based on the market valuations of comparable companies as of 03/31/2026  Valuation multiples for comparable companies in South and Central America as of 03/31/2026  Company Name  Country  Industrial Classification (US)  EV/EBITDA (LTM)  EV/Revenue (LTM)  Cemex, S.A.B. de C.V.  Mexico  Cement Manufacturing  6.90x  1.32x  UNACEM Corp SAA  Peru  Cement Manufacturing  4.89x  1.11x  Fabrica Peruana Eternit SA  Peru  Clay Building Material and Refractories Manufacturing  1.44x  0.20x  Fabrica Nacional de Cementos SACA  Venezuela  Cement Manufacturing  2.43x  0.55x  Cementos Argos SA  Colombia  Cement Manufacturing  7.01x  1.60x  Manufacturas de Cemento SA  Colombia  Concrete Block and Brick Manufacturing  1.56x  0.34x  Corporacion Moctezuma SAB de CV  Mexico  Cement Manufacturing  6.99x  3.19x  Holcim Argentina SA  Argentina  Cement Manufacturing  46.40x  1.98x  Cemento Polpaico SA  Chile  Cement Manufacturing  10.23x  0.99x  Caribbean Cement Company Ltd  Jamaica  Cement Manufacturing  7.26x  2.38x  Trinidad Cement Ltd  Trinidad and Tobago  Cement Manufacturing  2.04x  0.52x  Consorcio Cementero del Sur SA  Peru  Cement Manufacturing  4.21x  0.96x  Holcim Ecuador SA  Ecuador  Cement Manufacturing  10.66x  4.07x  Loma Negra Compania Industrial Argentina SA  Argentina  Cement Manufacturing  14.10x  2.99x  Median (filtered)  6.95x  1.21x  Average (filtered)  9.01x  1.59x  * Filtered by: Macro Industry: Materials; Mid Industry: Construction Materials; NAICS National Industry Name: Cement Manufacturing, Clay Building Material and Refractories Manufacturing, Concrete Block and Brick Manufacturing; NAICS Sector Name: Manufacturing; Region: Central and South America; Market Type: Emerging / ** CPAC excluded / *** Calculated based on figures for the 12 months ending March 31, 2026  Source: London Stock Exchange Group (LSEG)  Prepared by: EQUBO

16.6. Valuation using multiples and comparable transactions

16.6.3. Estimation of multiples based on the valuations of comparable companies, 2023 - 2025: source PwC

Docusign Envelope ID: ED8C544D-65B2-4124-BAEE-8946BEC61859

Multiples for comparable companies

Determination of multiples (EV/EBITDA 2025)

General 2025	General Fwd	General 2025	General Fwd	Latam 2025	Latam Fwd	Middle East / Asia 2025	Middle East / Asia Fwd
Median: 6.9x	Median: 6.9x	Median: 6.9x	Median: 6.2x	Median: 6.4x	Median: 6.0x	Median: 6.9x	Median: 8.0x
Average: 6.6x	Average: 6.6x	Average: 6.8x	Average: 6.7x	Average: 6.5x	Average: 5.8x	Average: 6.4x	Average: 7.1x


2025
NTM EV/ Fwd EBITDA

	CEMEX	HOLCIM			TITAN		ARGOS	GCC						
2023	5.8x	8.8x	4.7x	5.5x	4.9x	4.7x	5.7x	7.8x	7.0x	12.9x	5.1x	4.2x	5.1x	6.3x
2024	4.7x	9.1x	4.4x	4.6x	6.6x	5.4x	7.6x	5.5x	6.1x	11.3x	6.8x	4.8x	4.4x	5.7x
2025	7.0x	6.9x	6.4x	6.9x	6.9x	6.4x	7.0x	6.2x	6.4x	7.4x	6.9x	5.1x	6.3x	13.8x
NTM EV/ Fwd EBITDA	6.8x	10.4x	5.7x	5.2x	5.3x	6.6x	6.0x	5.5x	6.0x	8.0x	-	3.1x	10.2x	7.4x
Average	5.8x	8.3x	5.2x	5.7x	6.1x	5.2x	6.8x	6.5x	6.5x	10.5x	6.3x	4.7x	5.3x	8.6x
Median	5.8x	8.8x	4.7x	5.5x	6.6x	4.7x	7.0x	6.2x	6.4x	11.3x	6.8x	4.8x	5.1x	6.3x

UNACEM is excluded from the comparable multiples due to its high level of geographic and business diversification, which distorts comparability with more focused companies, such as Cementos Pacasmayo, within the cement sector. Furthermore, Loma Negra is excluded due to the presence of temporary effects that inflate its multiples, primarily related to non-recurring, situational factors.

Source: CIQ. Prepared by: PwC.

PwC Valuation of Inversiones ASPI S.A. March 2026 76

Source: CPAC – material events
Prepared by: EQUBO

E3 170

 16.7  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.7. Value of the consideration  E3  172  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (1/4)  Pacasmayo [logo:]  Calle La Colonia No. 150,  Urb. El Vivero - Santiago de Surco Tel.: 317-6000  Lima, August 24, 2026 Attn.:  Securities Market Superintendency – SMV  Lima.-  Attention:  Mr. Alix Godos General Superintendent  General Superintendency for Conduct Oversight  Reference:  Official Letter No. 3910-2026-SMV/11.1  Dear Sirs,  We are writing to you in relation to Official Letter No. 3910-2026-SMV/11.1 (the “Official Letter”), notified to Cementos Pacasmayo S.A.A. (the “Company”) on August 17, 2026, whereby the General Superintendency for Conduct Oversight of the SMV requires the Company to:  Submit comments and/or explanations regarding the statements made in the document submitted by Mr. José Luis Cueto Jiras, a minority shareholder of the Company, and Mr. Xavier de Romaña Benson (the “Document”), indicating whether the statements are correct; or, failing that, specifying the corresponding amounts and items; and,  Specify the items and amounts that, as disclosed by the Company in the Material Event notice dated July 15, 2026, were treated as “adjustments” in determining the Final Purchase Price from the Purchase Price of S/ 1,850,370,000, clearly, precisely, and unequivocally indicating the amount corresponding to each item.  In this regard, it should be noted that the information requested in the official communication relates to aspects  concerning the acquisition by Holcim Ltd. of 99.99% of the shares of Inversiones ASPI S.A. (“ASPI”), a company that holds 50.01% of the share capital of the Company. (“Holcim”) (the “Transaction”). By its very nature, such information is under the exclusive control of the parties to the Transaction: Holcim, in its capacity as the acquirer of the shares of ASPI, and the former selling shareholders of ASPI, who participated directly in the negotiation of the terms and conditions of the Stock Purchase Agreement (“SPA”), including the purchase price adjustment mechanisms.  In this regard, and in accordance with the provisions of the Official Letter itself, the Company made the necessary arrangements to obtain the required information. Specifically, on August 19, 2026, the Company sent a communication to Holcim, in its capacity as new indirect controlling shareholder of the Company, requesting the necessary comments and information to address the SMV’s request.  On August 24, 2026, Holcim submitted its response to the Company, providing the requested comments and explanations regarding the points raised in the document, as well as clarifying the items and amounts corresponding to the adjustments applied to determine the Final Purchase Price under the Transaction.  Digitally signed by:  DIEGO RODA LYNCH  Date: 08/24/2026 11:05:45 p.m.  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV

 16.7. Value of the consideration  E3  172  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (1/4)  In response to the official communication, and within the timeframe granted for a reply, we hereby submit, as a material event, the response from Holcim, which is included as Annex 1 to this communication. Furthermore, in accordance with the express requirements set forth in the Official Communication, we submit, as Annex 2, a copy of the request for information that the Company addressed to Holcim, and, as Annex 3, a copy of the Official Communication and its own annex.  With nothing further, we remain at your disposal. Sincerely,  CEMENTOS PACASMAYO S.A.A.  Diego Roda Lynch  Stock Market Representative  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV  2

 16.7. Value of the consideration  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (2/4)  Lima, August 24, 2026  Attn.:  CEMENTOS PACASMAYO S.A.A.  Hand-delivered.-  Attention: Ms. Gabriela Dañino – Legal Director  Reference: Letter from Cementos Pacasmayo S.A.A. dated August 19, 2026 (the “CPAC Letter”)  To whom it may concern,  We are writing to you with reference to the CPAC letter mentioned above, in which you request information regarding a requirement notified to you by the Superintendency of the Securities Market (“SMV”) via Official Letter No. 3910-2026-SMV/11.1, concerning (i) the transfer of 99.99% of the shares of Inversiones ASPI S.A. (“ASPI”), the company that holds 50.01% of the share capital of Cementos Pacasmayo S.A.A. (“CPAC”), to Holcim Ltd. (“Holcim”) (the “Transaction”), and (ii) certain confirmations requested by certain minority shareholders of CPAC pursuant to the brief filed with SMV (the “Communication”).  Notwithstanding anything in this communication, we would like to reiterate Holcim’s commitment to conduct the public offer of acquisition of CPAC stock fairly, transparently and in accordance with applicable law.  We are attaching our comments as an Annex to this communication.  These answers are provided in English and Spanish. In the event of a discrepancy, the English version shall prevail. With nothing further, we remain at your disposal.  Sincerely,  HOLCIM LTD.  Represented by: Norberto German Ledea  HOLCIM LTD.  Represented by: Juan Carlos Vélez Gadea  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV  E3  172

 16.7. Value of the consideration  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (2/4)  ANNEX A  Submit your comments and/or explanations regarding the points raised in the document presented by the minority shareholders, indicating whether the statements are correct or, alternatively, specifying the corresponding amounts and line items:  Holcim response:  As was duly reported in our communication dated July 15, 2026, the Enterprise Value (“EV”) of CPAC, which amounted to USD 1.5 billion (approximately S/ 5.1 billion¹), served as the starting point for determining the share price, with this value calculated based on 100% of its common shares.  Certain adjustments were made to the EV, under which debt and debt-like items were deducted, and the cash and cash equivalent items were added, obtaining the Transaction Equity Value.  After applying the adjustments to the EV, an Equity Value of S/ 3.7 billion was obtained for 100% of CPAC’s shares, resulting in an amount of S/ 1,850,370,000, which reflects the 50.01% stake that ASPI holds in CPAC; this was, therefore, the agreed-upon consideration, as is correctly concluded in the Communication.  However, this consideration was subject to additional adjustments - as detailed in the following point - so that the final amount paid to the sellers amounted to a total of S/ 1,640,327,224.69, as reported in the Material Event of May 22, 2026.  Specify the items and amounts that, as indicated by Pacasmayo in the Material Event disclosure dated July 15, 2026, were considered “adjustments” for the purpose of determining the Final Purchase Price based on the Purchase Price of S/ 1,850,370,000, while clearly, precisely, and unequivocally stating the amount corresponding to each item.  Holcim response:  Through the Communication, the minority shareholders of CPAC requested confirmation that S/ 170 million relates to a debt that ASPI owed to Banco de Crédito del Perú, which was secured by CPAC common shares pledged as collateral, and that S/ 40 million corresponds to excess transaction costs.  In this regard, as indicated in our communication dated July 15, 2026, the transaction utilized a locked box pricing mechanism, in which the enterprise value was locked as of a specific past date (July 31, 2025) and subject to further reductions only under limited circumstances.  Therefore, the total amount of the deductions applied to the selling shareholders under the Transaction, in accordance with the mechanism described above, amounts to S/ 210,042,776. Accordingly:  ¹NOTE: Please note that the figure in soles is provided in this document for illustrative purposes only, and is not an amount expressly established in the SPA.  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV  E3  172

 16.7. Value of the consideration  E3  172  Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (2/4)  While the statements in the Communication are very close to the reality of the Transaction, the precise amounts of the additional deductions made to the purchase price of the Transaction were as follows:  The Company Financial Indebtedness Payoff Amount corresponding to a loan from Banco de Crédito del Perú in favor of ASPI amounted to S/ 169,709,810; and,  The Excess Transaction Expenses totaled S/ 40,332,966.  Thus, once these figures were deducted from the Purchase Price of S/ 1,850,370,000 mentioned in the preceding point, the resulting Final Purchase Price amounted to S/ 1,640,327,224, the figure actually reported in CPAC’s Material Event disclosure dated May 22, 2026.  Therefore, we confirm the assertion made by the minority shareholders that the adjustments were unrelated to the total economic value attributed to CPAC, which amounts to S/ 1,850,370,000 for the 50.01% interest acquired indirectly by Holcim.  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV

 16.7. Value of the consideration  E3  172  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (3/4)  Pacasmayo [logo:]  Calle La Colonia No. 150,  Urb. El Vivero - Santiago de Surco Tel.: 317-6000  Lima, August 19, 2026 Attn.:  Holcim Ltd.  Hand-delivered.-  Attention:  Norberto Ledea Carlos Arata  Reference:  Request for information required by the Superintendency of the Securities Market via Official Letter No. 3910-2026-SMV/11.1  To whom it may concern,  We are writing to you regarding Official Letter No. 3910-2026-SMV/11.1 (the “Official Letter”), which was notified to Cementos Pacasmayo S.A.A. (the “Company”) by the Superintendency of the Securities Market (SMV) on August 17, 2026. A complete copy of said document and its annex is attached hereto as Annex 1.  Through this official communication, the General Superintendency for Conduct Supervision (IGSC) of the SMV requests that we:  Submit comments and/or explanations regarding the information provided in the document submitted by the minority shareholders of the Company, José Luis Cueto Jiras and Xavier de Romaña Benson (attached to this letter), indicating whether the statements are correct; or, if not, specifying the corresponding amounts and items; and,  Specify the items and amounts that, as disclosed by the Company in the Material Event notice dated July 15, 2026, were treated as “adjustments” in determining the Final Purchase Price from the Purchase Price of S/ 1,850,370,000, clearly, precisely, and unequivocally indicating the amount corresponding to each item.  In this regard, we would greatly appreciate it if you, in your capacity as indirect acquirers of 50.01% of the Company’s share capital under the Share Purchase Agreement (“SPA”), could provide us with the aforementioned information, so that we may furnish a complete response to the Official Communication.  Please note that the SMV has granted a maximum period of five (5) business days to respond to the Official Letter, which will expire on Monday, August 24, 2026. Furthermore, the SMV requires that we submit a copy of this information request, as well as any responses we receive from you, in order to provide evidence of the actions taken. For these reasons, we would appreciate your feedback and information as soon as possible.  With nothing further, we remain at your disposal.  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV

 16.7. Value of the consideration  E3  172  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (3/4)  Sincerely,   [signature] Gabriela Dañino Sinclair Cementos Pacasmayo S.A.A.  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV

 16.7. Value of the consideration  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (4/4)  [emblem:]  PERÚ  Ministry  of Economy and Finance  SMV  Superintendency of the Securities Market  “Decade of Equal Opportunities for Women and Men” “Year of Hope and Strengthening Democracy”  San Isidro, August 17, 2026  OFFICIAL LETTER NO. 3910-2026-SMV/11.1  Mr.  Humberto Reynaldo Nadal Del Carpio General Manager  Cementos Pacasmayo S.A.A.  Calle La Colonia No. 150, Urbanización El Vivero Santiago de Surco, Lima.-  Ref. File No. 2026035996  I am writing to you regarding the document submitted on August 7, 2026 (a copy of which is attached to this letter) by Mr. José Luis Cueto Jiras and Mr. Xavier de Romaña Benson, in their capacity as minority shareholders of Cementos Pacasmayo S.A.A. (hereinafter, "Pacasmayo"), in which, regarding the recent material events disclosed by Pacasmayo, they note that the price agreed upon (the “Purchase Price”) in the Stock Purchase Agreement (SPA) for 99.99% of the shares of Inversiones ASPI S.A. (hereinafter, “ASPI”) amounted to S/ 1,850 million, whereas the net amount paid to the shareholders of ASPI (the "Final Purchase Price") was S/ 1,640 million, following the application of certain adjustments chargeable to the sellers which would represent a difference of approximately S/ 210 million relative to the purchase price; they request clarification regarding the specific items that account for this difference.  In this regard, as part of the supervisory activities conducted by the General Superintendency of Conduct Supervision (IGSC), it has been noted that, via a Material Event disclosure dated July 15, 2026, Pacasmayo responded to Official Letters No. 3113-2026-SMV/11.1 and No. 3171-2026-SMV/11.1, concerning the indirect acquisition of 50.01% of Pacasmayo’s share capital by Holcim Ltd. (hereinafter, "Holcim"), through the acquisition of 99.99% of the shares of Inversiones ASPI.  In this context, considering the various requests that the IGSC has had to make to Pacasmayo to disclose information regarding this matter, and the need to ensure maximum transparency of information to the market, and in accordance with the provisions of Article 30 of the Consolidated Text of the Securities Market Law (Legislative Decree No. 861, as approved by Supreme Decree No. 020-2023-EF), as well as Articles 3, 4, 8 (paragraph 8.1), and 27 of the Regulation on Material Events and Confidential Information (approved by SMV Resolution No. 005-2014-SMV/01 and its amendments), your client is required to provide the following:  1. Submit your comments and/or explanations regarding the points raised in the document presented by the minority shareholders, indicating whether the statements are correct or, alternatively, specifying the corresponding amounts and line items:  1 File No. 2026032265. Link:  https://www.smv.gob.pe/ConsultasP8/documento.aspx?vidDoc={B004699F-0000-CB1B-8C64-B0A70F8022DB}  Av. Paseo de la República  3617 San Isidro  Switchboard: 610-6300  www.smv.gob.pe  Page 1 de 2  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV  SIGN  Electronic document digitally signed within the framework of Law No. 27269, Digital Signatures and Certificates Act, its Regulations and amendments. The  authenticity of the document and authorship of the signature(s) can be verified at https://apps.firmaperu.gob.pe/web/validador.xhtml  E3  172

 16.7. Value of the consideration  16.7.1. Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (4/4)  [emblem:]  PERÚ  Ministry  of Economy and Finance  SMV  Superintendency of the Securities Market  “Decade of Equal Opportunities for Women and Men” “Year of Hope and Strengthening Democracy”  To address this request, you must make the necessary arrangements with ASPI, Holcim, and/or any other relevant individuals or entities, in order to obtain their comments and/or explanations regarding the points raised in the aforementioned document.  2. Specify the items and amounts that, as disclosed by the Company in the Material Event notice dated July 15, 2026, were treated as “adjustments” in determining the Final Purchase Price from the Purchase Price of S/ 1,850,370,000, clearly, precisely, and unequivocally indicating the amount corresponding to each item.  This request must be addressed within a maximum period of five (05) business days, starting from the business day following the notification of this official communication, via the “Material Events” section of the MVNet System; please include a copy of this official communication and its annex with your response.  Furthermore, your client must submit a copy of any information requests it may have sent to ASPI, Holcim, and/or any other relevant persons or entities in order to address this request, as well as a copy of any responses it may have received.  With nothing further, I remain at your disposal.  Sincerely, [signature] Alix Godos  General Superintendent  General Superintendency for Conduct Oversight  GM/EV/DC  BM/JC  Av. Paseo de la República  3617 San Isidro  Switchboard: 610-6300  www.smv.gob.pe  Page  2 de 2  Source: Material Event of 08/24/2026 communicated by CPAC to the SMV  Electronic document digitally signed within the framework of Law No. 27269, Digital Signatures and Certificates Act, its Regulations and amendments. The  authenticity of the document and authorship of the signature(s) can be verified at https://apps.firmaperu.gob.pe/web/validador.xhtml  E3  172

16.7. Value of the consideration

16.7.1. **Consideration reported by Holcim Ltd. and Material Event (08/24/2026) – Response to Official Letter No. 3910-2026-SMV/11.1 (4/4)**

Alix Godos

General Superintendent for Conduct Oversight

Securities Market Superintendency – SMV

To whom it may concern,

Upon reviewing the latest material events disclosed to the market by Cementos Pacasmayo, we observe that the purchase price in the SPA (Share Purchase Agreement) for 99.99% of the shares of ASPI was S/ 1,850 million. However, it was also reported that the net amount paid (Final Purchase Price) to ASPI shareholders was S/ 1.64 billion, after certain adjustments applicable to the sellers were deducted, which represents a difference of S/ 210 million from the purchase price.

According to the SPA, the agreed-upon Purchase Price of S/ 1.85 billion would be discounted, if there were to exist at the close of the transaction: (i) any debt recorded by ASPI on its balance sheet; and (ii) any excess transaction expenses.

We hereby respectfully request that Holcim confirm the item or items explaining the difference of S/ 210 million between the Purchase Price and the Final Purchase Price. In particular, we would appreciate confirmation that:

1) S/ 170 million corresponds to a debt that ASPI owed to Banco de Crédito del Perú, which was backed by common shares of Cementos Pacasmayo provided as collateral.
2) S/ 40 million corresponds to excess transactional expenses, or, alternatively, the specific nature of these costs must be clarified.

We consider this information to be of particular importance and it should be disclosed to the market, in order to assist in determining the minimum price for the Public Tender Offer (PTO). The amount of S/ 1.85 billion agreed by ASPI was the value that Holcim reported as the price paid for control of Pacasmayo Cementos. In this regard, the deductions applied to the agreed price would correspond to items other than the economic value attributed to Cementos Pacasmayo.

With no further matters to address, we send our regards.

Sincerely,

[signature]	[signature]
José Luis Cueto Jiras	Xavier de Romaña Benson
National ID 09398088	National ID 09336262
Email: jlcueto@niklaspartners.com	Email: xderomana@niklaspartners.com

Source: Material Event of 08/24/2026 communicated by CPAC to the SMV

E3

181

 16.7. Value of the consideration  E3  172  16.7.2. Information provided by Holcim Ltd. on the value of the consideration  Price Adjustments & Final Purchase Price  Concept  Amount (PEN)  Initial Purchase Price (for 50.01% indirect stake in CPAC)  S/ 1,850,370,000  (-) Company Financial Indebtedness Payoff Amount  S/ 169,709,810  (-) Excess Transaction Expenses  S/ 40,332,966  Total Deductions  S/ 210,042,776  Final Purchase Price  S/ 1,640,327,224.69  Implied Price of the CPAC's Common Stock  This Equity Value was derived from a starting Enterprise Value of S/ 5,100 million (approximately USD 1,500 million), which was then adjusted by deducting debt/debt-like items and adding cash/cash-like items.  The transaction established an Equity Value of S/ 3,700 million for 100% of CPAC's common shares.  The deductions (totaling S/ 210,042,776) were specific to ASPI's liabilities (Company Financial Indebtedness) or one-off transaction expenses which did not alter the implied price attributed to CPAC's underlying common stock.  The S/ 1,850,370,000 Initial Purchase Price directly reflects the proportional 50.01% stake ASPI holds in CPAC based on that S/ 3,700 million total Equity Value. Further, as disclosed in the Hecho de Importancia on 24 August 2026 Oficio No. 3910-2026-SMV/11.1 - "the adjustments were not in relation to the overall economic value ascribed to CPAC, which amounts to S/ 1,850,370,000 for the 50.01% acquired indirectly by Holcim."  As ASPI's sole asset at closing was its shares in the CPAC, and the Sellers had agreed to indemnify Holcim for any losses related to other business undertaken by ASPI in the past, the foregoing values ascribed to the CPAC comprised the entirety of the relevant consideration for the acquisition of ASPI.  Source: Holcim  Source: Holcim Ltd. (L: original English version; R: Spanish translation by EQUBO)

 16.7. Value of the consideration  E3  172  16.7.2. Information provided by Holcim Ltd. on the value of the consideration  Price Adjustments and Final Purchase Price  Item  Amount (S/)  Initial Purchase Price (for the 50.01% indirect share in CPAC)  S/ 1,850,370,000  (-) Amount for the Repayment of the Company’s Financial Indebtedness  S/ 169,709,810  (-) Excess Transaction Expenses  S/ 40,332,966  Total Deductions  S/ 210,042,776  Final Purchase Price  S/ 1,640,327,224.69  Implied Price of the Common Shares of CPAC  This Equity Value was derived from an initial Enterprise Value of S/ 5,100 million (approximately USD 1,500 million), which was adjusted by deducting debt and debt-like items, and adding cash and cash-like items.  The transaction established an Equity Value of S/ 3.7 billion for 100% of CPAC’s common shares.  The deductions (totaling S/ 210,042,776) related specifically to ASPI’s liabilities (the Company’s financial indebtedness) or to non-recurring transaction expenses, which did not alter the implied price attributed to the underlying common shares of CPAC.  The Initial Purchase Price of S/ 1,850,370,000 directly reflects the 50.01% proportional stake that ASPI holds in CPAC, based on a total Equity Value of S/ 3,700 million. Furthermore, as disclosed in the Material Event filing dated August 24, 2026, Official Letter No. 3910-2026-SMV/11.1: “the adjustments were unrelated to the total economic value attributed to CPAC, which amounts to S/ 1,850,370,000 for the 50.01% stake acquired indirectly by Holcim.”  Given that ASPI’s only asset at the time of closing was its shares in CPAC, and that the Sellers had committed to indemnify Holcim for any losses related to other business activities previously conducted by ASPI, the aforementioned values attributed to CPAC constituted the entirety of the relevant consideration for the acquisition of ASPI.  Source: Holcim  Source: Holcim Ltd. (L: original English version; R: Spanish translation by EQUBO)

 16.8  Appendices:  Background of the Transaction  Financial Analysis of CPAC  Considerations for determination of the minimum price  Liquidation value  Valuation of securities based on the weighted average price  Valuation as a going concern  Valuation by multiples and comparable transactions  Value of remuneration  Price adjustment over time

 16.8. Price adjustment over time  16.8.1. Accounting exchange rate (S/ to US$) and passive interest rate in soles  Annual passive rate of transactions in soles as of 03/30/2026  Period  03/30/2026  In soles at 181 - 360 days  4.1400%  Accounting exchange rate (weighted average of buy and sell rates)  Source: Superintendency of Banking, Insurance and AFP (SBS) (https://www.sbs.gob.pe/app/pp/serieshistoricas2/paso3_TipodeCambio_Descarga.aspx?secu=03&step=3&opc=2) Preparation: EQUBO  Average from 09/30/2025 to 03/29/2026:  Exchange Rate Period Average  Exchange  E3  185

Acronym Glossary

Acronyms and abbreviations used in the report and its annexes

Acronym	Meaning	Abbreviation	Meaning
ADS	American Depositary Share (NYSE)	IR	Income tax
ADU	Right-of-use asset (IFRS 16)	Kd / Ke	Cost of debt / cost of equity
ASOCEM	Association of Cement Producers	LSEG	London Stock Exchange Group
ASPI	Inversiones ASPI S.A.	LTM	Last twelve months
BCRP	Banco Central de Reserva del Perú	MEF	Ministry of Economy and Finance
BVL	Lima Stock Exchange	MMM	MEF Multi-Annual Macroeconomic Framework
CapEx	Investment in property, plant and equipment and intangibles	MN	National currency
CONASEV	National Supervisory Commission on Companies and Securities (currently SMV)	IFRS	International Financial Reporting Standards
CPAC	Cementos Pacasmayo S.A.A. and subsidiaries (consolidated)	NOAA	National Oceanic and Atmospheric Administration (USA)
D&A	Depreciation and amortization	NOPAT	After-tax operating profit
DINO	Distribuidora Norte Pacasmayo S.R.L.	NYSE	New York Stock Exchange
DIO / DPO / DSO	Inventory / Payment / Collection Days	ONI	Oceanic Niño Index (NOAA)
EBIT	Earnings before interest and taxes	PTO	Public Tender Offer
EBITDA	EBIT plus depreciation and amortization	GDP	Gross domestic product
FS	Financial Statements	PDU	Right-of-use liabilities (IFRS 16)
ENFEN	National Study of the El Niño Phenomenon (Multisector Commission)	PPE	Property, Plant and Equipment
ERP	Equity Risk Premium	PT	Worker Profit-sharing
EV	Enterprise Value	Rc	Exchange risk premium
FCD	Discounted Cash Flow	Rf / Rm / Rp	Risk-free rate / market risk premium / country risk premium
FCF	Free Cash Flow	RONIC	Return on new invested capital
FEN	El Niño Phenomenon	SBS	Superintendency of Banking, Insurance, and AFP
g	Perpetual growth rate	SEC	Securities and Exchange Commission (U.S.A.)
GFCF	Gross fixed capital formation	SMV	Superintendency of the Securities Market
ICEN	Index of Coastal El Niño	SPA	Share purchase agreement
IGP	Geophysical Institute of Peru	mt	Metric Tons
INDECOPI	National Institute for the Defense of Competition and the Protection of Intellectual Property	PV / TV	Present Value / Terminal Value
INEI	National Institute of Statistics and Informatics	WACC	Weighted average cost of capital
CPI	Consumer Price Index	βu / βl	Unleveraged Beta / Leveraged Beta

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